                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.7

                          WERNER HOLDING CO. (DE), INC.

                      ------------------------------------

                                CREDIT AGREEMENT

                            dated as of June 11, 2003

                      ------------------------------------

                                  $230,000,000

                         Senior Secured Credit Facilities

                      ------------------------------------

                              JPMORGAN CHASE BANK,

                            as Administrative Agent,

                         CITIGROUP GLOBAL MARKETS INC.,

                              as Syndication Agent,

                                      and

                        J.P. MORGAN SECURITIES, INC. and
                         CITIGROUP GLOBAL MARKETS INC.,

                    as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                                           PAGE
SECTION 1.       DEFINITIONS..........................................................................       2
        1.1      Defined Terms........................................................................       2
        1.2      Other Definitional Provisions........................................................      25

SECTION 2.       TERM LOANS...........................................................................      25
        2.1      Term Loans...........................................................................      25
        2.2      Repayment of Term Loans..............................................................      25
        2.3      Use of Proceeds......................................................................      25

SECTION 3.       AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.....................................      26
        3.1      Revolving Credit Commitments.........................................................      26
        3.2      Commitment Fee.......................................................................      26
        3.3      Proceeds of Revolving Credit Loans...................................................      26
        3.4      Swing Line Commitment................................................................      26
        3.5      Issuance of Letters of Credit........................................................      28
        3.6      Participating Interests..............................................................      29
        3.7      Procedure for Opening Letters of Credit..............................................      29
        3.8      Reimbursement........................................................................      29
        3.9      Letter of Credit Fees................................................................      30
        3.10     Letter of Credit Reserves............................................................      31
        3.11     Further Assurances...................................................................      32
        3.12     Obligations Absolute.................................................................      32
        3.13     Assignments..........................................................................      33
        3.14     Participations.......................................................................      33
        3.15     Replacement of the Issuing Lender....................................................      33

SECTION 4.        [RESERVED]..........................................................................      33

SECTION 5.       GENERAL PROVISIONS APPLICABLE TO LOANS...............................................      33
        5.1      Procedure for Borrowing..............................................................      33
        5.2      Conversion and Continuation Options..................................................      34
        5.3      Changes of Commitment Amounts........................................................      35
        5.4      Optional and Mandatory Prepayments; Repayments of Term Loans.........................      36
        5.5      Interest Rates and Payment Dates.....................................................      41
        5.6      Computation of Interest and Fees.....................................................      42
        5.7      Certain Fees.........................................................................      42
        5.8      Liability to Determine Interest Rate.................................................      42
        5.9      Pro Rata Treatment and Payments......................................................      43
        5.10     Illegality...........................................................................      45
        5.11     Requirements of Law..................................................................      46
        5.12     Indemnity............................................................................      49

                                                                                                            PAGE
        5.13     Repayment of Loans; Evidence of Debt..................................................      49
        5.14     Replacement of Lenders................................................................      50

SECTION 6.       REPRESENTATIONS AND WARRANTIES........................................................      50
        6.1      Financial Condition...................................................................      50
        6.2      No Change.............................................................................      51
        6.3      Corporate Existence; Compliance with Law..............................................      52
        6.4      Corporate Power; Authorization........................................................      52
        6.5      Enforceable Obligations...............................................................      53
        6.6      No Legal Bar..........................................................................      53
        6.7      No Material Litigation................................................................      53
        6.8      Investment Company Act................................................................      54
        6.9      Federal Regulation....................................................................      54
        6.10     No Default............................................................................      54
        6.11     Taxes.................................................................................      54
        6.12     Subsidiaries; Immaterial Subsidiaries.................................................      55
        6.13     Ownership of Property; Liens..........................................................      55
        6.14     ERISA.................................................................................      55
        6.15     Collateral Documents..................................................................      56
        6.16     Copyrights, Patents, Permits, Trademarks and Licenses.................................      57
        6.17     Environmental Matters.................................................................      57
        6.18     Accuracy and Completeness of Information..............................................      58
        6.19     Solvency..............................................................................      58
        6.20     Labor Matters.........................................................................      58

SECTION 7.       CONDITIONS PRECEDENT..................................................................      59
        7.1      Conditions to Initial Loans and Letters of Credit.....................................      59
        7.2      Conditions to All Loans and Letters of Credit.........................................      63

SECTION 8.       AFFIRMATIVE COVENANTS.................................................................      64
        8.1      Financial Statements..................................................................      64
        8.2      Certificates; Other Information.......................................................      65
        8.3      Payment of Obligations................................................................      67
        8.4      Conduct of Business and Maintenance of Existence......................................      67
        8.5      Maintenance of Property; Insurance....................................................      67
        8.6      Inspection of Property; Books and Records; Discussions................................      68
        8.7      Notices...............................................................................      68
        8.8      Environmental Laws....................................................................      69
        8.9      Additional Collateral.................................................................      70
SECTION 9.       NEGATIVE COVENANTS....................................................................      72
        9.1      Indebtedness..........................................................................      73
        9.2      Limitation on Liens...................................................................      75
        9.3      Limitation on Contingent Obligations..................................................      77
        9.4      Prohibition of Fundamental Changes....................................................      77
        9.5      Prohibition on Sale of Assets.........................................................      78

                                                                                                           PAGE
        9.6      Limitation on Investments, Acquisitions, Loans and Advances.........................       79
        9.7      Capital Expenditures................................................................       82
        9.8      Interest Rate Agreements............................................................       83
        9.9      Debt to EBITDA......................................................................       83
        9.10     Interest Coverage...................................................................       84
        9.11     [RESERVED]..........................................................................       84
        9.12     Limitation on Dividends.............................................................       84
        9.13     Transactions with Affiliates........................................................       85
        9.14     Prepayments and Amendments of Permanent Subordinated Debt...........................       86
        9.15     Limitation on Changes in Fiscal Year................................................       86
        9.16     Limitation on Business..............................................................       86
        9.17     Designated Senior Indebtedness......................................................       86

SECTION 10.      EVENTS OF DEFAULT...................................................................       87

SECTION 11.      THE AGENTS; THE ISSUING LENDER......................................................       90
        11.1     Appointment.........................................................................       90
        11.2     Delegation of Duties................................................................       90
        11.3     Exculpatory Provisions..............................................................       90
        11.4     Reliance by the Administrative Agent................................................       90
        11.5     Notice of Default...................................................................       91
        11.6     Non-Reliance on Agents and Other Lenders............................................       91
        11.7     Indemnification.....................................................................       92
        11.8     Each Agent in its Individual Capacity...............................................       92
        11.9     Successor Administrative Agent......................................................       92
        11.10    Issuing Lender as Issuer of Letters of Credit.......................................       93

SECTION 12.      MISCELLANEOUS.......................................................................       93
        12.1     Amendments and Waivers..............................................................       93
        12.2     Notices.............................................................................       94
        12.3     No Waiver; Cumulative Remedies......................................................       95
        12.4     Survival of Representations and Warranties..........................................       96
        12.5     Payment of Expenses and Taxes.......................................................       96
        12.6     Successors and Assigns; Participations and Assignments..............................       97
        12.7     Set-off ............................................................................      101
        12.8     Payments Pro Rata...................................................................      102
        12.9     Counterparts........................................................................      102
        12.10    Governing Law; No Third Party Rights................................................      102
        12.11    Submission to Jurisdiction; Waivers.................................................      103
        12.12    Releases............................................................................      103
        12.13    Interest............................................................................      103
        12.14    Special Indemnification.............................................................      104
        12.15    Permitted Payments and Transactions.................................................      105
        12.16    [RESERVED]..........................................................................      105
        12.17    Certain Provisions Regarding Alabama Mortgaged Property.............................      105

SCHEDULES
Schedule I                    List of Addresses for Notices; Lending Offices;
                              Commitment Amounts
Schedule II                   Pricing Fee Grid
Schedule 6.7                  Litigation
Schedule 6.12                 Subsidiaries
Schedule 6.13                 Fee and Leased Properties
Schedule 6.15(b)              UCC Filing Offices
Schedule 6.16                 Patents, Trademarks and Copyrights
Schedule 6.17                 Environmental
Schedule 9.1(a)               Existing Indebtedness
Schedule 9.2(h)               Existing Liens
Schedule 9.3(d)               Existing Contingent Obligations

EXHIBITS

EXHIBIT A                     Form of Term Loan Note
EXHIBIT B                     Form of Revolving Credit Note
EXHIBIT C                     [RESERVED]
EXHIBIT D                     Form of Swing Line Note
EXHIBIT E                     Form of Assignment and Acceptance
EXHIBIT F                     Form of Collateral Agreement
EXHIBIT G-1                   Form of Holdings Guarantee
EXHIBIT G-2                   Form of Subsidiary Guarantee
EXHIBIT H                     Form of Holdings Pledge Agreement
EXHIBIT I                     Form of Subsection 5.11(d)(2) Certificate
EXHIBIT J-1                   Form of Opinion of Gibson, Dunn & Crutcher LLP
EXHIBIT 1-2                   Form of Opinion of General Counsel to the Comp
EXHIBIT K-1                   Form of Holdings Closing Certificate
EXHIBIT K-2                   Form of Company Closing Certificate
EXHIBIT K-3                   Form of Subsidiaries Closing Certificate
EXHIBIT L                     Form of Mortgage

                  CREDIT AGREEMENT, dated as of June 11, 2003, among WERNER HOLDING CO. (DE), INC., a Delaware corporation (the "Company"), the several lenders from time to time parties hereto (the "Lenders"). CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the "Syndication Agent"). CITIGROUP GLOBAL MARKETS INC. and J. P. MORGAN SECURITIES, INC., as joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent, the "Agents").

                              W I T N E S S E T H:

                  WHEREAS, the Company is party to a Credit Agreement, dated as of November 24, 1997, as amended by the First Amendment, dated as of June
30, 2001 (as so amended, the "Existing Credit Agreement"), between the Company, the several lenders from time to time parties thereto and Deutsche Bank Trust Company Americas, as administrative agent;

                  WHEREAS, Green Equity Investors III, L.P., ("GEI"), Werner Holding Co. (PA), Inc., a Pennsylvania corporation ("Holdings") and certain shareholders of Holdings have entered into a Recapitalization and Stock Purchase Agreement, dated as of May 7, 2003 (together with any schedules attached thereto, as amended, supplemented or otherwise modified from time to time, the "Recapitalization Agreement"), which will effect a recapitalization (the "Recapitalization") of Holdings, which shall include a sale of capital stock of Holdings to GEI and its affiliates (the "GEI Investors") for approximately $65,000,000;

                  WHEREAS, in connection with the Recapitalization, the Company intends (i) to refinance and replace its existing credit facilities under the Existing Credit Agreement in the aggregate principal amount of approximately $185,000,000, (ii) to provide funds to Holdings for the redemption of an aggregate amount of approximately $150,000,000 of its capital stock and payments to management in connection with option cancellations and bonus payments, (iii) to obtain consents (the "Noteholder Consents") required from the holders of the Company's 10.0% Senior Subordinated Notes Due November 15, 2007 (as amended, supplemented or otherwise modified from time to time, the "Senior Subordinated Notes") in connection with the Transactions (as defined below) and (iv) to pay fees and expenses relating to the Transactions of approximately $20,000,000 (including payments in respect of the Noteholder Consents) (the Recapitalization and the other transactions described in the foregoing recitals are collectively referred to herein as the "Transactions"):

                  WHEREAS, upon the consummation of the Transactions, GEI will own approximately 22% of the outstanding capital stock of Holdings and the remainder will be held by Investcorp S.A., a Luxembourg corporation ("Investcorp"), certain affiliated entities and other investors and certain management of the Company and existing shareholders of Holdings (together with GEI Investors, the "Investor Group");

                  WHEREAS, Holdings and the Company intend to finance the Transactions from the following sources: (a) $65,000,000 in participating convertible preferred equity (consisting of a cash investment of $65,000,000 from the GEI Investors); (b) borrowings under the senior secured credit facilities provided for herein; (c) funds provided by the A/R Facility; and (d) cash of the Company; and

                  WHEREAS, the Company has requested the Lenders to make loans and other extensions of credit available to the Company to enable the Company to finance a portion of the Transactions and for the other purposes set forth herein;

                  NOW, THEREFORE, the Company, the Administrative Agent, the Syndication Agent, the Arrangers and the Lenders agree as follows:

                  SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

                  "Accepting Lenders": as defined in subsection 5.4(c)(vii).

                  "Acquired Capital Expenditures": as defined in subsection 9.7. "Acquired Person": as defined in subsection 9.7.

                  "Additional Mortgage": as defined in subsection 8.9(f).

                  "Adjusted Working Capital": at any time shall mean an amount equal to the Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

                  "Adjustment Date": as defined in the definition of Applicable Margin.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent".

                  "Affected Eurodollar Loans": as defined in subsection 5.4(b).

                  "Affiliate": of any Person (a) any Person (other than the Company or a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

                  "Agents": as defined in the preamble hereto.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.I5(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Applicable Margin": for Term Loans, Revolving Credit Loans and Swing Line Loans of the Types set forth below, the rate per annum set forth under the relevant column heading opposite such Loans below:

                                Alternate Base
                                     Rate               Eurodollar
                                    Loans                  Loans
                                    -----                  -----
Term Loans                           1.75%                 2.75%
Revolving Credit Loans and           2.00%                 3.00%
  Swing Line Loans

; provided that the Applicable Margin with respect to Revolving Credit Loans and Swing Line Loans will be adjusted on each Adjustment Date (as defined below) to the applicable rate per annum set forth in the pricing grid attached hereto as
Schedule II based on the Leverage Ratio as determined from the relevant financial statements delivered pursuant to subsection 8.1(a) or (b). Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which such financial statements are delivered to the Lenders (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided that (a) the Applicable Margin shall be initially the rate per annum set forth under the relevant column heading above; (b) the first Adjustment Date shall not occur until the date of delivery of financial statements pursuant to subsection 8.1(a) for the fiscal year ended December 31, 2003; (c) if for any reason the financial statements required by subsection 8.1(a) or (b), as the case may be, are not timely delivered to the Lenders, the Applicable Margin shall be (i) during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Applicable Margin in effect immediately prior to the date such financial statements were due, and (ii) if such financial statements, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such financial statements were due, the Company shall promptly following the delivery of such financial statements pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such financial statements were required to be delivered; and (d) if any Event of Default shall have occurred and be continuing on any Adjustment Date, the Applicable Margins for the various Types and Tranches of Loans shall in no event be reduced on such Adjustment Date (from the Applicable Margins as in effect immediately before such Adjustment Date) until such Event of Default is cured or waived.

                  "Approved Fund": as defined in subsection 12.6(c).

                  "A/R Facility": Receivables Purchase Agreement dated as of May 29, 1998 among Werner Funding Corporation, Werner Co., Market Street Funding Corporation and PNC Bank, National Association and related documentation, all as amended as of May 28, 2003, as amended, supplemented or otherwise modified from time to time.

                  "Arrangers": as defined in the recitals hereto.

                  "Asset Sale": any sale, sale-leaseback, or other disposition by the Company or any Subsidiary restricted by subsection 9.5 of any of its property or assets, including the stock of any Subsidiary, except sales and dispositions permitted by subsections 9.5(a),
(b), (c), (f), (g), (h) and (k).

                  "Assignee": as defined in subsection 12.6(c).

                  "Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit E.

                  "Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 3.1, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating the Revolving Credit Commitments pursuant to subsection 3.2 the amount referred to in this clause
(ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Bankruptcy Code": Title I of the Bankruptcy Reform Act of 1978, as amended and codified at Title 11 of the United States Code.

                  "Base Amount": as defined in subsection 9.7.

                  "Board": the Board of Governors of the Federal Reserve System, together with any successor.

                  "Borrowing Date": any Business Day specified in a notice pursuant to (a) subsection 3.4 or 5.1 as a date on which the Company requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection
3.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.

                  "Business Day": with respect to Eurodollar Loans, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required to close; for all other purposes under this Agreement, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

                  "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Company and its Subsidiaries for such period and shall in any event include expenditures in connection with acquisitions the Company elects to be included as Capital Expenditures pursuant to subsection 9.6(g)(B) but shall exclude (x) any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with insurance proceeds and (y) any expenditures made in connection with subsections 9.6(g)(A) and 9.6(h); provided that, any Capital Expenditures financed with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or with any domestic (in the case of any investments, acquisitions or holdings by the Company or its Domestic Subsidiaries) commercial bank or trust company having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and
(b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from S&P or Moody's and in each case maturing within one year after date of acquisition; (e) investment funds investing 95% of their assets in securities of the type described in clauses (a)-(d) above, (f) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody's and (g) indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

                  "C/D Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change in Law": with respect to any Lender, the adoption of, or change in, any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Closing Date.

                  "Change of Control": shall be considered to have occurred if
(i) at any time prior to an IPO by Holdings or the Company, Investcorp or any of its Affiliates (provided that for purposes of this definition only the reference to 25% in the definition of Affiliate contained in subsection 1.1 shall be deemed to be 51%) or Subsidiaries, existing shareholders of Holdings (as of the date hereof), any Person that is a member of the senior management of the Company or Holdings, or any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or Holdings, shall cease to own, directly or indirectly, in the aggregate with all other such Persons, at least 51% of the issued and outstanding voting stock of Holdings, free and clear of all Liens,
(ii) at any time after an IPO by Holdings or the Company, any Person (other than Investcorp, any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Company or Holdings, any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or Holdings, any Person acting in the capacity of an underwriter or, in the case of the Company, Holdings), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquire the power
(x) to vote or direct the voting of 30% or more, on a fully diluted basis, of the outstanding common stock of Holdings or the Company or (y) to elect or designate for election a majority of the Board of Directors of Holdings or the Company by voting power, contract or otherwise or (iii) at any time (whether before or after an IPO by Holdings), Holdings for any reason ceases to own 100% of the outstanding Capital Stock of the Company (other than common (or other voting) stock of the Company sold pursuant to an IPO of the Company); provided that, notwithstanding any of the foregoing, in the event that the Senior Subordinated Notes are refinanced or modified as contemplated in the definition of "Early Maturity Date" below and the change of control provision in the indenture with respect to such refinancing includes GEI Investors as a "permitted holder", no Change of Control shall occur for purposes of this Agreement thereafter as a result of GEI Investors obtaining the right to elect, or so electing, a majority of directors of Holdings.

                  "Closing Date": the date (which shall be on or prior to June 30, 2003) on which the Lenders make their initial Loans.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agreement": the Collateral Agreement, substantially in the form of Exhibit F, to be made by the Company and each Subsidiary Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                  "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

                  "Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Term Loan Commitment and Revolving Credit Commitment and Receivables Financing Commitment; collectively, as to all the Lenders, the "Commitments".

                  "Commitment Percentage": as to any Lender at any time, its Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as the context may require.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code.

                  "Company": as defined in the preamble hereto.

                  "Consent Solicitation Statement": the Consent Solicitation Statement, dated May 16, 2003, as amended by the materials filed by the Company under Form 8-K with the Securities and Exchange Commission on May 29, 2003, with respect to the Senior Subordinated Notes.

                  "Consolidated Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

                  "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, excluding the current portion of long-term debt and the entire outstanding principal amount of the Loans.

                  "Consolidated EBITDA": for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (or minus, in the case of non-cash gains described in clause (r) below), without duplication and to the extent reflected as a charge (or gain) in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense (including, without duplication, dividends or distributions for taxes paid pursuant to subsection 9.12(f)), (b) interest expense (including, for this purpose, Receivables Facility Interest Expense, whether or not same would constitute interest expense in accordance with GAAP), amortization or writeoff of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans, letters of credit permitted hereunder, Financing Leases, the Permanent Subordinated Debt or the acquisition or repayment of any debt securities of the Company permitted hereunder, and net costs associated with Interest Rate Agreements to which the Company is a party in respect of the Loans (including commitment fees and other periodic bank charges), (c) costs of surety bonds, (d) depreciation and amortization expense, (e) amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps and the cost of non-competition agreements) and organization costs, (f) non-cash amortization of Financing Leases, (g) franchise taxes, (h) the fees, expenses and other costs incurred in connection with the Transactions, including payments to management of the Company or Holdings contemplated by the Recapitalization Agreement (including any payments of bonuses to management in connection therewith), in each case, to the extent that such fee, expense or cost was disclosed in the Consent Solicitation Statement, together with all other management fees paid as contemplated by subsection 12.15 and charges related to management fees prepaid in connection with the Transactions, (i) all cash dividend payments (and non-cash dividend expenses) on any series of preferred stock, (j) any expenses, fees and other costs incurred in connection with any merger, any acquisition, financing or joint venture permitted herein, (k) any other write-downs, write-offs, minority interests and other non-cash charges or expenses, (l) insurance reserves less cash payments in respect of such reserves, (m) any non-cash restructuring or other type of non-cash special charge or reserve, (n) expenses and charges related to any equity offering, (o) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (p) securitization expense, (q) nonrecurring litigation or claim settlement charges or expenses and (r) losses or charges (or minus any gains) from the sale of assets outside the ordinary course of business, together with any related provisions for taxes on such gain or loss or charges; provided that (i) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the impact of foreign currency and hedging translations and transactions shall be excluded, (iv) all other extraordinary gains, losses and charges shall be excluded, (v) all non-cash nonrecurring gains, losses and charges shall be excluded and (vi) (I) nonrecurring losses and charges relating to the Company's manufacturing optimization program up to a maximum aggregate amount of $ 15,000,000, and (II) additional nonrecurring losses and charges up to a maximum aggregate amount of $5,000,000 in each fiscal year of the Company, shall be excluded.

                  "Consolidated Funded Indebtedness": at a particular date, the sum of (x) all Indebtedness (other than Indebtedness described in clauses (b), (c) or (f) of the definition of "Indebtedness" included in this subsection 1.1), of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date and (y) without duplication of amounts already included pursuant to preceding clause (x), the aggregate amount of all Receivables Facility Attributed Indebtedness then outstanding.

                  "Consolidated Net Income": for any period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that: (i) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Wholly-Owned Subsidiary, (ii) net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination and (iii) Consolidated Net Income shall be reduced by, without duplication, dividends or distributions paid by the Company pursuant to subsections 9.12(e) and (f).

                  "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

                  "Credit Documents": the collective reference to this Agreement, the Notes, the Holdings Pledge Agreement, the Security Agreements, the Mortgages and the Guarantees.

                  "Credit Parties": the collective reference to Holdings, the Company and each Subsidiary which may from time to time be party to a Credit Document (other than any Foreign Subsidiary).

                  "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary other than a Foreign Subsidiary.

                  "Early Maturity Date": as defined in subsection 5.4(e).

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or requirements of law (including, without limitation, common law) regulating or imposing liability or standards of conduct concerning environmental or public health protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorizations required under any Environmental Law.

                  "Equity Contribution": as defined in the recitals hereto.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such system.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Association Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided that if there shall at any time no longer exist a Telerate British Bankers Association Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Lending Office": as to any Lender the office of such Lender which shall be making or maintaining Eurodollar Loans.

                  "Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                         Eurodollar Base Rate
                         --------------------------------------------
                         1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for each Excess Cash Flow Period of the Company the excess of (a) the sum of (i) Consolidated EBITDA for such Excess Cash Flow Period plus (ii) the decrease, if any, in Adjusted Working Capital from the first day of the respective Excess Cash Flow Period to the last day of the respective Excess Cash Flow Period, over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such Excess Cash Flow Period on account of capital expenditures or acquisitions (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of Consolidated EBITDA for such Excess Cash Flow Period),
(ii) the aggregate amount of payments of principal in respect of any Indebtedness during such Excess Cash Flow Period (other than any such payments of principal (1) pursuant to subsection 5.4(c) (i), (ii), (iii) and (v), (2) in respect of any revolving credit or similar facility to the extent that there is not an equivalent reduction in such facility or (3) otherwise made with proceeds of asset sales or refinancing Indebtedness), (iii) the increase, if any, in Adjusted Working Capital from the first day of such Excess Cash Flow Period to the last day of such Excess Cash Flow Period, (iv) cash interest expense (including fees paid in connection with letters of credit and surety bonds and commitment fees and other periodic bank charges and including Receivables Facility Interest Expense, whether or not same would constitute interest expense in accordance with GAAP) of the Company and its consolidated Subsidiaries (determined on a consolidated basis) for such period, (v) the amount of taxes actually paid in cash by the Company and its Subsidiaries for such Excess Cash Flow Period (including, without limitation, any dividend or distribution pursuant to subsection 9.12(f) either during such Excess Cash Flow Period or within a normal payment period thereof (provided that any amount deducted pursuant to this clause (v) which was not actually paid during the respective Excess Cash Flow Period shall not again be deducted in determining Excess Cash Flow for any other Excess Cash Flow Period of the Company), (vi) to the extent added to Consolidated Net Income of the Company and its Subsidiaries in calculating Consolidated EBITDA for such Excess Cash Flow Period, the net cost of Interest Rate Agreements, franchise taxes and management fees, (vii) the net income of any Subsidiary shall be excluded to the extent that such amount is accounted for under the equity method to the extent cash dividends are not paid or the declaration or payment of dividends is not permitted without prior governmental approval (which has not been obtained), (viii) without duplication of amounts already deducted in determining Excess Cash Flow, the amount of cash actually paid by the Company and its Subsidiaries in connection with clauses
(b), (g), (h), (i), (j), (m), (n), (o), (p), (q) and clauses (iii), (iv) and (v)
of the proviso in the definition of Consolidated EBITDA during such Excess Cash Flow Period and (ix) the amount of any cash actually paid in connection with reserves other than insurance reserves established in accordance with GAAP or, in the case of insurance reserves, the amount of such reserves taken for that period minus the amount of cash paid during such period, in respect of such reserves; provided that to the extent any amount of cash is actually paid by the Company and its Subsidiaries in connection with clause (q) in the definition of Consolidated EBITDA in any fiscal year in which the Company does not have Excess Cash Flow, such amount, to the extent it was not applied to reduce Consolidated EBITDA in determining the existence of Excess Cash Flow in the year such amount was paid, may be carried forward to subsequent fiscal years of the Company and applied once to reduce the amount of any Excess Cash Flow for any such fiscal years.

                  "Excess Cash Flow Period": means each fiscal year of the Company commencing with the fiscal year ended December 31, 2004.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Facing Fee": As defined in subsection 3.9(b).

                  "Fee Property": as defined in subsection 6.13.

                  "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": any Subsidiary which is not organized under the laws of the United States or any state thereof or the District of Columbia.

                  "GAAP": generally accepted accounting principles in the United States in effect from time to time.

                  "GEI": as defined in the recitals hereto.

                  "GEI Investors: as defined in the recitals hereto.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantees": the collective reference to the Holdings Guarantee, the Subsidiary Guarantee and any guarantee which may from time to time be executed and delivered by a Subsidiary pursuant to subsection 8.9.

                  "Guarantor": Holdings and each Subsidiary Guarantor.

                  "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous pesticides or hazardous or toxic substances, and any other material that may give rise to liability under any Environmental Law, including, without limitation, asbestos, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Highest Lawful Rate": as defined in subsection 12.13.

                  "Holdings": as defined in the recitals hereto.

                  "Holdings Guarantee": the Holdings Guarantee, substantially in the form of Exhibit G-l, to be made by Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, as same may be amended, modified or supplemented from time to time.

                  "Holdings Pledge Agreement": the Holdings Pledge Agreement, substantially in the form of Exhibit H, to be made by Holdings in favor of the Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                  "Immaterial Subsidiary": shall mean any Subsidiary of the Company that owns (and continues to own) no assets (other than nominal assets) and does not (and continues not to) engage in any substantive operations.

                  "Indebtedness": of a Person, at a particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts and demands drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations and liabilities in connection with reserves established in accordance with GAAP) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) Financing Leases, (e) indebtedness incurred in connection with any Receivables Facility and (f) all indebtedness of such Person arising under acceptance facilities, but excluding (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance; provided that obligations in respect of Interest Rate Agreements shall not be included in this definition.

                  "Industrial Revenue Bonds": the industrial revenue bonds, due 2015, in the initial aggregate principal amount of $5,000,000, issued pursuant to the Trust Indenture, dated as of September 1, 1990, between the County of Carroll, Kentucky and Dai-Ichi Kangyo Trust Company of New York, as trustee.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Installment Payment Date": as defined in subsection 5.4(e).

                  "Interest Coverage Ratio": on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such day; to (b) cash interest expense (excluding
(i) fees and expenses payable on account of letters of credit, (ii) to the extent included in interest expense in accordance with GAAP, net costs associated with Interest Rate Agreements to which the Company is party in respect of the Loans and other periodic bank charges and amortization of debt discount (including discount of liabilities and reserves established under APB
16) and (iii) costs of debt issuance and interest expense on customer deposits) for such period net of cash interest income, in each case, for or during such period on a consolidated basis for the Company and its Subsidiaries (for purposes of this definition, "Cash Interest Expense"); provided that for purposes of preceding clause (b), (A) the cash interest component (and only the cash interest component) of Receivables Facility Interest Expense for such period shall be included as a component of Cash Interest Expense (and shall be added thereto, to the extent not already reflected therein), regardless of the treatment of amounts constituting Receivables Facility Interest Expense under GAAP and (B) Cash Interest Expense for the periods ending September 30, 2003, December 31, 2003 and March 31, 2004 shall be deemed to equal Cash Interest Expense for the respective fiscal quarter ended on such date (and, in the case of the latter two such dates, each previous fiscal quarter commencing after the Closing Date) multiplied by 4, 2 and 4/3, respectively.

                  "Interest Payment Date": (a) as to Alternate Base Rate Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected a longer Interest Period than the periods described in clause (b), the last day of each three calendar month interval during such Interest Period and, in addition, the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when agreed to by all the relevant Lenders, nine or twelve months thereafter) as selected by the Company in its notice of borrowing as provided in subsection 5.1 or its notice of conversion as provided in subsection 5.2; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when agreed to by all the relevant Lenders, nine or twelve months thereafter) as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

provided that the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period that would otherwise extend beyond (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date shall end on such Installment Payment Date, or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day; and (ii) in the case of any Interest Period for a Revolving

Credit Loan, the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

                  (C) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an Alternate Base Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 5.2);

                  (D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (E) the Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

                  "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

                  "Investcorp": as defined in the recitals hereto.

                  "Investment Grade Securities": (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB or higher by S&P and Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P's or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

                  "Investor Group": as defined in the recitals hereto.

                  "IPO": any sale by the Company or Holdings through a public offering of its common (or other voting) stock pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the Securities Act of 1933, as amended.

                  "Issuing Lender": JPMorgan Chase Bank, as issuer of the Letters of Credit to be issued hereunder on or after the Closing Date, and its successors in such capacity as provided in Section 3.15; with respect to any Letter of Credit, the term "Issuing Lender" shall mean the Issuing Lender with respect to such Letter of Credit.

                  "L/C Obligations": the obligations of the Company to reimburse the Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 3.8(a).

                  "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit.

                  "Lease Obligations": of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under Financing Leases.

                  "Leased Properties": as defined in subsection 6.13.

                  "Lenders": as defined in the preamble hereto.

                  "Letter of Credit Request": as defined in subsection 3.5(a).

                  "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit".

                  "Leverage Ratio": as defined in subsection 9.9; provided that for purposes of calculating the Leverage Ratio on any date, the domestic cash and Cash Equivalent balances without encumbrances (other than liens permitted pursuant to subsection 9.2(f)) in excess of $5,000,000 of the Company and its Subsidiary Guarantors on such date shall be deducted from the amount of Consolidated Funded Indebtedness on such date.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

                  "Loans": the collective reference to the Term Loans, the Revolving Credit Loans and the Swing Line Loans; individually, a "Loan".

                  "Mandatory Prepayment Date": as defined in subsection 5.4(c)(vii).

                  "Maturity Date": the date that is the sixth anniversary of the Closing Date.

                  "Moody's": Moody's Investors Service, Inc.

                  "Mortgaged Properties": (a) the Real Property designated as "Mortgaged Property" on Schedule 6.13 and (b) any fee Real Property covered by a Mortgage delivered pursuant to subsection 8.9(f).

                  "Mortgages": as defined in subsection 8.9(e).

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

                  "Net Proceeds": the aggregate cash proceeds received by Holdings (solely with respect to clause (a)(ii) of this definition), the Company or any Subsidiary in respect of:

                  (a) (i) any issuance or borrowing of any debt securities or loans by the Company or any Subsidiary other than debt or loans permitted to be incurred or borrowed pursuant to subsection 9.1, or (ii) any issuance by Holdings, the Company or any of its Subsidiaries of Capital Stock of such Person (excluding any such issuance to any members of the Investor Group or any Affiliate thereof and any such issuance the proceeds of which are used, within a reasonable time, to redeem or repurchase the Capital Stock of such Person and to pay any premium or penalties or accreted amount with respect thereto);

                  (b) any Asset Sale (excluding any net proceeds received upon any Asset Sale pursuant to subsection 9.5(i) or 9.5(m) to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to such subsection;

                  (c) any cash received in respect of substantially like-kind exchanges of property to the extent provided in the proviso to subsection 9.5(e);

                  (d) any cash payments received in respect of promissory notes delivered to the Company or such Subsidiary in respect of an Asset Sale; and

                  (e) any Recovery Event (excluding any net proceeds received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 9.5(d));

in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Company or a Subsidiary (that are collateral for any such debt securities or loans) that are sold or otherwise disposed of in connection with such Asset Sale or casualty or condemnation event, and the amount required to pay any premium or penalties or accreted amount with respect thereto, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale or in connection with such event and (C) any taxes reasonably attributable to such sale or event and reasonably estimated by the Company or such Subsidiary to be actually payable within 12 months.

                  "Non-Funding Lender": as defined in subsection 5.9(c).

                  "Noteholder Consents": as defined in the recitals hereto.

                  "Notes": the collective reference to the Term Loan Notes, the Revolving Credit Notes, and the Swing Line Note; each of the Notes, a "Note".

                  "Participants": as defined in subsection 12.6(b).

                  "Participating Lender": any Lender with respect to its L/C Participating Interest in each Letter of Credit.

                  "Payment Sharing Notice": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of subsection 5.9.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permanent Subordinated Debt": the Senior Subordinated Notes and any unsecured notes or debentures of the Company, subordinated to the prior payment of the Loans and the other obligations under the Credit Documents and related Interest Rate Agreements, that may be issued by the Company to refinance the Senior Subordinated Notes or Permanent Subordinated Debt, provided that (a) unless otherwise agreed to by the Required Lenders, (I) no part of the principal amount of any such notes or debentures shall have a scheduled amortization date earlier than six months after the Early Maturity Date and (II) the subordination provisions shall be at least as favorable to the Company and the Lenders as such provisions of such refinanced Senior Subordinated Notes or Permanent Subordinated Debt, as the case may be, and the other terms and conditions thereof (including, without limitation, the covenant and event of default provisions thereof but excluding interest rate and any call protection provisions) taken as a whole shall be at least as favorable to the Company and the Lenders as such refinanced Senior Subordinated Notes or Permanent Subordinated Debt, as the case may be, and (b) substantially final drafts of the documentation governing any such notes or debentures, showing the terms thereof, shall have been furnished to the Administrative Agent at least 5 days prior to the date of issuance of such notes or debentures.

                  "Permitted Liens": Liens permitted to exist under subsection 9.2.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Option Notice": as defined in subsection 5.4(c)(vii).

                  "Pro Forma Balance Sheet": as defined in subsection 6.1(c).

                  "Real Property": each Fee Property and Leased Property listed on Schedule 6.13, as well as any other real property or leasehold interest owned, acquired or obtained by the Company and/or its Subsidiaries after the Closing Date.

                  "Recapitalization": as defined in the recitals hereto.

                  "Recapitalization Agreement": as defined in the recitals hereto.

                  "Receivables Facility": the A/R Facility or one or more non-recourse receivables facilities which may replace such facility providing for the sale encumbrance or other disposition, at any time or from time to time of all or a portion of the accounts receivable of the Company or any of its Subsidiaries, provided that any refinancing of the A/R Facility shall be on market terms.

                  "Receivables Facility Assets": accounts receivable and related ancillary rights, including, without limitation, any security interests or guarantees securing the payment of such receivables, of the Company or any of its Subsidiaries, whether existing on the date hereof or hereafter arising, that are sold, encumbered or disposed of at any time or from time to time in connection with a Receivables Facility.

                  "Receivables Facility Attributed Indebtedness": at any time, the aggregate amount theretofore paid to the Company and/or its Subsidiaries in respect of Receivables Facility Assets sold by them pursuant to any Receivables Facility, in each case to the extent the respective Receivables Facility Assets have not yet been repaid by the respective account debtor or repurchased by the Company and/or its Subsidiaries (excluding any Receivables SPY) (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which, would be outstanding at such time under the Receivables Facilities if same were structured as a secured lending agreement rather than a purchase agreement).

                  "Receivables Facility Interest Expense": for any period, shall mean all fees, service charges and other costs, as well as all collections or other amounts retained by the Receivables Financiers which are in excess of amounts paid to the Company and its Subsidiaries for the purchase of receivables pursuant to the Receivables Facilities.

                  "Receivables Financiers": any purchaser or other entity (excluding Holdings and its Subsidiaries) providing financing pursuant to any Receivables Facility.

                  "Receivables SPV": Werner Funding Corporation and any other special purpose company established by the Company or any of its Subsidiaries and so existing solely for purposes of a Receivables Facility.

                  "Recovery Event": shall mean the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds in respect of casualty losses (but in any event excluding proceeds of business interruption insurance) or condemnation or eminent domain award affecting real property with respect to any property or assets of the Company or any of its Subsidiaries.

                  "Refunded Swing Line Loans": as defined in subsection 3.4(b).

                  "Register": as defined in subsection 12.6(d).

                  "Related Document": any agreement, certificate, document or instrument relating to a Letter of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice is waived under subpart B of PBGC Reg. Section 4042.

                  "Required Lenders": at a particular time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

                  "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

                  "Revolving Credit Commitment": as to any Lender, its obligations to make Revolving Credit Loans to the Company pursuant to subsection
3.1 and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 5.3 or 5.4(c) or adjusted pursuant to subsection 12.6(c); collectively, as to all the Lenders, the "Revolving Credit Commitments". The original aggregate amount of the Revolving Credit Commitments is $50,000,000.

                  "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date.

                  "Revolving Credit Lender": any Lender with a Revolving Credit Commitment.

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection

                  "Revolving Credit Maturity Date": the fifth anniversary of the Closing Date or, if the Early Maturity Date becomes applicable to the Term Loans pursuant to subsection 5.4(e), the Early Maturity Date.

                  "Revolving Credit Note": as defined in subsection 5.13(e).

                  "Revolving Credit Termination Date": the earlier of (a) the Revolving Credit Maturity Date and (b) such other earlier date as the Revolving Credit Commitments shall terminate hereunder.

                  "Security Agreements": the collective reference to the Collateral Agreement and any collateral agreement which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.9.

                  "Security Documents": the collective reference to the Holdings Pledge Agreement, the Security Agreements and the Mortgages.

                  "Senior Subordinated Notes": as defined in the recitals hereto.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "S&P": Standard and Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company and its Subsidiaries in connection with a Receivables Facility in each case which are reasonably customary in an off-balance sheet accounts receivable transaction (and which do not amount to guarantees of repayment of amounts from time to time outstanding pursuant to the respective Receivables Facility).

                  "Standby L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or any Subsidiary in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Company or such Subsidiary is or proposes to become a party in the ordinary course of the Company's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

                  "Subsection 5.11 (d)(Y)2) Certificate": as defined in subsection 5.11(d).

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. A Subsidiary shall be deemed wholly-owned by a Person who owns directly or indirectly all of the voting shares of stock or other interests of such Subsidiary having voting power under ordinary circumstances to vote for directors or other managers of such corporation, partnership or other entity, except for (i) directors' qualifying shares, (ii) shares owned by multiple shareholders to comply with local laws and (iii) shares owned by employees. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company; provided that any joint venture in which an investment is existing on the Closing Date or is made pursuant to subsection 9.6(h) shall, at the option of the Company, so long as such investment is maintained in reliance on such subsection, not be a "Subsidiary" of the Company for any purpose of this Agreement.

                  "Subsidiary Guarantee": the Subsidiary Guarantee, substantially in the form of Exhibit G-2, to be made by certain Domestic Subsidiaries of the Company (other than any Receivables SPY and any Immaterial Subsidiary, so long as each remains as such), in favor of the Administrative Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                  "Subsidiary Guarantor": at any time shall mean each Subsidiary of the Company which is a party to a Guarantee.

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 3.4.

                  "Swing Line Lender": JPMorgan Chase Bank in its capacity as lender of the Swing Line Loans.

                  "Swing Line Loans": as defined in subsection 3.4(a).

                  "Swing Line Note": as defined in subsection 5.13(e).

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Loan" and "Term Loans": as defined in subsection 2.1(b).

                  "Term Loan": as defined in subsection 2.1(a).

                  "Term Loan Commitment": as to any Lender, its obligation to make a Term Loan to the Company pursuant to subsection 2.1(a) in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Term Loan Commitment" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Lender acquires its Term Loan Commitment, as the same may be adjusted pursuant to subsection 12.6(c); collectively, as to all the Lenders, the "Term Loan Commitments". The original aggregate principal amount of the Term Loan Commitments is $180,000,000.

                  "Term Loan Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Term Loan Commitments then constituted by such Lender's Term Loan Commitment (or, after the Term Loans are made, the percentage of the aggregate outstanding principal amount of the Term Loans then constituted by the principal amount of such Lender's Term Loans).

                  "Term Loan Lender": Each Lender which has any outstanding Term Loans or a Term Loan Commitment.

                  "Term Loan Note": as defined in subsection 5.13(e).

                  'Term Loan Prepayment Amount": as defined in subsection 5.4(c)(vii).

                  "Tranche": shall mean the respective facility and commitments utilized in making any Loan hereunder, with there being three separate Tranches on the Closing Date, i.e., Term Loans, Revolving Credit Loans and Swing Line Loans.

                  "Transactions": as defined in the recitals hereto.

                  "Transferee": as defined in subsection 12.6(f).

                  "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

                  "United States": the United States of America.

                  "Wholly-Owned Domestic Subsidiary": shall mean each Domestic Subsidiary which is also a Wholly-Owned Subsidiary.

                  "Wholly-Owned Foreign Subsidiary": shall mean each Foreign Subsidiary which is also a Wholly-Owned Subsidiary.

                  "Wholly-Owned Subsidiary": each Subsidiary of the Company which is wholly-owned by it, as provided in the second sentence of the definition of Subsidiary contained herein.

                  "Wholly-Owned Subsidiary Guarantor": shall mean each Subsidiary Guarantor which is also a Wholly-Owned Subsidiary.

                  1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                  As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent there are any changes in GAAP from the date of this Agreement, the financial covenants set forth herein at the option of the Company will either (i) continue to be determined in accordance with GAAP in effect on the Closing Date, as applicable, or (ii) be adjusted or reset to reflect such changes in GAAP, such adjustments or resets to be mutually agreed to by the Company and the Administrative Agent.

                  The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                  The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

                  SECTION 2. TERM LOANS

                  2.1 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a loan in Dollars (individually, a "Term Loan": and collectively, the "Term Loans") to the Company on the Closing Date, which Term Loans shall be in an aggregate principal amount equal to such Lender's Term Loan Commitment.

                  2.2 Repayment of Term Loans. The Company shall repay the Term Loans as provided in subsection 5.4(e).

                  2.3 Use of Proceeds. The proceeds of the Term Loans shall be used (a) first, to finance a portion of the Transactions, (b) second, to pay related fees and expenses and (c) third, for working capital and general corporate purposes of the Company.

                  SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to the extent of its Revolving Credit Commitment to extend credit to the Company from time to time on any Borrowing Date during the Revolving Credit Commitment Period (i) by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and (ii) by making loans in Dollars (individually, such a Loan is a "Revolving Credit Loan", and collectively such Loans are the "Revolving Credit Loans") to the Company from time to time. Notwithstanding the above in no event shall any Revolving Credit Loans be made, or Letter of Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments nor shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $35,000,000. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

                  (b) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $500,000 or a whole multiple of $100,000 in excess thereof in the case of Alternate Base Rate Loans, and $1,000,000 or a whole multiple of $500,000 in excess thereof, in the case of Eurodollar Loans and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be made as Alternate Base Rate Loans and to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

                  3.2 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the Closing Date to and including the Revolving Credit Termination Date, computed at a rate per annum equal to 0.50% on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (whether or not the Company shall have satisfied the applicable conditions to borrow or for the issuance of a Letter of Credit set forth in Section 7). Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first such date to occur on or following the Closing Date (or, if earlier, the Revolving Credit Termination Date).

                  3.3 Proceeds of Revolving Credit Loans. The Company shall use the proceeds of Revolving Credit Loans as set forth in subsection 2.3.

                  3.4 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received (and forwarded to the Swing Line Lender if different than the Administrative Agent) notice that a Default or Event of Default has occurred and is continuing (in each case until such notice has been rescinded or the Administrative Agent determines in good faith, and notifies the Swing Line Lender, that all Defaults and/or Events of Default have been cured or waived), to make swing line loans (individually, a "Swing Line Loan", collectively, the "Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that no Swing Line Loan may be made if the aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time. Amounts borrowed by the Company under this subsection 3.4 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 1:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 2.3(c).

                  (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 10 shall have occurred (in which event the procedures of paragraph (c) of this subsection 3.4 shall apply) each such Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender specified in subsection 12.2 (or such other location as the Swing Line Lender may direct) prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 3.4 one of the events described in paragraph
(f) of Section 10 shall have occurred, each Revolving Credit Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each such Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

                  (e) The obligations of each Revolving Credit Lender pursuant to subsections 3.4(b) and 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default;
(iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.5 Issuance of Letters of Credit, (a) The Company may from time to time request the Issuing Lender to issue a Standby L/C or a Commercial L/C by delivering to the Issuing Lender, with a copy to the Administrative Agent, a letter of credit application in the Issuing Lender's then customary form (a "Letter of Credit Request") completed to the satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of this agreement) and such other certificates, documents and other papers and information which the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Company that it is for any reason unable to open such Letter of Credit, the Company may request any Lender to open such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 3.5 through 3.14, 7.1 and 7.2 shall be deemed to be a reference to such Issuing Lender, In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any document submitted by the Company to, or entered into by the Company with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its reasonable discretion, (ii) be denominated in Dollars and issued payable on a sight basis unless otherwise agreed by the Issuing Lender in its sole discretion and (iii) have an expiry date occurring not later than 365 days (or such longer duration as may be agreed upon by the Issuing Lender) after the date of issuance of such Letter of Credit and may be automatically extended for additional periods equal to the initial term, but in no case shall any Letter of Credit have an expiry date occurring later than three days prior to the Revolving Credit Termination Date. To the extent possible, each Letter of Credit shall be issued subject to the Uniform Customs and/or to the extent not inconsistent therewith, the laws of the State of New York. In the event that the Issuing Lender of any Commercial L/C is other than the Administrative Agent, such Issuing

Lender will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily aggregate Letter of Credit Stated Amount for Commercial L/Cs for the previous week. The Administrative Agent shall deliver to each Participating Lender, upon each calendar month end and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate Stated Amount available to be drawn under the Commercial Letters of Credits issued by all the Issuing Lenders during such period.

                  3.6 Participating Interests. Effective in the case of each Standby L/C and Commercial L/C (if applicable) as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Revolving Credit Lender, and each such Lender severally and irrevocably agrees to take and does take in such Letter of Credit, an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

                  3.7 Procedure for Opening Letters of Credit. Upon receipt of a Letter of Credit Request from the Company, the Issuing Lender will process the request in accordance with its customary procedures. If the format of the requested Letter of Credit is reasonably acceptable to the Issuing Lender, the Issuing Lender shall promptly open such Letter of Credit, provided that such opening does not violate the conditions of the applicable subsections of this agreement, by issuing the original of such Letter of Credit to the beneficiary and furnishing a copy to the Company. Promptly after the issuance of, or amendment to, any Standby L/C, the Issuing Lender shall notify the Administrative Agent and each Lender of such issuance or amendment.

                  3.8 Reimbursement, (a) If the Issuing Lender shall make any payment under any Letter of Credit issued for the account of the Company, the Company shall reimburse such payment by paying to the Issuing Lender an amount equal to such payment not later than 12:00 noon, New York City time, on the date that such payment by the Issuing Lender is made, if the Company shall have received notice of such payment prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such payment by the Issuing Lender is not less than $250,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 5.1 that such payment be financed with an Alternate Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting Alternate Base Rate Loan or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Obligation, the payment then due from the Company in respect thereof and such Lender's pro rata share (based on its Revolving Credit Commitment) of such L/C Obligation. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent for the account of the Issuing Lender its pro rata share (based on its Revolving Credit Commitment) of such L/C Obligation then due from the Company. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

                  (b) The Company agrees to pay interest on any unreimbursed portion of any such L/C Obligation from the date of such payment giving rise to such L/C Obligation until reimbursement in full thereof at a rate per annum equal to (A) on or prior to the date which is one Business Day after the day on which such reimbursement from the Company is due pursuant to the preceding paragraph (a), the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans and (B) thereafter, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans plus 2%.

                  (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Revolving Credit Lender such other Lender's pro rata share of the L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such other Lender its pro rata share thereof in like funds as received; provided that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

                  3.9 Letter of Credit Fees, (a) In lieu of any letter of credit commissions and fees provided for in any a Letter of Credit Request relating to Standby or Commercial L/Cs (other than standard administrative, issuance, amendment, payment and negotiation fees), the Company agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, with respect to each Standby or Commercial L/C issued for the account of the Company, a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum on the daily amount available to be drawn under each Standby L/C in the case of a Standby L/C and on the maximum face amount of each Commercial L/C in the case of a Commercial L/C, in either case, payable, in arrears, on the last day of each March, June, September and December and on the date upon which the Revolving Loan Commitments have terminated and such Letter of Credit has been terminated in accordance with its terms. The Administrative Agent will disburse any Standby or Commercial L/C fees received pursuant to this subsection 3.9(a) to the respective Lenders promptly following the receipt of any such fees in the case of a Standby L/C and, in the case of a Commercial L/C, following the end of the calendar month in which such Commercial L/C fees were received. Notwithstanding the foregoing, the Company agrees to pay, at the time of their incurrence, standard administrative, issuance, amendment, payment and negotiation fees to the Issuing Lender.

                  (b) In addition, the Company agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Standby or Commercial L/C issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Standby or Commercial L/C to and including the termination thereof, computed at a rate equal to 1/4 of 1% per annum of the daily amount available to be drawn under such Standby or

Commercial L/C. Accrued Facing Fees with respect to each Letter of Credit shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Revolving Loan Commitments have terminated and such Letter of Credit has been terminated in accordance with its terms.

                  (c) For purposes of any payment of fees required pursuant to this subsection 3.9, the Administrative Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

                  3.10 Letter of Credit Reserves. (a) If any Change in Law shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement (with respect to Letters of Credit) or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 5.5(b). The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(a) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                  (b) In the event that any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.10 with respect to the Issuing Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided that such avoidance or minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(b) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, in reasonable detail, setting forth the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                  (c) The Company and each Participating Lender agree that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

                  3.11 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

                  3.12 Obligations Absolute. The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                           (A) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

                           (B) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

                           (C) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

                           (D) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

                  3.13 Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 12.6(c)) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender.

                  3.14 Participations. The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.15 Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.9. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  SECTION 4. [RESERVED]

                  SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS

                  5.1 Procedure for Borrowing. (a) The Company may borrow under the Commitments on any Business Day, provided that, with respect to any borrowing, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon (or, with respect to Swing Line Loans, 1:00 p.m.), New York City time, (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested

Borrowing Date (or, in the case of Swing Line Loans and, if the Closing Date occurs on the date this Agreement is executed and delivered, Loans made on the Closing Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans) and specifying (A) the amount of the borrowing,
(B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) whether the Loan is a Term Loan, Revolving Credit Loan or a Swing Line Loan. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Lender with a Commitment of the respective Tranche shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 12.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to the Company in accordance with subsection 3.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company, at the office of the Administrative Agent specified in subsection 12.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

                  (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000, in excess thereof and (ii) no more than twenty Interest Periods shall be in effect at any one time.

                  5.2 Conversion and Continuation Options. (a) Subject to subsection 5.12, the Company may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date. The Company may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 5.2, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of Alternate Base Loans shall be in the aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans of a given Tranche of Loans outstanding in respect of any one Interest Period shall be at least $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have, by written notice to the Company, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 5.1(b) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the final Installment Payment Date of the Term Loans (in the case of continuations of Term Loans).

                  5.3 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or from time to time to permanently reduce the Revolving Credit Commitments, provided that to the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and fourth, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding that has been fully cash collateralized on terms reasonably satisfactory to the Administrative Agent shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 3.9) with respect to such Letter of Credit until the expiry thereof; provided that, following such a termination of the Revolving Credit Commitments and the payment in full of all Revolving Credit Loans, in lieu of paying, in respect of such fully cash collateralized letter of credit, a Standby or Commercial L/C fee, as the case may be, equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans per annum, the Company shall pay to the Administrative Agent an amount equal to 0.25% per annum).

                  (b) [RESERVED]

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

                  (c) In the case of termination of the Revolving Credit Commitments, interest accrued and unpaid on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

                  5.4 Optional and Mandatory Prepayments; Repayments of Term Loans. (a) Subject to subsection 5.12, the Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, by giving irrevocable (including via e-mail) written notice to the Administrative Agent by 10:00 a.m., New York City time, on the same Business Day (or, in the case of Swing Line Loans, by irrevocable written (including via e-mail) notice to the Administrative Agent by 12:00 noon, New York City time, on the same Business
Day) in the case of Alternate Base Rate Loans, and three Business Days' irrevocable written (including via e-mail) notice to the Administrative Agent in the case of Eurodollar Loans specifying the date and amount of prepayment and whether the prepayment is of Term Loans or Revolving Credit Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $1,000,000, or a whole multiple of $500,000 in excess thereof with respect to Eurodollar Loans or (II) $500,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Term Loans and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Eurodollar Loans or (II) $500,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be. Prepayments of the Term Loans pursuant to this subsection 5.4(a) shall be applied to reduce the then remaining installments thereof ratably according to the amounts of such installments after giving effect to all prior reductions thereto; provided that, at the option of the Company any such prepayment may be applied first to the immediately succeeding 12 months' scheduled installment of the Term Loans in direct order of maturity and then to reduce all remaining installments thereof as described in the foregoing.

                  (b) [RESERVED]

                  (c) (i) If, subsequent to the Closing Date, Holdings, the Company or any of its Subsidiaries shall issue any Capital Stock, 50% of the Net Proceeds thereof (excluding amounts provided by the Investor Group or their Affiliates or by management employees of such issuer) shall promptly, and in any event within two Business Days after the date of receipt, be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c); provided that Net Proceeds of such issuance shall be deemed to be Net Proceeds of such issuance for purposes of this subsection 5.4(c)(i) only after deducting therefrom any cash proceeds therefrom actually applied to the redemption of up to 35% of the Permanent Subordinated Debt under any applicable "equity clawback" provisions and the payment of any expense, premium or penalties or accrued interest with respect thereto. Notwithstanding the foregoing provisions of this subsection 5.4(c)(i), if at any time a mandatory repayment of Loans pursuant to this subsection 5.4(c)(i) would result in the Company incurring breakage costs under subsection 5.12 as a result of Eurodollar Loans being prepaid (after all then outstanding Alternate Base Rate Loans of the respective Tranche have been repaid in full) other than on the last day of an Interest Period applicable thereto ("Affected Eurodollar Loans"), then the Company may, upon notice to the Administrative Agent, initially deposit a portion (up to 100%) of the amount that otherwise would have been paid in respect of such Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Affected Eurodollar Loans not immediately repaid) to be held as security for the obligations of the Company hereunder pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Company which shall permit investments in Cash Equivalents reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the earlier of (x) the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Affected Eurodollar Loans of the respective Tranche or Tranches that were initially required to be repaid (or such earlier date or dates as shall be requested by the Company) and (y) the date which is 90 days after such initial deposit, to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence.

                           (ii) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 9.1), 100% of the Net Proceeds thereof shall promptly, and in any event within two Business Days after the date of receipt, be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c) (it being understood and agreed that such Net Proceeds shall not be required to be so delivered and no prepayment shall be required under this clause (ii) of this subsection 5.4(c) if, at the time such prepayment would otherwise be required, all Term Loans shall have been repaid in full); provided that, notwithstanding anything to the contrary contained above, the Net Proceeds in excess of $10,000,000 of any Indebtedness incurred pursuant to clause (C) of subsection 9.1(d)(ii) shall be applied as otherwise required (for this purpose, ignoring the first parenthetical in this clause (ii)) by this clause (ii).

                           (iii) If, subsequent to the Closing Date, Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds shall promptly, and in any event within two Business Days after the date of receipt, be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause
         (vi) of this subsection 5.4(c); provided that such Net Proceeds need not be applied to the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments until the first date that the aggregate amount of Net Proceeds received by Holdings and its Subsidiaries from one or more Asset Sales (which have not yet been applied as otherwise required by this subsection 5.4(c)(iii)) exceed $2,000,000; provided further that, in the case of Net Proceeds received pursuant to subsection 9.5(1), only 50% of such Net Proceeds need to be applied in accordance with this clause (iii).

                           (iv) If for any Excess Cash Flow Period there shall be Excess Cash Flow for such Excess Cash Flow Period, 50% of such Excess Cash Flow shall be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c) (it being understood and agreed that such Net Proceeds shall not be required to be so delivered and no prepayment shall be required under this clause (iv) of this subsection 5.4(c) if, at the time such prepayment would otherwise be required, all Term Loans shall have been repaid in full); provided that the foregoing percentage shall be reduced to (x) 25% for any Excess Cash Flow Period at the end of which the Leverage Ratio of the Company (as determined from the relevant financial statements delivered pursuant to subsection 8.1(b) hereof) shall be not more than 3.25 to 1.00 and (y) 0% for any Excess Cash Flow Period at the end of which the Leverage Ratio of the Company (as determined from the relevant financial statements delivered pursuant to subsection 8.1(b) hereof) shall be not more than 2.50 to
         1.00. Each such prepayment shall be made not later than 120 days after the end of such Excess Cash Flow Period.

                           (v) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall receive any Net Proceeds from any Recovery Event, 100% of such Net Proceeds shall be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c) (it being understood and agreed that such Net Proceeds shall not be required to be so delivered and no prepayment shall be required under this clause (v) of this subsection 5.4(c) if, at the time such prepayment would otherwise be required, all Term Loans shall have been repaid in full). Notwithstanding the foregoing, such proceeds shall not be required to be so applied to the extent that the Company invests or commits to reinvest such proceeds in new or existing properties or assets within eighteen months following the date of such Recovery Event; provided that, if an Event of Default then exists, upon the Administrative Agent's request, such proceeds shall, during the continuance of such Event of Default, at the Company's election, (I) be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Company whereby such proceeds shall be disbursed to the Company from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets or the purchase of their substantial equivalent(s) or (II) be applied to repay the principal amount of Revolving Credit Loans so long as an equal amount of Revolving Credit Commitment is then blocked, pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Company, provided that such blocked Revolving Credit Commitment shall become available, subject to the terms and conditions of this Agreement, as needed to pay actual costs incurred in connection with the replacement or restoration of the respective properties or assets or the purchase of their substantial equivalent(s); and provided further that, if all or any portion of such proceeds are not so used within eighteen months after the date of the respective Recovery Event, then such remaining portion not used shall be delivered to the Administrative Agent on the date occurring eighteen months after the date of the respective Recovery

         Event to be applied by it, subject to clause (vii) of this subsection 5.4(c), toward the prepayment of the Term Loans as set forth in clause
         (vi) of this subsection 5.4(c).

                           (vi) Prepayments made pursuant to subsection
         5.4(c)(iii) shall be applied by the Company, first, to the prepayment of the Term Loans, with each prepayment of principal of Term Loans pursuant to this subsection to be applied to reduce the then remaining installments of the Term Loans ratably according to the amounts of such installments after giving effect to all prior reductions thereto (provided that at the Company's option, any such prepayment of the Term Loans may be applied first to the immediately succeeding 12 months' scheduled amortization payment of the Term Loans in direct order of maturity and then to reduce all remaining installments thereof as described in the foregoing), and second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of, first, the Swing Line Loans, second, the Revolving Credit Loans and, third, the L/C Obligations to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans, the aggregate outstanding principal amount of all Swing Line Loans, the aggregate amount available to be drawn under all outstanding Letters of Credit and the aggregate outstanding amount of all L/C Obligations, in each case of all Lenders, exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders. Prepayments made pursuant to subsections 5.4(c)(i), (ii), (iv) and (v) shall be applied to the prepayment of the Term Loans in the manner set forth above in this subsection 5.4(c)(vi).

                           (vii) Notwithstanding the provisions of this subsection 5.4, with respect to the amount of any mandatory prepayment described herein that is received by the Administrative Agent pursuant to subsection 5.4(c) (such amount, the "Term Loan Prepayment Amount"), at any time when Term Loans remain outstanding, the Administrative Agent shall promptly provide to each Term Loan Lender a notice (each a "Prepayment Option Notice") as described below. Each Prepayment Option Notice shall be in writing, shall refer to this subsection 5.4 and shall (i) set forth the Term Loan Prepayment Amount and the portion thereof that the applicable Term Loan Lender will be entitled to receive if it accepts such mandatory prepayment in accordance with this subsection 5.4(c)(vii), (ii) state that the Company, in accordance with this Agreement, is required to pay on a specified date (each a "Mandatory Prepayment Date"), which shall be not less than four days or more than six days after the date of the Prepayment Option Notice, the Term Loans of such Lender in an amount equal to the portion of the Term Loan Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender, (iii) request such Lender to notify the Company and the Administrative Agent in writing, no later than the second day prior to the Mandatory Prepayment Date, of such Lender's acceptance or rejection of such offer of prepayment and (iv) inform such Lender that failure by such Lender to accept or reject such offer in writing on or before the second day prior to the Mandatory Prepayment Date shall be deemed an acceptance of such prepayment offer. Each Prepayment Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in subsection 12.2. On the Mandatory Prepayment Date, the Administrative Agent shall apply the amounts received by it pursuant to clause (i), (ii), (iii), (iv) and/or (v), as the case maybe, (x) to prepay on behalf of the Company the portion of the Prepayment Amount in respect of which the Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), with such application to be pro rata against the remaining installments of principal due in respect of the Term Loans of the Accepting Lenders in the manner set forth in the preceding paragraph (vi), and (y) to prepay on behalf of the Company any Revolving Credit Loans outstanding at such time on a pro rata basis but not to reduce the Revolving Credit Commitments, and any amounts remaining after such payments referred to in the immediately preceding clauses (x) and (y) are made shall be promptly returned to the Company. All amounts in respect of Net Proceeds delivered to the Administrative Agent pursuant to any of clause (i), (ii), (iii), (iv) or (v) of this subsection 5.4(c) shall be held from the time of receipt thereof to the date of application thereof in an interest bearing account under the control of the Administrative Agent, and any interest accrued on such amounts while in such account shall be paid to the Company at the time of such application).

                  (d) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this subsection 5.4(c) setting forth the date and amount thereof. Except as otherwise may be agreed by the Company and the Required Lenders, and subject to subsection 5.4(c)(vi), any prepayment of Loans pursuant to this subsection 5.4 shall be applied, first, to any Alternate Base Rate Loans of the respective Tranche then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans of the respective Tranche then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Company's option, be prepaid subject to the provisions of subsection 5.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans of the respective Tranche on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods of the respective Tranche next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Company.

                  (e) The Term Loans shall be repaid in twelve installments on the dates set forth below (each such day, an "Installment Payment Date"), commencing on December 31, 2003 in an aggregate amount equal to the amount specified for each such Installment Payment Date.

Installment Payment Date                           Installment Amount
------------------------                           ------------------
    December 31, 2003                                 $  7,500,000
    June 3 0, 2004                                    $  7,500,000
    December 31, 2004                                 $ 10,000,000
    June 30, 2005                                     $ 10,000,000
    December 31, 2005                                 $ 12,500,000
    June 30, 2006                                     $ 12,500,000
    December 31, 2006                                 $ 15,000,000
    June 30, 2007                                     $ 15,000,000
    December 31, 2007                                 $ 17,500,000
    June 30, 2008                                     $ 17,500,000
    December 31, 2008                                 $ 27,500,000
    Maturity Date                                     $ 27,500,000

; provided that if the Senior Subordinated Notes have not been refinanced or extended prior to May 15, 2007 to a date not earlier than December 31, 2009, all outstanding Term Loans shall mature and shall be repaid on May 15, 2007; provided further that if the Senior Subordinated Notes shall have been refinanced or extended prior to May 15, 2007 to a date prior to December .31, 2009, all outstanding Term Loans shall mature on the date which is six months prior to such date to which the Senior Subordinated Notes shall have been refinanced or extended (whichever of such maturity dates may be applicable, the "Early Maturity Date"). Once an Early Maturity Date shall have been fixed pursuant to this provision it shall not be further extended.

                  (f) Amounts repaid on account of the Term Loans pursuant to this subsection 5.4 or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding (or occurring on the same date as) the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of the Term Loans.

                  5.5 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 5.2), and any such overdue amount shall, without limiting the rights of the Lenders under Section 10, bear interest (which shall be payable on demand) at a rate per annum which is 2% plus the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin plus 2%) provided that if any Loan comes due during an Interest Period, then for the remainder of such Interest Period such unpaid amounts in respect thereof shall bear interest at a rate which is 2% in excess of the rate otherwise applicable to such borrowings) from the date of such non-payment until paid in full (as well after as before judgment).

                  (d) Except as otherwise expressly provided for in this subsection 5.5, interest shall be payable in arrears on each Interest Payment Date.

                  5.6 Computation of Merest and Fees. (a) All calculations of interest hereunder shall be calculated on the basis of a 360 day year (or a 365 day year in the case of any Alternative Base Rate Loans the interest applicable to which is based upon the Prime Rate) for the actual days elapsed. All calculations of fees hereunder shall be calculated on the basis of a 365 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company or any Lender, deliver to the Company or such Lender a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

                  5.7 Certain Fees. The Company agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter, dated as of May 16, 2003, between the Administrative Agent and the Company.

                  5.8 Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (hi) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the

Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted on the last day of the then current Merest Period applicable thereto into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

                  5.9 Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

                  (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any other Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

                  (i) If the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement and the other Credit Documents; second, to the payment of all expenses due and payable under subsection 12.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable under subsections 3.2 and 3.9, ratably among the Lenders in accordance with the Commitment Percentage of each Lender of the Commitment for which such payment is owed and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.9; fourth, to the payment of interest then due and payable on the Loans and the L/C Obligations ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount of the Loans and the L/C Obligations which is then due and payable ratably (subject to the provisions of following clause (c), to the extent applicable) among the Lenders in accordance with the aggregate principal amount owed to each such Lender; or

                  (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of all amounts described in clauses "first" through "third" of the foregoing clause (i) in the order set forth therein; second, to the payment of the interest accrued on all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount of all Loans and L/C Obligations then due and payable and owed to such Lender; and third, to the payment of the principal amount of all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to such Lender.

                  (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Company or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                  (i) in the case of any such payment made on any date when and to the extent that in the determination of the Administrative Agent the Company would be able under the terms and conditions hereof to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 7 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

                  (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rate according to the respective outstanding principal amounts of such Revolving Credit Loans; and

                  (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. The Company agrees to give the Administrative Agent such assistance in making any determination pursuant to this subsection 5.9(c) as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

                  (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017 (or at such other office of the Administrative Agent located in New York City as may be directed from time to time by the Administrative Agent in writing to the Company), in lawful money of the United States and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of this subsection 5.9 upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 5.1 and the Administrative Agent may, in reliance upon such assumption and in its sole discretion, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 5.9(e) shall be conclusive absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder (in lieu of any otherwise applicable interest), on demand, from the Company, without prejudice to any rights which the Company or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 5.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                  (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  (g) All payments and optional prepayments (other than prepayments as set forth in subsection 5.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  5.10 Illegality. Notwithstanding any other provision herein, if any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Company hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 5.12 in connection with any conversion in accordance with this subsection 5.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Administrative Agent, to be conclusive absent manifest error).

                  5.11 Requirements of Law. (a) Subject to the penultimate sentence of subsection 12.6(c), in the event that any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this
Agreement:

                  (i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

                  (b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case maybe, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such Change in Law as provided in paragraph (c) of this subsection 5.11, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis, as the case may be, for such reduction.

                  (c) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 5.11 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 5.11, the Company at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 5.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 5.11 with respect to such Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from the Company under this subsection 5.11, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (d) Each Lender (and in case of an Assignee on the date it becomes a Lender) that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes either (1) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that, on the date hereof (in the case of the Lenders originally party hereto) or on the date it became a Lender (in the case of an Assignee), under applicable law and treaties no withholding taxes are required to be withheld by the Company or the Administrative Agent with respect to any payments to be made to such Lender in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form W8-ECI or U.S. Internal Revenue Service Form W8-BEN (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Company and the Administrative Agent), to the extent it may lawfully do so at such times, to provide the Company, with a copy to the Administrative Agent, a new Form W8-ECI or Form W8-BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit I hereto (any such certificate, a "Subsection 5.11(d)(2) Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W8-BEN, certifying to such Lender's legal entitlement at the Closing Date (or date of the respective assignment in the case of an Assignee) to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments referred to in such Code section to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this subsection 5.11 or 5.9(d) to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this subsection 5.11, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this subsection 5.11, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this subsection 5.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in subsection 5.11(d)(2), which payment would not be subject to such taxes if such Lender, on the date it became a Lender, were eligible to make and comply with, and had actually made and complied with, the representation and covenants set forth in subsection 5.11(d)(1) hereinabove.

                  (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to the Company, shall be conclusive in the absence of manifest error. The covenants contained in this subsection 5.11 shall survive the termination of this Agreement and repayment of the Loans.

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

                  5.12 Indemnity. The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection
5.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Company has given notice in accordance with subsection 5.2, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 5.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of subsection 5.4 and/or a conversion pursuant to subsection 5.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). This covenant shall survive termination of this Agreement and repayment of the Loans.

                  5.13 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of the Term Loan of such Lender, in twelve consecutive semi-annual installments, payable on each Installment Payment Date in accordance with subsection 5.4(e) (or the then unpaid principal amount of such Term Loan on the date that the Term Loans become due and payable pursuant to Section 10 or Section 5.4(e), as the case may be), (ii) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date and (ii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in subsection 5.5.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan Revolving Credit Loan and Swing Line Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 5.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to such Company by such Lender or to repay any other obligations in accordance with the terms of this Agreement.

                  (e) The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Term Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Term Loan Note"), (ii) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note") and/or (iv) in the case of the Swing Line Lender, a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (the "Swing Line Note").

                  5.14 Replacement of Lenders. In the event any Lender or the Issuing Lender is a Non-Funding Lender, exercises its rights pursuant to subsection 5.10 or requests payments pursuant to subsections 3.10 or 5.11, the Company may require, at the Company's expense (including payment of any processing fees under subsection 12.6(e)) and subject to subsection 5.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 12.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10, 5.10, 5.11 and 5.12) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the Letters of Credit, the Company hereby represents and warrants to each Lender and the Administrative Agent as of the Closing Date (after giving effect to the Transactions) and as of the making of any extension of credit hereunder:

                  6.1 Financial Condition. (a) The consolidated audited balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2000, December 31, 2001 and

December 31, 2002 and the related consolidated statements of operations and of cash flows for the fiscal years ended on each such dates, audited by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

                  (b) The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 2003 and the related unaudited consolidated statements of operations and of cash flows for the three-month period then ended, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial position of Holdings and its consolidated Subsidiaries as at such date and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). Holdings and its consolidated Subsidiaries did not have at the date of such balance sheet, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheet or in the notes thereto or in the notes to Holdings' audited financial statements.

                  (c) The unaudited consolidated pro forma balance sheet of Holdings and its consolidated Subsidiaries, as of March 31, 2003, certified by a Responsible Officer of Holdings (the "Pro Forma Balance Sheet"), copies of which have been furnished to each Lender, is the unaudited balance sheet of Holdings and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on the date set forth therein) to (i) the Transactions, (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date and (iii) the incurrence of all other Indebtedness that Holdings and its consolidated Subsidiaries expect to incur, and the payment of all amounts Holdings and its consolidated Subsidiaries expect to pay, in connection with the Transactions. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions in accordance with GAAP and is based on the best information available to the Company as of the date of delivery thereof and reflects on a pro forma basis the financial position of Holdings and its consolidated Subsidiaries as of March 31, 2003, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred as of such date.

                  6.2 No Change. Other than the factual items disclosed in the Consent Solicitation Statement or in the Recapitalization Agreement (but only to the extent that there have been no adverse changes with respect to such disclosed factual items after the date hereof), since December 31, 2002 (but after giving effect to the consummation of the Transactions), (a) there has been no material adverse change, and (as of the Closing Date only) no development or event which has had or could reasonably be expected to have a material adverse effect, on (i) the business, operations, property or financial condition of the Company and its Subsidiaries taken as

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

a whole, (ii) the ability of the Company and its Subsidiaries to perform their obligations under the Credit Documents and with respect to the other financings contemplated hereby or (iii) the validity or enforceability of any material Credit Document or the rights and remedies of the Lenders and the Agents thereunder and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, repurchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted by subsection 9.12.

                  6.3 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (other than Immaterial Subsidiaries) (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business operations, property or financial condition of the Company and its Subsidiaries, taken as a whole, and (d) except as disclosed in Schedule 6.17, is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any governmental authority or instrumentality, domestic or foreign (including, without limitation, those related to Hazardous Materials and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with federal, state, local or foreign laws, ordinances, rules and regulations except to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  6.4 Corporate Power; Authorization. Each of the Company and its Subsidiaries has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries, or for the validity or enforceability in accordance with its terms against the Company or any of its Subsidiaries, of any Credit Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except (i) such consents, authorizations and filings, the failure to obtain or perform (x) which would not have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole and (y) which would not materially adversely affect the validity or enforceability of any Credit Document or the rights or remedies of the Agents or the Lenders thereunder, and (ii) such filings as are necessary to perfect the Liens of the Lenders created pursuant to this Agreement and the Security Documents.

                  6.5 Enforceable Obligations. This Agreement and the Recapitalization Agreement have been, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Recapitalization Agreement will be duly executed and delivered on behalf of such Credit Party that is party thereto. This Agreement and the Recapitalization Agreement each constitutes, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Recapitalization Agreement will constitute upon execution and delivery, the legal, valid and binding obligation of such Credit Party, and is enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


                  6.6 No Legal Bar. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Recapitalization Agreement and the Credit Documents, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company and its Subsidiaries taken as a whole to perform their obligations under the Credit Documents, the Recapitalization Agreement, and any other agreement to be entered into pursuant to the Recapitalization Agreement, to which it is a party, (ii) would give rise to any liability on the part of the any Agent or any Lender, or
(iii) would have a material adverse effect on the business operations, property or financial condition of the Company and its Subsidiaries taken as a whole, and
(b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the execution, delivery and performance of the Credit Documents, the Recapitalization Agreement, or, in each case, the transactions contemplated thereby.

                  6.7 No Material Litigation. No litigation by, investigation known to the Company by, or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries with respect to the validity, binding effect or enforceability of the Recapitalization Agreement, any Credit Document, the Loans made hereunder, the use of proceeds thereof or of any drawings under a Letter of Credit and the other transactions contemplated hereby or by the Recapitalization Agreement. Except as set forth on Schedule 6.7 and other than factual items disclosed in the Consent Solicitation Statement or in the Recapitalization Agreement (but only to the extent there have been no materially adverse changes with respect to the items on such Schedule or such disclosed factual items after the date hereof), no lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of the Company, threatened as of the Closing Date against or affecting the Company or a Subsidiary or any of their respective properties, assets, operations or businesses (including after giving effect to the Recapitalization), in which there is a probability of an adverse determination, and which is reasonably likely, if adversely decided, to have a material adverse effect on the business operations, property or financial condition of the Company and its Subsidiaries, taken as a whole.

                  6.8 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                  6.9 Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U. Neither the making of any Loan nor the use of proceeds thereof nor the issuance of any Letter of Credit or any drawing thereunder will violate the provisions of Regulation T, U or X of the Board. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

                  6.10 No Default. The Company and each of its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual Obligations and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business operations, property or financial condition of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in default under any material judgment, order or decree of any Governmental Authority, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business operations, property or financial condition of the Company and its Subsidiaries, taken as a whole.

                  6.11 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries (including after giving effect to the Recapitalization), as the case may be); and no tax Lien has been filed, and, to the knowledge of the Company, no written claim is being asserted, with respect to any such tax, fee or other charges.

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

                  6.12 Subsidiaries; Immaterial Subsidiaries. On the Closing Date, the Subsidiaries of the Company and their respective jurisdictions of incorporation are as set forth on Schedule 6.12. Such Schedule correctly indicates which Subsidiaries of the Company are, as of the Closing Date, Immaterial Subsidiaries, and as of the Closing Date such Subsidiaries are the only Immaterial Subsidiaries.

                  6.13 Ownership of Property; Liens. As of the Closing Date and as of the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 9.5), each of the Company and its Subsidiaries has good and valid title to all of its material assets (other than real property or interests in real property) in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Closing Date, each of the Company and its Subsidiaries has (i) good and valid fee title to all of the real property listed on Schedule
6.13 under the heading "Fee Properties" (each, a "Fee Property"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and, in the case of any such leasehold estates located in the United States with a base aggregate annual rent in excess of $100,000 listed on Schedule 6.13 under the heading "Leased Properties" (each, a "Leased Property"), in each case, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens, including with respect to Leased Property, the terms and provisions of the respective lease therefor, including, without limitation, the matters set forth on Schedule 6.13, and any matters affecting the fee title and any estate superior to the leasehold estate related thereto. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property (with a base aggregate annual rent in excess of $100,000) owned in fee or leased by the Company and its Subsidiaries in the United States.

                  6.14 ERISA. Except as disclosed in filings prior to the date hereof by the Company in filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that would result in a material liability to the Company, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Neither the Company nor any Commonly Controlled Entity has: been involved in any transaction that would cause the Company to be subject to material liability with respect to a Plan to which the Company or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made; or incurred any material liability under Title IV of ERISA which would become or remain a material liability of the Company after the Closing Date. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such six-year period that would result in a material liability to the Company. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits that would result in a material liability to the Company. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company

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

nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in either case that would result in a material liability to the Company. To the knowledge of the Company, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount that would result in a material liability to the Company, except as disclosed in the Company's audited financial statement provided to the Lenders prior to the Closing Date. For purposes of this subsection 6.14, a material liability shall exceed $10,000,000.

                  6.15 Collateral Documents. (a) Upon execution and delivery thereof by the parties thereto, the Holdings Pledge Agreement will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein (to the extent such matter is governed by the laws of the United States or a jurisdiction therein) and, when stock certificates representing or constituting the pledged stock described in the Holdings Pledge Agreement are delivered to the Administrative Agent, such security interest shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledger party thereto in the pledged stock described therein (to the extent such matter is governed by the laws of the United States or a jurisdiction therein).

                  (b) Upon execution and delivery thereof by the parties thereto, each of the Security Agreements will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein (to the extent such matter is governed by the laws of the United States or a jurisdiction therein), and Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 6.15(b), or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Administrative Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens, constitute perfected first priority liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

                  (c) Upon execution and delivery thereof by the Company, each Mortgage will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon recording the Mortgages in the jurisdictions listed on Schedule 6.13 (or, in the case of a Mortgage delivered pursuant to subsection 8.9, the jurisdiction in which the property covered by such Mortgage is located), such security interests will, subject to the existence of Permitted

Liens, constitute first liens on, and perfected security interests in, all rights, title and interest of the debtor party thereto in the collateral described therein.

                  6.16 Copyrights, Patents, Permits, Trademarks and Licenses.
Schedule 6.16 sets forth a true and complete list as of the Closing Date of all material registered trademarks, trade names, service marks, patents, pending patent applications and registered copyrights and applications therefor owned, used or filed by or licensed to the Company and its Subsidiaries and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth on Schedule 6.16, the Company or a Subsidiary owns or has the right to use, registered trademarks, trade names, service marks, patents, pending patent applications and copyrights and applications therefor referred to in such Schedule. Except as set forth on
Schedule 6.16, to the best knowledge of the Company, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Company's or any Subsidiary's use of any such registered trademarks, trade names, service marks, patents, pending patent applications and copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign, except to the extent such claims could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  6.17 Environmental Matters. Except insofar as any exceptions to the following, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business operations, property or financial conditions of the Company and its Subsidiaries taken as a whole:

                           (A) to the best knowledge of the Company, the properties owned, leased, or otherwise operated by the Company or any of its Subsidiaries do not contain, and have not previously contained, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws;

                           (B) to the best knowledge of the Company, the properties owned or leased, or otherwise operated by the Company or any of its Subsidiaries and all operations and facilities at such properties are in compliance with all Environmental Laws, and there is no contamination or violation of any Environmental Law which could interfere with the continued operation of, or impair the fair saleable value of, such property;

                           (C) neither the Company nor any of its Subsidiaries has received or is aware of any written complaint, notice of violation, alleged violation, or notice of investigation or of potential liability under Environmental Laws with regard to the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened;

                           (D) to the best knowledge of the Company, Hazardous Materials have not been generated, treated, stored or disposed of at, on or under any properties presently or formerly owned, leased, or otherwise operated by the Company or any of its Subsidiaries, nor have any Hazardous Materials been transported from any such property, or come to be located at any other property, in violation of or in a manner that could reasonably give rise to liability under any Environmental Laws; and

                           (E) there are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company, threatened under any Environmental Law to which the Company or any of its Subsidiaries is a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations by the Company or any of its Subsidiaries, outstanding under any Environmental Law.

                  6.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 6.1, the Credit Documents (including the schedules thereto), the Recapitalization Agreement and any other certificates or documents furnished or to be furnished to the Agents or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries; provided that with respect to projected financial information, the Company represents only that such information has been and will be prepared in good faith based upon assumptions believed by the Company to be reasonable at the time.

                  6.19 Solvency. As of the Closing Date only, each Credit Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be Solvent. For purposes hereof, "Solvent" shall mean, with respect to any Person on a particular date, that on such date, (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  6.20 Labor Matters. As of the Closing Date only, there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole. As of the Closing Date only, hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation

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

of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole. As of the Closing Date only, all payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

                  SECTION 7. CONDITIONS PRECEDENT

                  7.1 Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to make its Loans, and the obligation of the Issuing Lender to issue any Letter of Credit, on the Closing Date are subject to the satisfaction, or waiver by the Required Lenders, immediately prior to or concurrently with the making of such Loans or the issuance of such Letters of Credit, as the case may be, of the following conditions:

                  (a) Agreement; Notes; Recapitalization Agreement. The Administrative Agent shall have received (i) a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of the Company, (ii) for the account of each Term Loan Lender requesting the same pursuant to subsection 5.13(e), a Term Loan Note, conforming to the requirements hereof and executed by a duly authorized officer of the Company, (iii) for the account of each Revolving Credit Lender requesting the same pursuant to subsection 5.13(e), a Revolving Credit Note of the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, and (iv) for the account of the Swing Line Lender, a Swing Line Note, conforming to the requirements hereof and executed by a duly authorized officer of the Company. The Administrative Agent shall have received a copy of the Recapitalization Agreement.

                  (b) Transactions. The Transactions shall be consummated, simultaneously with the incurrence of Loans on the Closing Date, in accordance with the Recapitalization Agreement, the Credit Documents, and all applicable laws.

                  (c) Capitalization; Capital Structure. (i) The GEI Investors shall have purchased capital stock of Holdings for approximately $65,000,000 in cash (representing approximately 22% of the voting Capital Stock of Holdings upon the consummation of the Recapitalization).

                  (ii)     [RESERVED]

                  (iii)    [RESERVED]

                  (iv) The certificate of incorporation, by-laws, other governing documents and the corporate and capital structure of Borrower and its Subsidiaries (excluding the identity and amount of equity contribution of any Person in the Investor Group), in each case after giving effect to the consummation of the Transactions, shall be in form and substance reasonably

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

satisfactory to the Agents (it being understood that all such terms, conditions and documentation as disclosed or otherwise made available to the Agents on or prior to the date of the Consent Solicitation Statement are in form and substance satisfactory to the Agents), and the Agents shall have received the voting and other agreements to which all of Holdings, Investcorp and GEI are party to be in effect immediately following consummation of the Transactions.

                  (v) The Agents shall be reasonably satisfied that all Noteholder Consents shall have been obtained by the Company in compliance with applicable law and on terms reasonably satisfactory to the Agents (it being understood that the terms of the Consent Solicitation Statement are satisfactory to the Agents).

                  (vi) After giving effect to the Transactions and the incurrence of Loans hereunder on the Closing Date, the Company shall have total Available Revolving Credit Commitments which, when added to the Company's cash at such time, are at least equal to $20,000,000.

                  (vii) The execution and delivery of this Agreement by the Lenders and the Agents shall be deemed to evidence the satisfaction of the Lenders and the Agents with such of the matters referenced and in clauses (i) through (v) of this paragraph (c) as shall have been disclosed and made available to the Administrative Agent prior to the date hereof.

                  (d) Financial Statements. (i) The Lenders shall have received the unaudited interim consolidated balance sheet of Holdings and its Subsidiaries for the monthly period ended as of March 31, 2003; and (ii) the Lenders shall have received a pro forma balance sheet on a consolidated basis of the Company and its Subsidiaries as of March 31, 2003 reflecting and giving effect to the Transactions and the other transactions contemplated hereby, together with a certificate of the Company to the effect that such pro forma balance sheet fairly presents in all material respects the pro forma financial position of the Company and its Subsidiaries in accordance with GAAP.

                  (e) Fees. (i) The Agents and the Lenders shall have received all fees required to be paid, and all expenses and other consideration presented for payment required to be paid or delivered, on or before the Closing Date.

                  (ii) The aggregate amount of fees and expenses paid in connection with the Transactions and the other transactions contemplated hereby (including in respect of the Noteholder Consents) shall be approximately $20,000,000.

                  (f) Lien Searches; Lien Perfection. (i) The Administrative Agent shall have received substantially all the results of a search of Uniform Commercial Code, tax and judgment filings made with respect to each of the Company and its Subsidiaries in each of the relevant jurisdictions with respect to the Company and its Subsidiaries, together with copies of financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens and (ii) the Administrative Agent shall have received duly executed

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

financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

                  (g) [RESERVED]

                  (h) Pledge Agreement. The Administrative Agent shall have received the Holdings Pledge Agreement executed and delivered by a duly authorized officer of the parties thereto, together with stock certificates representing 100% of all issued and outstanding shares of Capital Stock of the Company, and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor and the acknowledgment and consent of the issuer thereunder in the form annexed thereto.

                  (i) Collateral Agreement. The Administrative Agent shall have received the Collateral Agreement, executed and delivered by a duly authorized officer of the Company together with stock certificates representing 100% of all issued and outstanding shares of Capital Stock of each of the Domestic Subsidiaries of the Company (except that to the extent the Capital Stock of any Foreign Subsidiary of the Company is voting stock, not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged), and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor and the acknowledgment and consent of the issuer thereunder in the form annexed thereto.

                  (j) Guarantees. (i) The Administrative Agent shall have received a Holdings Guarantee, executed and delivered by a duly authorized officer of Holdings.

                  (ii) The Administrative Agent shall have received a Subsidiary Guarantee, executed and delivered by a duly authorized officer of each of the Domestic Subsidiaries of the Company except for (i) any Receivables SPV and (ii) any Immaterial Subsidiary.

                  (k) [RESERVED]

                  (l) Legal Opinions. The Administrative Agent shall have received, dated the Closing Date and addressed to each Agent and the Lenders, an opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Credit Parties, in substantially the form of Exhibit J-l, with such changes thereto as may be approved by the Agents and their counsel, (ii) the general counsel to the Company, in substantially the form of Exhibit J-2, with such changes thereto as may be approved by the Agents and their counsel and (iii) such local counsel as may have been reasonably requested by the Agents, which opinions shall be in form and substance reasonably satisfactory to the Agents.

                  (m) Closing Certificate. The Administrative Agent shall have received a Closing Certificate of each Credit Party dated the Closing Date, in substantially the form of Exhibits K-l, K-2 and K-3, respectively, with appropriate insertions and attachments, in form and substance reasonably satisfactory to the Agents and their counsel, executed by the President, any Vice President or Chief Financial Officer and the Secretary or any Assistant Secretary of Holdings, the Company and its Subsidiaries, respectively.

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

                  (n) Solvency Opinion. The Administrative Agent shall have received an opinion or opinions of Murray, Devine & Co. which documents the solvency of the Company and its Subsidiaries after giving effect to the consummation of the Transactions and the financings contemplated hereby.

                  (o) Insurance. The Administrative Agent shall have received
(i) a schedule describing all insurance maintained by Holdings and its Subsidiaries pursuant to subsection 8.5, and (ii) binders or certificate of insurance for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

                  (p) Existing Credit Agreements. (i) On the Closing Date, the commitments under the Existing Credit Agreements shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as, or supported hereunder by, Letters of Credit, and all other amounts owing pursuant to the Existing Credit Agreements shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this subsection have been satisfied at such time.

                  (ii) On the Closing Date, the creditors under the Existing Credit Agreements shall have terminated and released all Liens on the capital stock of and assets owned by Holdings and its Subsidiaries, and the Administrative Agent shall have received all such releases as may have been requested by the Agents, which releases shall be in form and substance reasonably satisfactory to the Agents.

                  (q) [RESERVED]

                  (r) Litigation. On the Closing Date, except as disclosed by the Company in filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, since December 31, 2002 there shall be no actions, suits, investigations, arbitrations, claims, or proceedings pending or, to the knowledge of the Company, threatened, nor shall there be any judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding, against any Credit Party (x) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (including the Recapitalization) or (y) which is reasonably likely to have a material adverse effect on (I) the transactions contemplated by the Credit Documents or on the business, property, operations or financial condition of the Company or of the Company and its Subsidiaries taken as a whole, in each case after giving effect to the Transactions and the other transactions contemplated hereby or (II) the validity or enforceability of any material Credit Document or the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document.

                  (s) Consents, Approvals and Filings. Except for the financing statements contemplated by the Security Agreements and the Mortgages and except as disclosed in the Recapitalization Agreement, on the Closing Date, all necessary governmental and other third

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

party authorizations, consents, approvals or waivers required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, or otherwise in connection with the transactions contemplated by the Credit Documents and the Recapitalization Agreement, shall have been obtained or made and remain in full force and effect (except where the failure to do so would not reasonably be expected to have a material adverse effect on (x) the business, operations, property or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) (I) the validity or enforceability of this Agreement or any other material Credit Document or (II) the rights or remedies of the Agents or the Lenders hereunder or thereunder), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes materially adverse conditions upon the consummation of such transactions.

                  (t) Restrictions. The consummation of the Transactions and the other transactions contemplated hereby shall not (i) violate any order, judgment, writ, injunction, determination, award, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any portion of their properties or assets, or (ii) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any portion of their properties or assets may be bound, except in the case of clauses (i) and (ii), with respect to matters that are not, individually or in the aggregate, reasonably likely to (x) result in a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole or on the validity or enforceability of any material Credit Documentation or the rights and remedies of the Agents or the Lenders thereunder, (y) impair the ability of the Company to perform its obligations under this term sheet in any material respect or (z) delay in any material respect or prevent the consummation of any of the Transactions.

                  (u) [RESERVED]

                  (v) Leverage Ratio. The Agents shall be satisfied that the pro forma Leverage Ratio of the Company and its consolidated Subsidiaries shall not exceed 4.6 to 1.0 (calculated using the pro forma balance sheet and the pro forma statement of operations of the Company for the monthly period ended April 30, 2003).

                  7.2 Conditions to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                  (a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 6 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of

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

such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 7.2 have been satisfied.

                  SECTION 8. AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Credit Documents, the Company shall, and, in the case of the agreements contained in subsections 8.3 through 8.6, and 8.8 through 8.9, shall cause each of its Subsidiaries to:

                  8.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly furnish to each Lender):

                  (a) as soon as available, but in any event within (i) 95 days after the end of each fiscal year of the Company or (ii) if earlier, 5 days after the initial deadline for the filing thereof with the Securities and Exchange Commission, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than (i) 50 days after the end of each of the first three quarterly periods of each fiscal year of the Company or (ii) if earlier, 5 days after the initial deadline for the filing thereof with the Securities and Exchange Commission, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Company through such date, setting forth in each case in comparative form the figures for the corresponding quarter in,

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

         and year to date portion of, the previous year, and the figures for such periods in the budget prepared by the Company and furnished to the Administrative Agent, certified by the chief financial officer, controller or treasurer of the Company as being fairly stated in all material respects;

                  (c) as soon as available, but in any event not later than 45 days after the beginning of each fiscal year of the Company to which such budget relates, a preliminary consolidated quarterly operating budget for the Company and its Subsidiaries taken as a whole; and as soon as available, any material revision to or any final revision of any such preliminary annual operating budget or any such consolidated operating budget; and

                  (d) concurrently with the delivery of financial statements pursuant to subsection 8.1(a) or (b), a certificate of the chief financial officer or treasurer of the Company setting forth, in reasonable detail, (x) the computations of Capital Expenditures as of the last day of the fiscal period covered by such financial statements, the Leverage Ratio as of such last day and the Interest Coverage Ratio as of such last day for the respective period being tested pursuant to
         Section 9.11 and (y) in the case of financial statements delivered pursuant to subsection 8.1(a), the computations of Excess Cash Flow for the respective fiscal year;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and (except in the case of the statements referred to in paragraphs (c) and (d) of this subsection 8.1) in accordance with GAAP.

                  8.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

                  (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 8.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 5.4(c), 9.1, 9.3, and 9.5 through 9.12, except as specified in such letter;

                  (b) within 15 days of the delivery of the financial statements referred to in subsections 8.1(a) and (b) (except that the certificate referred to in clause (iii) below shall be delivered concurrently with such financial statements), a certificate of the chief financial officer or treasurer of the Company stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsection
         8.9 with respect thereto), (ii) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive

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

         office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each of the Company and its Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every material condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iv) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of subsection 9.1, clauses (b) and (e) of subsection 9.3 and subsections 9.6 through 9.11 and any other calculations reasonably requested by the Administrative Agent with respect to the quantitative aspects of the other covenants contained herein, (v) if not specified in the financial statements delivered pursuant to subsection 8.1, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period, and
         (vi) identify any owned Real Property of the Company or a Domestic Subsidiary acquired during such accounting period that, together with any improvements thereon, has a value of at least $5,000,000;

                  (c) promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, and, upon the request of any Lender (through the Administrative Agent), any final comment letter submitted by such accountants to management in connection with their annual audit;

                  (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by Holdings, the Company or any of their Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

                  (e) concurrently with the delivery of the financial statements referred to in subsections 8.1 (a) and (b), a management summary describing and analyzing the performance of the Company and its Subsidiaries during the periods covered by such financial statements;

                  (f) within 50 days after the end of each fiscal quarter, a summary of all Asset Sales during such fiscal quarter including the amount of all Net Proceeds from such Asset Sales not previously applied to prepayments of the Loans and reductions of the Commitments pursuant to the proviso to subsection 5.4(c)(iii);

                  (g) within 50 days after the end of each fiscal year, a summary of all Recovery Events during such period for which proceeds received by Holdings or its Subsidiaries exceeded $1,000,000;

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

                  (h) within 50 days after the end of each fiscal year, a summary of all acquisitions effected pursuant to subsection 9.6(g)(B), for which the amount of individual expenditures exceeded $1,000,000, which summary shall include the amount of expenditures in connection with such acquisitions and the dates on which such acquisitions were consummated; and

                  (i) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

                  8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or any of its Subsidiaries, as the case may be.

                  8.4 Conduct of Business and Maintenance of Existence. Continue to engage in businesses of the same general type as now conducted by it (after giving effect to the Transactions), and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, patents, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, patents, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, and except as otherwise permitted by subsections 9.4 and 9.5; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

                  8.5 Maintenance of Property: Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

                  (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area by, companies engaged in the same or a similar business, and furnish to the Administrative Agent, (i) annually, a schedule disclosing (in a manner substantially similar to that used in the schedule provided pursuant to subsection 7.1(o)) all insurance against products liability risk maintained by the Company and its

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

Subsidiaries pursuant to this subsection 8.5(b) or otherwise and (ii) upon written request of any Lender, full information as to the insurance carried; provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

                  8.6 Inspection of Property; Books and Records: Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of any Lender upon reasonable notice (made through the Administration Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Company.

                  8.7 Notices. Promptly give notice to the Administrative Agent (to be distributed by the Administrative Agent to the Lenders):

                  (a) of the occurrence of any Default or Event of Default;

                  (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, assuming for the purposes of this subsection 8.7(b) only that the threshold amount contained in the proviso to clause (e) of Section 10 were $7,500,000, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case, there is a probability of an adverse determination and which if adversely determined, would have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

                  (c) of any litigation or proceeding against the Company or any of its Subsidiaries (i) in which more than $5,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

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

                  (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

                  (e) concurrently with the delivery of the information delivered pursuant to subsection 8.2(f) and each prepayment required pursuant to subsection 5.4(c)(iii), of any Asset Sale or substantially like-kind exchange of real property by the Company or any of its Subsidiaries; and

                  (f) of a material adverse change known to the Company or its Subsidiaries in the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 8.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Company proposes to take with respect thereto.

                  8.8 Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain could result in a material adverse effect on the Company and its Subsidiaries taken as a whole. Noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this 8.8(a); provided that, upon learning of any such noncompliance, the Company and its Subsidiaries shall promptly undertake reasonable efforts to achieve compliance or to contest by appropriate proceedings any alleged noncompliance and, provided further, that, in any case, such noncompliance, and any other noncompliance with Environmental Law and any contesting of allegations of noncompliance with Environmental Laws, individually or in the aggregate, after giving effect to any compliance efforts promptly undertaken and diligently pursued, would not reasonably be expected to give rise to a material adverse effect on the Company and its Subsidiaries taken as a whole.

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

                  (b) Comply in a timely manner with all orders and lawful directives regarding Environmental Laws issued to the Company or any of its Subsidiaries by any Governmental Authority, other than such orders and lawful directives as to which an appeal or other challenge has been timely and properly taken in good faith and the pendency of any and all such appeals and other challenges could not reasonably be expected to give rise to a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (c) Maintain, update as appropriate, and implement in all material respects an environmental program reasonably designed to (i) ensure that the Company, its Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned, leased or operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws; (ii) reasonably and prudently manage any liabilities or potential liabilities that the Company, any of the other Credit Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws; and (iii) ensure that the Company and its Subsidiaries undertake reasonable efforts to identify, and reasonably evaluate, issues of compliance with and liability under Environmental Laws prior to acquiring, directly or indirectly, any ownership or leasehold interest in real property, or other interest in any real property that could give rise to the Company or any of its Subsidiaries being subjected to liability under any Environmental Law as a result of such acquisition.

                  8.9 Additional Collateral, (a) Subject to subsections 8.9(f) and (g), with respect to any assets acquired after the Closing Date by the Company or any of the Subsidiary Guarantors that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (but, in any event, excluding (w) any assets described in paragraph (b) or (c) of this subsection, (x) assets acquired or owned pursuant to subsection 9.6(h) that are not (I) equity interests to the extent that a pledge of such interests would not be prohibited under the governing documents or agreements with respect to the entity to which such interests relate or by any agreements to which such entity is a party or (II) assets of Subsidiary Guarantors, (y) immaterial assets and (z) Receivables Facility Assets), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, and (ii) take all actions necessary or advisable to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any Person that is or becomes a Subsidiary (other than (w) any Immaterial Subsidiary (so long as such Subsidiary remains an Immaterial Subsidiary), (x) subject to the provisions of subsection 8.9(g), any Receivables SPV and (y) any Foreign Subsidiary), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Collateral Agreement as the Administrative Agent reasonably shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on any Capital Stock of such Subsidiary, (ii) deliver to the Administrative Agent the certificates

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representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, and (iii) cause such new Subsidiary (A) to become a party to the Subsidiary Guarantee and the Subsidiary Security Agreement or such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Subsidiary Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

                  (c) With respect to any Person that is or becomes a Foreign Subsidiary (excluding any Immaterial Subsidiary so long as it remains as such), promptly: (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Collateral Agreement as the Administrative Agent reasonably shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total combined voting equity or its equivalent of any such Foreign Subsidiary be required to be so pledged, although all non-voting equity and its equivalent which is owned by the Company or any of its Domestic Subsidiaries shall be required to be so pledged), (ii) if such Capital Stock is issued in certificated form, deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock, and if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) In the event that at any time after the Closing Date, any Subsidiary which was previously an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, the Company shall cause such Subsidiary to take all action, if any, that would be required pursuant to preceding subsections 8.9(b) and (c) with respect to a Person which then became a Subsidiary.

                  (e) Within 60 days of the Closing Date, the Administrative Agent shall have received (i) fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit L (each a "Mortgage" and collectively, the "Mortgages") covering all the Mortgaged Properties, and arrangements reasonably satisfactory to the Administrative Agent shall be in place to provide that counterparts of such Mortgages shall be promptly recorded upon execution in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Liens, on each Mortgaged Property in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders, (ii) a lender's title insurance policy, paid for by the Company, issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and

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

reinsurance as may be reasonably requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, insuring each Mortgage as a first lien on the relevant Mortgaged Property and subject only to Liens expressly agreed to by the Administrative Agent and (iii) such appropriate surveys of any parcel of mortgaged Real Property as are reasonably required by the Administrative Agent.

                  (f) Upon the request of the Administrative Agent, the Company will, and will cause its Wholly-Owned Subsidiary Guarantors to, promptly grant to the Administrative Agent, within 60 days of such request, security interests and mortgages (an "Additional Mortgage") in such owned Real Property of the Company and its Domestic Subsidiaries as are acquired after the Closing Date by the Company or such Subsidiary and that, together with any improvements thereon, individually have a value of at least $5,000,000, as additional security for the obligations of the Credit Parties under any Credit Document (unless the subject property is already mortgaged to a third party to the extent permitted by subsection 9.2) (it being understood that the provisions of this subsection 8.9(f) will apply to the Real Property subject to the Industrial Revenue Bonds at such time that the Industrial Revenue Bonds are repaid, as if such Real Property were acquired on the date of such repayment). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens and such other Liens reasonably acceptable to the Administrative Agent. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. If requested by the Administrative Agent or the Required Lenders, the Company shall provide a lender's title policy with respect to each such Additional Mortgage conforming to the requirements of subsection 8.9(e).

                  (g) All capital stock of each Receivables SPV, if any, shall be required to be pledged pursuant to the Collateral Agreement; provided that
(A) to the extent prohibited by the relevant Receivables Facility (and so long as such Receivables Facility is in effect and contains such prohibition), no security interest will be required in the Capital Stock of the respective Receivables SPV and (B) to the extent the stock of a Receivables SPV is required to be pledged to secure amounts owing under the respective Receivables Facility, the Company shall use commercially reasonable efforts to grant a second priority perfected security interest in such Capital Stock to secure the obligations pursuant to the Credit Documents (and shall take all action in connection therewith as may reasonably be requested by the Administrative Agent).

                  SECTION 9. NEGATIVE COVENANTS

                  The Company hereby agrees that it shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit

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

Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 9 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

                  9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) the Indebtedness outstanding on the Closing Date and reflected on Schedule 9.1 (a), including the refinancing of any such Indebtedness on terms and conditions taken as a whole no less favorable to the Company and its Subsidiaries or the Lenders;

                  (b) Indebtedness consisting of the Loans and in connection with the Letters of Credit and this Agreement;

                  (c) Indebtedness (i) of the Company to any Subsidiary, (ii) of any Subsidiary Guarantor to the Company or any other Subsidiary; (iii) of any Foreign Subsidiary or other Subsidiary that is not a Subsidiary Guarantor to the Company or any other Subsidiary in an aggregate principal amount at any time outstanding not to exceed $25,000,000 plus the sum of any amounts dividended or distributed to the Company or any Subsidiary Guarantor by any Foreign Subsidiary, less the sum of (A) the amount of any guarantees of obligations of Foreign Subsidiaries pursuant to subsection 9.3(c)(ii) and (B) the amount of any investments made in a Foreign Subsidiary pursuant to subsection 9.6(b)(iv); (iv) [RESERVED]; and (v) of any Receivables SPV to the Company or any other Subsidiary in respect of receivables purchased by such Receivables SPV from such Person and as evidenced by a promissory note or notes in an aggregate principal amount not to exceed the difference between the face amount of such purchased receivables and the amount of Receivables Facility Attributed Indebtedness, less any amount outstanding in accordance with subsection 9.6(b)(iv); PROVIDED THAT, IN THE CASE OF EACH OF CLAUSES (i) THROUGH (v) ABOVE, IF (A) A DEFAULT OR EVENT OF DEFAULT IS IN EXISTENCE AND (B) THE ADMINISTRATIVE AGENT OR REQUIRED LENDERS SO REQUEST, THE INDEBTEDNESS REFERRED TO IN THIS CLAUSE (c) SHALL BE EVIDENCED BY A PROMISSORY NOTE OR PROMISSORY NOTES WHICH SHALL BE PLEDGED TO THE ADMINISTRATIVE AGENT ON TERMS AND CONDITIONS SATISFACTORY TO THE ADMINISTRATIVE AGENT;

For purposes of this subsection 9.1(c), the payment, or intercompany loans or advances for such purpose, by the Company or any Subsidiary of expenses and operating costs of the Company or any Subsidiary Guarantor (x) incurred in the ordinary course of business or (y) incurred in association with the initial establishment, start up and capitalization of the Company and any Subsidiary Guarantor shall not be considered to be a loan, advance, dividend or other investment, and shall be permitted under this Agreement and such payments shall not reduce any permitted amounts to be so made as specified herein;

                  (d) Indebtedness of the Company in respect of:

                      (i) up to $ 135,000,000 principal amount of the Senior Subordinated Notes; and

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

                      (ii) Permanent Subordinated Debt issued after the Closing
                  Date in an aggregate principal amount at any time outstanding not to exceed (A) the sum of $135,000,000 and 6% of such amount less (B) the aggregate principal amount of Indebtedness then outstanding pursuant to the preceding clause (i) (after giving effect to any repayment thereof with the proceeds of the Permanent Subordinated Debt), the proceeds (net of any fees and expenses in connection therewith) of which shall be applied to prepay, redeem, retire or repurchase either the Senior Subordinated Notes or Permanent Subordinated Debt plus
                  (C) subject to the requirements of clause (ii) of subsection 5.4(c) hereof, an amount, which when added to the amount referred to in subclause (A) of this clause (ii) of this subsection 9.1(d), shall not exceed in the aggregate $200,000,000 plus 6% of such amount;

                  (e) Indebtedness of the Company and its Subsidiaries for industrial revenue bonds or other similar governmental and municipal bonds, for the deferred purchase price of newly acquired property and to finance equipment of the Company and its Subsidiaries (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business (provided such financing is entered into within 180 days of the acquisition of such property) of the Company and its Subsidiaries in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Subsidiaries) which shall not exceed $25,000,000 in the aggregate at any one time outstanding and Indebtedness of the Company and its Subsidiaries in respect of Financing Leases to the extent subsections 9.7, 9.9 and 9.10 would not be contravened;

                  (f) Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $25,000,000;

                  (g) Indebtedness of any Receivables SPV pursuant to any Receivables Facility;

                  (h) Indebtedness in respect of trade letters of credit or surety bonds (other than Letters of Credit issued hereunder) in an aggregate principal amount equal to $25,000,000 at any one time outstanding;

                  (i) Indebtedness (i) assumed in connection with acquisitions permitted by subsection 9.6(g) (so long as such Indebtedness was not incurred in anticipation of the respective acquisition), (ii) of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of the respective acquisition) and (iii) owed to the seller in any acquisition permitted by subsection 9.6(g) constituting part of the purchase price thereof, all of which Indebtedness permitted by this subsection 9.1(i) shall not exceed in the aggregate at any one time $25,000,000 outstanding;

                  (j) Indebtedness in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

                  (k) Additional unsecured subordinated indebtedness of the Company and its Subsidiaries (which Indebtedness shall be subordinated to all obligations pursuant to the Credit Documents pursuant to subordination terms which are at least as favorable to the Lenders as those contained in the Indebtedness referenced in preceding paragraph
         (d)), provided that (i) such Indebtedness shall not exceed $10,000,000 in aggregate principal amount at any time outstanding plus any additional principal amount of such Indebtedness issued in lieu of cash interest on such outstanding Indebtedness or any refinancing thereof,
         (ii) no part of the principal amount of such Indebtedness shall have a maturity date earlier than the one-year anniversary of the final Installment Payment Date and (iii) the non-default interest rate thereon shall not exceed 12% per annum; and

                  (1) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of the equivalent at the date of each incurrence thereof of $25,000,000.

                  9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                  (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

                  (f) Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents, including Liens pursuant to the Credit Documents in respect of Interest Rate Agreements, and bankers' liens arising by operation of law;

                  (g) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by subsection 9.1(e) representing or incurred to finance, refinance or refund the purchase price of property, 9.1(i) (so long as in the case of clauses (i) and (ii) thereof such Lien was not incurred in anticipation of the related acquisition) or 9.1(1) provided that (x) no such Lien incurred in connection with Indebtedness pursuant to subsection 9.1(e) and 9.1(i) shall extend to or cover other property of the Company or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property (plus any interest on such Indebtedness that is payable-in-kind or accretes to the principal of such Indebtedness) and
         (y) no such Lien incurred in connection with Indebtedness pursuant to subsection 9.1(1) shall extend to any property other than the property of one or more Foreign Subsidiaries;

                  (h) Liens existing on the Closing Date after giving effect to the consummation of the Recapitalization and described in subsection
         6.13 or Schedule 9.2(h) (including the extension of any Liens listed on such Schedule relating to any Indebtedness permitted under subsection 9.1(a) in connection with any refinancing of such Indebtedness permitted by such subsection and any Liens securing Indebtedness to be repaid on the Closing Date to the extent the Company has made arrangements to terminate such Liens in a manner satisfactory to the Administrative Agent), provided that no such Lien shall extend to or cover other property of the Company or the respective Subsidiary other than the respective property so encumbered and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original principal amount of the Indebtedness so secured;

                  (i) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs;

                  (j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matter of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                  (k) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

                  (1) Liens on goods (and proceeds thereof) securing reimbursement obligations in respect of commercial letters of credit issued in accordance with the terms of this Agreement; and

                  (m) Liens on any Receivables Facility Assets to the extent required to secure the repayment of any Indebtedness incurred under any Receivables Facility permitted by subsection 9.l(g).

                  9.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

                  (a) the Guarantees;

                  (b) other guarantees by the Company incurred in the ordinary course of business for an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (c) guarantees by the Company or any Domestic Subsidiary (i) of obligations of Subsidiary Guarantors or the Company and (ii) of obligations of Foreign Subsidiaries or other Subsidiaries of the Company that are not Subsidiary Guarantors in an aggregate principal amount not to exceed $25,000,000 plus the sum of any amounts dividended or distributed to the Company or any Subsidiary Guarantors by such Foreign Subsidiaries, less any amounts outstanding in accordance with subsections 9.1(c)(iii) and 9.6(b)(iv);

                  (d) Contingent Obligations existing on the Closing Date and described in Schedule 9.3(d) and Contingent Obligations relating to any Indebtedness permitted under subsection 9.1 (a);

                  (e) guarantees of obligations to third parties in connection with relocation of employees of the Company or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 9.6(f), shall not exceed $5,000,000 at any time outstanding;

                  (f) Contingent Obligations in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

                  (g) subordinated guarantees in respect of the Permanent Subordinated Debt provided by one or more Subsidiary Guarantors (which guarantees may remain in effect only so long as the respective such entity remains a Subsidiary Guarantor), provided that such subordinated guarantees are subordinated to the Guarantees on substantially the same basis as the Permanent Subordinated Debt is subordinated to the Loans; and

                  (h) with respect to any Receivables Facility, the Company and its Subsidiaries may provide Standard Securitization Undertakings.

                  9.4 Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except

(a) for the transactions otherwise permitted pursuant to subsection 9.6(g) or clause (b) of subsection 9.5, (b) any Subsidiary of the Company may be merged with and into the Company or a Subsidiary Guarantor (in each case so long as no merger consideration is paid in connection therewith to a Person other than the Company or a Wholly-Owned Subsidiary Guarantor), (c) any Foreign Subsidiary of the Company may be merged with and into the Company or a Wholly-Owned Subsidiary, (d) Subsidiaries with a net book value not greater than $250,000 may be dissolved and (e) any Subsidiary may otherwise be dissolved; provided that upon dissolution, the assets of such Subsidiary are transferred to the Company or a Subsidiary Guarantor or, in the case of a dissolution of a Foreign Subsidiary, such assets are transferred to the Company or a Wholly-Owned Subsidiary on the terms and subject to the conditions set forth in subsection 9.5(b).

                  9.5 Prohibition on Sale of Assets. Convey, sell (including pursuant to a sale-leaseback transaction), lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation) any of its property, business or assets (including, without limitation, other payments and receivables but excluding leasehold interests), whether now owned or hereafter acquired, except:

                  (a) for sales or other dispositions of inventory in the ordinary course of business;

                  (b) that the Company or any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, and any Subsidiary of the Company may merge with and into, the Company or a Subsidiary Guarantor, or, in the case of any Foreign Subsidiary of the Company, the Company or a Wholly-Owned Subsidiary), and the Company or any Subsidiary of the Company may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Subsidiary to a Subsidiary Guarantor or the Company, provided that, no such transaction may be effected if it would result in the transfer of any assets of, or any Capital Stock of, the Company or a Subsidiary to, or the merger with and into, another Subsidiary all of the Capital Stock of which owned by the Company or any Subsidiary has not been pledged to the Administrative Agent and which has not guaranteed the obligations of the Company, for the benefit of the Lenders, under the Notes and this Agreement, and granted liens or security interests in favor of the Administrative Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, security agreement and other documentation reasonably satisfactory to the Administrative Agent;

                  (c) leases of Fee Properties and other real property owned in fee;

                  (d) any condemnation or eminent domain proceedings affecting any real property, provided that the parties hereto agree that the net proceeds received in connection with such proceeding shall be deemed not to constitute "Net Proceeds" if such net proceeds are reinvested in new or existing properties within eighteen months;

                  (e) substantially like-kind exchanges of real property; provided that only any cash received by the Company or any Subsidiary of the Company in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange) shall be deemed to be Net Proceeds and shall be applied as provided for in subsection 5.4(c)(iii);

                  (f) for the sale or other disposition of any property that, in the reasonable judgment of the Company has become uneconomic, obsolete or worn out, and which is sold or disposed of in the ordinary course of business;

                  (g) for the sale or other disposition of any property the aggregate amount of the net proceeds received in respect of which shall not exceed $7,500,000 during the term of this Agreement;

                  (h) the sale, encumbrance or other disposition at any time or from time to time of Receivables Facility Assets pursuant to the respective Receivables Facility;

                  (i) any sale or disposition of any interest in property; provided that (i) subject to following clause (iii), the net proceeds of any such sale shall constitute Net Proceeds only to the extent such net proceeds are not reinvested in new or existing property within twelve months from the date of such sale, (ii) if the property so sold constituted Collateral under the Security Documents then any property purchased with the net proceeds thereof shall be mortgaged or pledged, as applicable, for the benefit of the Lenders if required by subsection
         8.9 and in accordance therewith and (iii) the aggregate outstanding amount of net proceeds held by the Company at any time for reinvestment in respect of any property sold pursuant to this paragraph shall not exceed $15,000,000;

                  (j) [RESERVED];

                  (k) any sales at fair market value for cash of Investment Grade Securities; and

                  (1) for the sale or other disposition of the Company's facilities located in Carrolton, Kentucky.

                  (m) (i) any sale or other disposition of any minority interests in a joint venture or other Person and (ii) the sale or other disposition of the Company's facilities located in Greenville, Pennsylvania; provided in either case that (A) the net proceeds of any such sale shall constitute Net Proceeds only to the extent such net proceeds are not reinvested in new or existing property within twelve months from the date of such sale and (B) if the property so sold constituted Collateral under the Security Documents, then any property purchased with the net proceeds thereof shall be mortgaged or pledged, as applicable, for the benefit of the Lenders if required by subsection
         8.9 and in accordance therewith.

                  9.6 Limitation on Investments, Acquisitions, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person (except to the extent permitted by Section 9.7 or 9.12), except:

                  (a) the Company may make loans or advances to Subsidiaries, and Subsidiaries may make loans or advances to the Company and other Subsidiaries, to the extent in each case the Indebtedness created thereby is permitted by subsection 9.1(c);

                  (b) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise), (ii) the Company and any Subsidiary may make investments in, or create, any Wholly-Owned Domestic Subsidiary or Subsidiary Guarantor (by way of capital contribution or otherwise) or make investments permitted by subsection 9.5(b), provided that, in any such case, the requirements of subsection
         8.9 are satisfied, (iii) the Company and any Subsidiary may make investments in any Subsidiary financed with contributions of equity directly or indirectly to the entity making such investment from the Investor Group or their Affiliates, and (iv) the Company and any Subsidiary may make investments in, or create, any Foreign Subsidiary (by way of capital contribution or otherwise), provided that (x) the requirements of subsection 8.9 are satisfied and (y) the aggregate amount of all investments in such Foreign Subsidiaries shall not exceed
         (I) $25,000,000 (plus the sum of any amount dividended or distributed by such Foreign Subsidiaries to the Company or any Subsidiary Guarantor), minus (II) the amount of any Indebtedness of any Foreign Subsidiary at any such time outstanding in accordance with subsection 9.1(c)(iii) or 9.3(c)(ii); and (iv) the Company and any Subsidiary may contribute receivables to any Receivables SPV in an aggregate face amount not to exceed the difference between the face amount of such receivables and the Receivables Facility Attributed Indebtedness, less any amount outstanding in accordance with subsection 9.1(c)(vi);

                  (c) the Company and its Subsidiaries may (i) invest in, acquire and hold Cash Equivalents and Investment Grade Securities and
         (ii) make Loans in respect of the purchase price of assets sold pursuant to subsection 9.5 in an aggregate amount at any time outstanding not to exceed $5,000,000;

                  (d) the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

                  (e) the Company or any of its Subsidiaries may extend credit and acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (e) shall prevent the Company or any Subsidiary from offering such concessionary trade terms, or from receiving such investments, in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

                  (f) the Company or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of the Company or any such Subsidiary (or to Holdings so that it will make such Loans), provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 9.3(e), shall not exceed $5,000,000 at any one time outstanding;

                  (g) the Company and its Wholly-Owned Subsidiaries (excluding any Receivables SPV) may make expenditures to acquire all or a substantial portion of the Capital Stock or assets of any Person engaged primarily in one or more businesses in which the Company and its Subsidiaries are engaged or directly related thereto or in the building products, ladder and climbing equipment and aluminum extrusion products industries generally, provided that, after giving pro forma effect to any such acquisition and the financing thereof, either (A)
         (i) the amount of the expenditures pursuant to this clause (g) does not exceed $25,000,000 with respect to any single acquisition (or related series of acquisitions) of Capital Stock or assets, and does not exceed $50,000,000 in the aggregate for all expenditures made pursuant to this clause (g), in each case without the prior written consent of the Required Lenders, (ii) the provisions of subsection 8.9 are satisfied,
         (iii) (x) the ratio of Consolidated Funded Indebtedness as of the day of such acquisition to Consolidated EBITDA for the period of four fiscal quarters ending as at the last day of the most recently ended fiscal quarter does not exceed the maximum Leverage Ratio permitted as of such day pursuant to subsection 9.9 and (y) the ratio of Consolidated EBITDA for the period of four fiscal quarters ending as at the last day of the most recently ended fiscal quarter (giving pro forma effect to such acquisition as if it had occurred on such day) to Cash Interest Expense for such period (giving pro forma effect to such acquisition as if it had occurred on such day) is no less than the minimum Interest Coverage Ratio permitted as of such day pursuant to subsection 9.10 hereof; provided that the last four fiscal quarters of Consolidated EBITDA (x) of each acquired company, business or group of assets during the testing period shall be added for purposes of calculating such ratio and (y) of each company, business or business segment sold during the respective four fiscal quarter period or thereafter and on or prior to the date of determination pursuant to one or more Asset Sales shall be subtracted for purposes of calculating such ratio, (iv) no Default or Event of Default has occurred and is continuing or would result therefrom and (v) on or prior to the date of consummation of the respective acquisition, the Company furnishes to the Administrative Agent a certificate from its chief financial officer stating that the foregoing requirements of this clause (A) have been met (and providing, in reasonable detail, the calculations required pursuant to preceding clause (iii)) or (B) (i) the amount of expenditures in connection with such acquisition does not exceed $7,500,000 and the Company elects (by prior written notice to the Administrative Agent) to treat such expenditures as "Capital Expenditures" for purposes of this Agreement, including, but not limited to, subsection 9.7 (and not expenditures pursuant to this Section 9.6), (ii) the provisions of subsection 8.9 are satisfied, and
         (iii) no Default or Event of Default has occurred and is continuing or would result therefrom;

                  (h) the Company or any of its Subsidiaries may make investments in, or loans or investments to, or expenditures relating to joint ventures or other Persons engaged primarily in one or more businesses in which the Company and its Subsidiaries are engaged or directly related thereto or in the building products, ladder and climbing equipment and aluminum extrusion products industries generally, in an aggregate principal amount not to exceed $20,000,000 (plus the sum of any amounts dividended or distributed to the Company or any Subsidiary Guarantor by such joint venture or other Person); provided that at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (i) [RESERVED]; and

                  (j) the Company and its Subsidiaries may, in the ordinary course of business, engage in aluminum hedging so long as such hedging is not for speculative purposes and is reasonably related to its anticipated manufacturing needs.

                  For the purposes of this subsection 9.6, the payment, or intercompany loans or advances for such purpose, by the Company or any Subsidiary of expenses and operating costs of the Company or any Subsidiary Guarantor (x) incurred in the ordinary course of business or (y) incurred in association with the initial establishment, start up and capitalization of the Company and any Subsidiary Guarantor shall not be considered to be a loan, advance, dividend or other investment, and shall be permitted under this Agreement and such payments shall not reduce any permitted amounts to be so made as specified herein.

                  9.7 Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Company and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the years or other periods set forth below:

---------------------------------------------------
         Year or Period                 Base Amount
         --------------                 -----------
---------------------------------------------------
Closing Date to                         $20,000,000
December 31,2003
---------------------------------------------------
Calendar Year 2004                      $25,000,000
---------------------------------------------------
Calendar Year 2005                      $25,000,000
---------------------------------------------------
Calendar Year 2006                      $25,000,000
---------------------------------------------------
Calendar Year 2007                      $25,000,000
---------------------------------------------------
Calendar Year 2008                      $25,000,000
---------------------------------------------------
January 1, 2009 to Maturity Date        $15,000,000
---------------------------------------------------

provided that (i) for any period set forth above, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period any portion of the Base Amount (as increased) not spent in the immediately preceding period and (ii) for each period of the Company, the Base Amount set forth above shall be increased in the event any Person or assets of such Person (an "Acquired Person") is acquired as permitted herein by an amount equal to 110% of the amount of capital expenditures (determined in accordance with GAAP) of such Acquired Person for the twelve months prior to the date it was acquired ("Acquired Capital Expenditures"); provided that, with respect to the fiscal year in which such Person becomes an Acquired Person, the Base Amount shall be increased by the product of (A) the Acquired Capital Expenditures of such Acquired Person times
(B) a fraction, the numerator of which is the number of days remaining in the fiscal year of the Company in which such Acquired Person was acquired and the denominator of which is 365; provided further, that, notwithstanding anything to the contrary herein, additional Capital Expenditures may be made (i) with net proceeds received in property sales or dispositions under subsections 9.5(i), (g), (l) and (m) and (ii) to the extent financed by any net cash proceeds from the issuance of Capital Stock of Holdings to, or any capital contribution to the Company by, the Investor Group or its Affiliates.

                  9.8 Interest Rate Agreements. Enter into, create, incur, assume or suffer to exist any Interest Rate Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes.

                  9.9 Debt to EBITDA. At the last day of any fiscal quarter set forth below, permit the ratio (the "Leverage Ratio") of Consolidated Funded Indebtedness as of such day to Consolidated EBITDA for the period of four fiscal quarters ending on such day to be greater than the ratio set forth below for such fiscal quarter; provided that, (x) with respect to any acquisition made during the respective four quarter period pursuant to, and as permitted by, subsection 9.6(g), the last four fiscal quarters of Consolidated EBITDA of the acquired company shall be added for the purposes of calculating this ratio and
(y) the last four fiscal quarters of Consolidated EBITDA of each company, business or business segment sold during the respective four fiscal quarter period pursuant to one or more Asset Sales shall be subtracted for purposes of calculating this ratio:

FISCAL YEAR  FISCAL QUARTER            RATIO
    2003         Third             4.75 to 1.00
                 Fourth            4.75 to 1.00
    2004         First             4.50 to 1.00
                 Second            4.50 to 1.00
                 Third             4.25 to 1.00
                 Fourth            4.25 to 1.00
    2005         First             4.00 to 1.00
                 Second            4.00 to 1.00
                 Third             3.75 to 1.00
                 Fourth            3.50 to 1.00
    2006         First             3.50 to 1.00
                 Second            3.50 to 1.00
                 Third             3.25 to 1.00
                 Fourth            3.00 to 1.00
    2007         First             3.00 to 1.00
                 Second            3.00 to 1.00
                 Third             3.00 to 1.00
                 Fourth            3.00 to 1.00
    2008         First             3.00 to 1.00
                 Second            3.00 to 1.00

                 Third             3.00 to 1.00
                 Fourth            3.00 to 1.00
2009             First             3.00 to 1.00
                 Second            3.00 to 1.00

                  9.10 Interest Coverage. At the last day of any fiscal quarter set forth below, permit the Interest Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

FISCAL YEAR   FISCAL QUARTER            RATIO
   2003           Third             3.00 to 1.00
                  Fourth            3.00 to 1.00
   2004           First             3.25 to 1.00
                  Second            3.25 to 1.00
                  Third             3.25 to 1.00
                  Fourth            3.25 to 1.00
   2005           First             3.50 to 1.00
                  Second            3.50 to 1.00
                  Third             3.50 to 1.00
                  Fourth            3.50 to 1.00
   2006           First             3.50 to 1.00
                  Second            3.50 to 1.00
                  Third             3.50 to 1.00
                  Fourth            3.50 to 1.00
   2007           First             3.50 to 1.00
                  Second            3.50 to 1.00
                  Third             3.50 to 1.00
                  Fourth            3.50 to 1.00
   2008           First             3.50 to 1.00
                  Second            3.50 to 1.00
                  Third             3.50 to 1.00
                  Fourth            3.50 to 1.00
   2009           First             3.50 to 1.00
                  Second            3.50 to 1.00

                  9.11 [RESERVED]

                  9.12 Limitation on Dividends. Declare any dividends on any shares of any class of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that:

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                  (a) Subsidiaries may pay dividends directly or indirectly to the Company or to Domestic Subsidiaries which are directly or indirectly wholly-owned by the Company (or, in case of Foreign Subsidiaries, to the Company or to Subsidiaries of the Company which are directly or indirectly wholly-owned by the Company) and any Foreign Subsidiary of the Company organized under the laws of Ireland may pay dividends to its employee shareholders as part of such employee shareholders' compensation package;

                  (b) the Company may, or may advance or dividend cash to Holdings so long as all such amounts are used by Holdings to, repurchase Capital Stock of Holdings owned by former, present or future employees of Holdings or its Subsidiaries or their assigns, estates and heirs, provided that the aggregate amount expended pursuant to this clause (b) shall not in the aggregate exceed (i) $3,000,000 in any fiscal year or (ii) $10,000,000 during the term of this Agreement, plus any amounts contributed to the Company as a result of resales of such repurchased shares of Capital Stock;

                  (c) payments may be made to effect the Transactions pursuant to, and in accordance with the terms of, the Recapitalization Agreement;

                  (d) the Company may pay dividends or distributions to Holdings so long as promptly used by Holdings to make payments permitted to be made by it pursuant to preceding paragraph (c);

                  (e) the Company may pay cash dividends or distributions to Holdings for the purpose of paying, and so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of dividends and distributions paid to Holdings pursuant to this paragraph
         (e) shall not exceed $2,000,000 in any fiscal year of Holdings;

                  (f) the Company may pay cash dividends or distributions to Holdings for the purpose of paying, and so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings; provided that any refund shall be promptly returned by Holdings to the Company; .

                  (g) the Company and its Subsidiaries may pay or make dividends or distributions to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and type, provided that such additional shares shall be pledged to the Administrative Agent to the extent required by subsection 8.9; and

                  (h) the Company may pay dividends or distributions to Holdings to allow Holdings to make loans permitted under subsection 9.6(f).

                  9.13 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with

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any Affiliate except for transactions which are otherwise permitted under this
Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, provided that nothing in this subsection 9.13 shall prohibit the Company or its Subsidiaries from engaging in the following transactions: (x) the performance of the Company's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (y) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business, or (z) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business.

                  9.14 Prepayments and Amendments of Permanent Subordinated Debt. (a) Optionally prepay, retire, redeem, purchase, defease or exchange, or make any mandatory prepayment, retirement, redemption, purchase or defeasance of any Permanent Subordinated Debt (other than (x) with proceeds of Permanent Subordinated Debt as permitted by subsection 9.1(d)(ii) or (y) with the proceeds of the issuance of Capital Stock to the extent permitted by subsection 5.4(c)(i)) or (b) waive, amend, supplement, modify, terminate or release the provisions of any Permanent Subordinated Debt, to the extent that any such waiver, amendment, supplement, modification, termination or release would be materially adverse to the Lenders.

                  9.15 Limitation on Changes in Fiscal Year. Permit the fiscal year of Holdings and the Company to end on a day other than December 31 in any calendar year.

                  9.16 Limitation on Business. (a) Permit the Company to enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company or any Subsidiary is engaged on the date of this Agreement (or which are directly related thereto or those related generally to the building products, ladder, climbing equipment and aluminum extrusion products industries).

                  (b) [RESERVED]

                  (c) Permit any Receivables SPV to enter into, or engage in, any business other than obtaining financing pursuant to any Receivables Facility and, in connection therewith, owning Receivables Facilities Assets and taking action directly relating thereto.

                  9.17 Designated Senior Indebtedness. Designate, or permit the designation of, any indebtedness as "Designated Senior Indebtedness" (or provide a similar designation with respect to any Permanent Subordinated Debt) for purposes of the Senior Subordinated Notes Indenture or any other Permanent Subordinated Debt unless the Required Lenders specifically consent thereto in writing.

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                  SECTION 10. EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following events:

                  (a) The Company shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 3.8 or
         (ii) pay any interest on any Loan or Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Company shall default in the observance or performance of any agreement contained in subsection 8.7(a) or 8.9 or Section 9 of this Agreement or Holdings shall default in the observance or performance of any agreement contained in subsection 10(c) of the Holdings Guarantee; or

                  (d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days; or

                  (e) The Company or any of its Subsidiaries (other than a Receivables SPV) shall (i) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any inter-company debt) or Interest Rate Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that the aggregate principal amount of all such Indebtedness, Interest Rate Agreements and Contingent Obligations under which a default exists or which would then become due or payable equals or exceeds $10,000,000; or

                  (f) Holdings or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an

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

         order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) Holdings or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan, and such event or condition, together with all other such events or conditions, relating to a Plan, if any, would be reasonably likely to subject Holdings or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate resulting in a material adverse effect to Holdings and its Subsidiaries taken as a whole; or

                  (h) One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate a liability (not paid or reserved for or covered by insurance or indemnities to the extent the Company, in its reasonable good faith judgment, believes that such judgment or decree will be paid when due by the parties providing such indemnities) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

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

                  (i) Any Credit Document shall cease, for any reason, to be in full force and effect (except as otherwise permitted under such Credit Document) or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction (other than to the extent caused by any failure of the Company to provide information as and when required under any Credit Document) on the part of the Administrative Agent or the Lenders), subject to such exceptions as may be permitted therein or herein, and in the case of any Security Agreement, such condition shall continue unremedied for 30 days after notice thereof to the Company by the Administrative Agent or any Lender; or

                  (j) There shall have occurred a Change of Control; or

                  (k) The subordination provisions of any document governing any Permanent Subordinated Debt shall cease, for any reason, to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 10 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 3.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company's obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

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                  SECTION 11. THE AGENTS: THE ISSUING LENDER

                  11.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the Administrative Agent and Citigroup Global Markets Inc. as the Syndication Agent, and irrevocably authorizes JPMorgan Chase Bank, as Administrative Agent, and Citigroup Global Markets Inc., as Syndication Agent, as agents for such Lender to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Syndication Agent (including as Arranger) by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that the Syndication Agent shall have no duties or responsibilities under this Agreement or any other Credit Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as Syndication Agent hereunder.

                  11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 11.3.

                  11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document, or to inspect the properties, books or records of any Credit Party.

                  11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, entries maintained in the Register, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel

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

to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders (unless a higher percentage of Lenders is expressly required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Lender or the Company or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  11.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings and the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial condition or creditworthiness of the

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

Credit Parties which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  11.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the Syndication Agent and each Arranger in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and the L/C Obligations and the respective obligations, whether as Issuing Lender or a Participating Lender, under the Letter of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent or such Arranger, respectively, in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent, the Syndication Agent or such Arranger, respectively, under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the respective party's gross negligence or willful misconduct. The agreements in this subsection 11.7 shall survive the repayment of the Loans and all other amounts payable hereunder.

                  11.8 Each Agent in its Individual Capacity. Each Agent and its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Company and its Subsidiaries as though such Agent were not an Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not Agent and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Company, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Credit Documents.

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                  11.10 Issuing Lender as Issuer of Letters of Credit. Each
Lender which is a holder of a Revolving Credit Commitment (collectively "Revolving Credit Lenders") hereby acknowledges that the provisions of this
Section 11 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent, except that obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).

                  SECTION 12. MISCELLANEOUS

                  12.1 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 12.1. With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided that:

                  (a) (i) no such waiver and no such amendment, supplement or modification shall (x) release all or substantially all of the Collateral without the written consent of all Lenders or (y) release all or substantially all of the Guarantors without the written consent of all Lenders and (ii) notwithstanding any of the foregoing, neither the preceding clause (i) nor the immediately preceding paragraph of this subsection 12.1 shall be applicable to and no consent shall be required for (i) releases of collateral in connection with any Asset Sales permitted by subsection 9.5, (ii) releases of collateral in accordance with subsection 12.12 or (iii) upon the reincorporation of the Company or any Subsidiary in a new jurisdiction or the creation of a new Subsidiary of the Company, any release of collateral in connection with the transfer of such released collateral to such reincorporated entity or new Subsidiary in compliance with subsection 9.4, provided that the Administrative Agent, in its sole discretion, determines that such release and transfer, together with any grant and perfection of a new Lien therein in favor of the Administrative Agent, will cause no material impairment of the value of the collateral taken as a whole, after giving effect to such release and transfer;

                  (b) no such waiver and no such amendment, supplement or modification shall (x) without the prior written consent of each Lender whose obligations hereunder are being directly modified, waive or extend the final maturity date of any Note or the scheduled payment date of any installment of any Loan, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce or extend the time of payment of any fee payable to such Lender hereunder, or reduce the principal amount thereof, or extend the expiry of any Lender's Commitment or

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         change the amount of any Lender's Commitment or Commitment Percentage, or (y) without the prior written consent of each Lender, amend, modify or waive any provision of subsection 5.9(b) or this subsection 12.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Company of any of its rights and obligations under any Credit Document;

                  (c) no such waiver and no such amendment, supplement or modification affecting any Agent or Issuing Lender shall amend, modify or waive any provision of Section 11 without the written consent of such Agent or Issuing Lender, as the case may be; and

                  (d) no such waiver, and no such amendment, supplement or modification shall amend, modify or waive the prepayment or order of application requirements specified in subsection 5.4(c)(i), (ii), (iii) and (v) or subsection 5.4(a) without the written consent of the holders of more than 50% of each of (i) the aggregate unpaid principal amount of the Term Loans adversely affected thereby, if any, and (ii) the Revolving Credit Commitments adversely affected thereby, if any, or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans (the Term Loans and the Revolving Credit Commitments of any Non-Funding Lender to be disregarded in determining such percentage at any time) adversely affected thereby, if any; provided that the foregoing provisions of this paragraph (d) shall not be applicable to any modifications to subsection 5.4(a) or 5.4(c)(vi) in order to provide for pro rata payments to any additional Tranche of Term Loans on substantially the same basis as payments to the Term Loans existing on the Closing Date are made;

any such waiver and any such amendment, supplement or modification described in this subsection 12.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent and the Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

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                  The Company:
                  Werner Holding Co. (DE), Inc.
                  c/o Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, Pennsylvania 16125
                  Attention: Eric J. Werner, Esq.
                  Telecopy: (742) 588-0718

                  With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Janet Vance, Esq.
                  Telecopy: (212)351-5288

                  The Administrative Agent, the Issuing Lender and the Swing Line Lender:
                  JPMorgan Chase Bank
                  lll Fannin, 10th Floor/MC46
                  Houston, TX 77002
                  Attention: Tokunboh Taiwo
                  Telecopy: (713)750-2452
                  Telephone: (713) 750-2536

                  With a coy to:

                  JPMorgan Chase Bank
                  270 Park Avenue, 4th Floor
                  New York, New York 10017
                  Attention: Neil Boylan
                  Telecopy: (212) 270-6637

provided that any notice, request or demand to or upon the Administrative Agent or the Issuing Lender pursuant to subsections 3.4, 3.5, 5.1, 5.2, 5.3 and 5.4 shall not be effective until received and, provided further, that the failure to provide the copies of notices to the Company provided for in this subsection
12.2 shall not result in any liability to the Administrative Agent.

                  12.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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                  12.4 Survival of Representations and Warranties. All
representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

                  12.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent, the Arrangers and the Syndication Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel (in addition to any local or special counsel reasonably requested) to the Administrative Agent, the Arrangers and the Syndication Agent, (b) to pay or reimburse all of the reasonable expenses, including, without limitation, reasonable fees and expenses of counsel, incurred by the Administrative Agent in connection with the administration of the facilities provided for herein or in connection with any amendments, waivers, work-outs or restructurings in respect thereof, (c) to pay or reimburse the Administrative Agent, the Arrangers, the Syndication Agent, the Issuing Lender and each Lender for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Syndication Agent, the Issuing Lender and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents or any foreclosure, collection or bankruptcy proceedings in respect thereof, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Arrangers, the Syndication Agent, and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto, (d) to pay, indemnify, and to hold the Administrative Agent, the Syndication Agent, the Arrangers and each Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (e) to pay, indemnify, and hold the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Lender and each Lender and their respective Affiliates, officers, employees, directors and trustees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Lender or the Lenders or such Affiliates, officers, directors or trustees (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Administrative Agent, the

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Syndication Agent, the Arrangers, the Issuing Lender or any of the Lenders or
such Affiliates, officers, directors or trustees is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries, or (y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 12.5(d)(y) is intended to limit the Company's obligations pursuant to subsection 3.8) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Lender or any Lender or any of their respective Affiliates, officers, directors and trustees arising from (i) the gross negligence or willful misconduct of the person seeking indemnification or (ii) legal proceedings commenced against the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Lender or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent, the Syndication Agent, the Arrangers or any Lender by any Transferee (as defined in subsection 12.6(f)) thereof. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert, and hereby waives (and shall cause the Subsidiaries not to assert and to waive) all rights for contribution or any other rights of recovery with respect to all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, under or related to Environmental Laws, that any of them might have by statute or otherwise against the Administrative Agent, the Syndication Agent, the Arrangers, the Issuing Lender or any Lender. The agreements in this subsection 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  12.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Agent, all future holders of the Notes and the Loans, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) (i) Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or

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instrument may provide that such Lender will not, without the consent of the
Participant, agree to any amendment, modification or waiver described in subsection 12.1(b) (other than with respect to assignments or transfers by the Company of any of its rights and obligations under any Credit Document) that affects such Participant. Subject to paragraph (b)(ii) of this subsection 10.6, the Company agrees that, subject to 12.6(b)(ii), each Participant shall be entitled to the benefits of Sections 3.10, 5.11 and 5.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this subsection. To the extent permitted by law, and subject to 12.6(b)(ii), each Participant also shall be entitled to the benefits of Section
12.7 as though it were a Lender, provided such Participant agrees to be subject to Section 12.8(b) as though it were a Lender. Participations may be non-pro rata.

                  (ii) A Participant shall not be entitled to receive any greater payment under subsection 3.10, 5.11, 12.7 or 5.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

                  (c) (i) Subject to the conditions set forth in paragraph
(c)(ii) below and compliance with paragraph (g) of this Section 12.6, any Lender may assign to one or more banks, mutual funds or financial institutions or entities (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a) or (f) of Section 10 has occurred and is continuing, any other Assignee; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment or
                       (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

                  (ii) assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a) or (f) of Section 10 has occurred and is continuing;

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                  (B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Type of Commitments or Loans; and

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, payable by the assigning or assignee Lender as they shall mutually agree; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  For the purposes of this Section 12.6(c), the term "Approved Fund" has the following meaning: "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender,
                  (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (iii) Subject to acceptance and recording thereof pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.11, 5.12 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for

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inspection by the Company, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the information referred to in clause (D) above (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph
(c) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. On or prior to the effective date of such acceptance, the Company at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Loan Notes or Revolving Credit Notes of the assigning Lender, if any) new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested) in an amount equal to the Term Loans or Revolving Credit Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Term Loans hereunder, new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

                  (f) (i) The Administrative Agent, the Syndication Agent, the Arrangers and the Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning the Company and its Subsidiaries and Affiliates. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee or to any Person who evaluates, approves, structures or administers the Loans on behalf of a Lender and who is subject to this confidentiality provision any and all information in such Lender's possession concerning Holdings, the Company and its Subsidiaries which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of Holdings, the Company and its Subsidiaries prior to becoming a party to this Agreement; provided that each Lender shall cause its respective prospective Transferees and any Person who evaluates, approves, structures or administers the Loans on such Lender's behalf to agree to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates.

                  (ii) Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment or tax structure; provided, however, that this clause shall not permit any party hereto (or any employee, representative or other agent thereof) to disclose (i) any information, the disclosure of which would otherwise be prohibited by this Agreement, that is not relevant to an understanding of the tax treatment or tax structure of the transactions contemplated by this Agreement (including the identity of any party hereto (or its

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employees, representatives or other agents) or any information that could lead another to determine such identity) or (ii) any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

                  (g) If, pursuant to this subsection 12.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer to comply with subsection 5.11(d).

                  (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and (y) in the case of a Lender that is a fund, with the consent of the Administrative Agent, any pledge or assignment by such Lender of all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

                  12.7 Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the occurrence and during the continuation of any Event of Default or upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; the Company to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Company hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of the Company, then or thereafter maintained with such Lender, subject in each case to subsection 12.8 of this Agreement. The aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company, and the Administrative Agent after any such set-off and application made by

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such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  12.8 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any obligations hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, unpaid drawings with respect to Letters of Credit, commitment fees or Letter of Credit fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such obligation then owed and due to such Lender bears to the total of such obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the respective obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding subsections 11.8(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Non-Funding Lenders as opposed to Non-Funding Lenders.

                  12.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Agreement shall become effective with respect to the Company, the Administrative Agent, the Syndication Agent, the Arrangers and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Company, the Administrative Agent, the Documentation Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

                  12.10 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and

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assigns, and, except as set forth in subsection 12.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                  12.11 Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

                           (i) submits for itself and its property in any legal
                  action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                           (ii) consents that any such action or proceeding may
                  be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) agrees that service of process in any such
                  action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                           (iv) agrees that nothing herein shall affect the
                  right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (v) waives, to the maximum extent not prohibited by
                  law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, exemplary, consequential or punitive damages.

                  (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

                  12.12 Releases. The Administrative Agent and Lenders agree to cooperate with the Company and its Subsidiaries with respect to any sale or other disposition permitted by subsection 9.5 and promptly take such action and execute and deliver such instruments and documents necessary to release the liens and security interests created by the Security Documents relating to any of the assets or property affected by any such sale permitted by subsection 9.5. including, without limitation, any Uniform Commercial Code amendment, release or termination or partial release or termination statements, provided that such liens and security interests in Receivables Facility Assets shall only be required to be released to the extent required by the relevant Receivables Facility.

                  12.13 Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such other Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loans and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to the Company or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

                  12.14 Special Indemnification. Notwithstanding any provision in this Agreement to the contrary, (A) each Lender, or Transferee of any Lender pursuant to subsection 12.6(g) of this Agreement, shall indemnify the Company and the Administrative Agent, and hold each of them harmless against any and all payments, expenses or taxes which the Company or the Administrative Agent may become subject to or obligated to pay if and to the extent that, (i) on the Closing Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to subsection 12.6(g) of this Agreement,
(a) makes the representation and covenants set forth in subsection 5.11(d)(2) of this Agreement or, in the case of a Transferee, pursuant to subsection 12.6(g)(2) of this Agreement and the Assignment and Acceptance, and (b) is not in fact also qualified to make the representation and covenants set forth in subsection 5.11(d)(1) of this Agreement or, in the case of a Transferee, pursuant to subsection 12.6(g)(2) of this Agreement and the Assignment and Acceptance, and (ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Company or the Administrative Agent is required to make any additional payments on account of U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Closing Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in subsection 5.11(d)(1) of this Agreement or pursuant to subsection 12.6(g)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (B) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this subsection 12.14 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, the Company shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to the Company pursuant to this subsection 12.14.

                  12.15 Permitted Payments and Transactions. Notwithstanding any provision to the contrary contained in this Agreement, the Company and its Subsidiaries shall be permitted to make payments (including fees and expenses) pursuant to or in respect of, the following agreements, and, in the case of clauses (a) and (d) below, to engage in the following transactions: (a) (i) the Financing Advisory Agreement, dated as of October 8, 1997 between Investcorp International Inc. and the Company, (ii) the Amended and Restated Agreement For Management Advisory, Strategic Planning and Consulting Services, dated as of June 11, 2003 among Investcorp International Inc. and the Company; (iii) the Stand-By Commitment Letter, dated as of November 19, 1997, between Invifin, S.A. and the Company, (iv) the Recapitalization Agreement and (v) the Management Services Agreement, dated as of June 11, 2003, between the Company and Leonard Green Partners, L.P.; (b) agreements with any Person or Persons providing for the payment of customary fees in connection with serving as a director of the Company or any Subsidiary of the Company; (c) agreements providing for the payment of commercially reasonable fees in connection with any permitted financing, refinancing, sale, transfer, sale and leaseback or other permitted disposition of any assets of the Company or its Subsidiaries; (d) the borrowing of any Indebtedness to the extent, and upon the terms and conditions, the same is expressly permitted under subsection 9.1; and (e) agreements providing for commercially reasonable fees in connection with any permitted purchase or acquisition of stock or assets by the Company or any of its Subsidiaries.

                  12.16 [RESERVED]

                  12.17 Certain Provisions Regarding Alabama Mortgaged Property. Notwithstanding anything to the contrary contained elsewhere in this Agreement or any of the other Credit Documents, it is hereby acknowledged and agreed that the Mortgage executed and delivered on the Closing Date with respect to the Mortgaged Property of the Company located in Alabama (the "Alabama Mortgaged Property") shall secure only the Term Loans and obligations directly relating thereto. Furthermore, and notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, if and to the extent that proceeds received from any exercise of remedies with respect to the Alabama Mortgaged Property are applied to the repayment of outstanding Term Loans and related interest or other obligations, then on a prospective basis any distributions to be made to the Lenders (other than with respect to any Interest Rate Agreements secured pursuant to the various Security Documents) pursuant to the provisions of any other Security Document shall be adjusted with the intent that the Lenders other than the holders of Term Loans receive incremental distributions at such times, and in such amounts, as the Administrative Agent reasonably determines shall cause the Lenders to share equally and ratably in the aggregate distributions made to the Lenders (other than with respect to any Interest Rate Agreements secured pursuant to the respective Security Documents) pursuant to the various Security Documents on the same basis as such distributions would have been made if all of the Security Documents (including the Mortgage with respect to the Alabama Mortgage Property) had at all times equally and ratably secured all obligations hereunder.

                                                               SIGNATURE PAGE TO
                                                               CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  WERNER HOLDING CO. (DE), INC.

                                  By: /s/ Larry V. Friend
                                     -----------------------------
                                  Title:

                                  JPMORGAN CHASE BANK, as
                                  Administrative Agent,
                                  Issuing Lender and a Lender

                                  By:_____________________________
                                  Title:

                                  J.P. MORGAN SECURITIES, INC., as Joint
                                    Lead Arranger and as Joint Bookrunner

                                  CITIGROUP GLOBAL MARKETS INC., as
                                    Syndication Agent, Joint Lead Arranger,
                                    and as Joint Bookrunner

                                  By:_____________________________
                                  Title:

                                  CITICORP NORTH AMERICA, INC., as
                                   Lender

                                  By:_____________________________
                                  Title:

                                                               SIGNATURE PAGE TO
                                                               CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  WERNER HOLDING CO. (DE), INC.

                                  By:_____________________________
                                  Title:

                                  JPMORGAN CHASE BANK, as
                                  Administrative Agent,
                                  Issuing Lender and a Lender

                                  By: /s/ Gary L. Spevack
                                     -----------------------------
                                  Title: VICE PRESIDENT

                                  J.P. MORGAN SECURITIES INC., as Joint
                                   Lead Arranger and as Joint Bookrunner

                                  By: /s/ Gary L. Spevack
                                     -----------------------------
                                  Title: VICE PRESIDENT

                                  CITIGROUP GLOBAL MARKETS INC., as
                                   Syndication Agent, Joint Lead Arranger,
                                   and as Joint Bookrunner

                                  By:_____________________________
                                  Title:

                                  CITICORP NORTH AMERICA, INC., as Lender

                                  By:_____________________________
                                  Title:

                                                               SIGNATURE PAGE TO
                                                               CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  WERNER HOLDING CO. (DE), INC.

                                  By:_____________________________
                                  Title:

                                  JPMORGAN CHASE BANK, as
                                  Administrative Agent,
                                  Issuing Lender and a Lender

                                  By:_____________________________
                                  Title:

                                  J.P. MORGAN SECURITIES, INC., as Joint
                                   Lead Arranger and as Joint Bookrunner

                                  CITIGROUP GLOBAL MARKETS INC., as
                                   Syndication Agent, Joint Lead Arranger,
                                   and as Joint Bookrunner

                                  By: /s/ Julie Persily
                                      ----------------------------
                                  Title: MANAGING DIRECTOR

                                  CITICORP NORTH AMERICA, INC., as
                                   Lender

                                  By: /s/ Julie Persily
                                     ----------------------------------------
                                  Title: Managing Director and Vice President

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                    GENERAL ELECTRICAL CAPITAL
                                    CORPORATION

                                    By: /s/ W. Jerome McDermott
                                       -------------------------
                                    Name: W. JEROME McDERMOTT
                                    Title: DULY AUTHORIZED SIGNATORY

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                    NATEXIS BANQUE POPULARIES

                                    By: /s/ Frank H. Madden, Jr.
                                        ------------------------
                                    Name:  FRANK H. MADDEN, JR.
                                    Title: VICE PRESIDENT & GROUP MANAGER

                                    /s/ Joseph A. Miller
                                    --------------------
                                    JOSEPH A. MILLER
                                    ASSISTANT VICE PRESIDENT

ALLIED IRISH BANKS PLC

By: /s/ John Farrace                                    By: /s/ Hilary Patterson
    -----------------------                                 --------------------
Name: JOHN FARRACE                                      Name:  HILARY PATTERSON
Title: Senior Vice President                            Title: Vice President

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 FIRST SUNAMERICA LIFE INSURANCE
                                                 COMPANY

                                                 By: /s/ W. Jeffrey Baxter
                                                     --------------------------

                                                 Name: W. Jeffrey Baxter
                                                 Title: Vice President

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH CYPRESSTREE-1 LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH ING-2-LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH STERLING LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH WATERSIDE LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 STANWICH LOAN FUNDING LLC

                                                 By: /s/ ANN E. MORRIS
                                                     --------------------------
                                                 Name: ANN E. MORRIS
                                                 Title: ASST VICE PRESIDENT

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                         GALAXY CLO 1999-1, LTD.

                                         By: AIG Global Investment Adviser, Inc.
                                         its Collateral Manager

                                         By: /s/ W. Jeffrey Baxter
                                             --------------------------
                                         Name: W. Jeffrey Baxter
                                         Title: Vice President

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH SOLEIL - 2 LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorised Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 JUPITER LOAN FUNDING LLC

                                                 By: /s/ ANN E. MORRIS
                                                     --------------------------
                                                 Name: ANN E. MORRIS
                                                 Title: ASST VICE PRESIDENT

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 WINGED FOOT FUNDING TRUST

                                                 By: /s/ ANN E. MORRIS
                                                     --------------------------
                                                 Name: ANN E. MORRIS
                                                 Title: AUTHORIZED AGENT

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH RIVERSIDE LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                           SIGNATURE PAGE TO THE
                                                                CREDIT AGREEMENT

                                                 KZH SOLEIL LLC

                                                 By: /s/ Virginia Conway
                                                     --------------------------
                                                 Name: Virginia Conway
                                                 Title: Authorized Agent

                                                                     Schedule II

                                  PRICING GRID

             LEVERAGE RATIO                         REVOLVING CREDIT LOANS AND SWING LINE LOANS
                                             ----------------------------------------------------------
                                             ALTERNATE BASE RATE LOANS          EURODOLLAR LOANS
-------------------------------------------------------------------------------------------------------
  Greater than or equal to 3.5 to 1.0                  2.00%                         3.00%
-------------------------------------------------------------------------------------------------------
Less than 3.5 to 1.0, but greater than                 1.75%                         2.75%
        or equal to 2.75 to 1.0
-------------------------------------------------------------------------------------------------------
  Less than 2.75 to 1.0, but greater                   1.50%                         2.50%
      than or equal to 2.0 to 1.0
-------------------------------------------------------------------------------------------------------
          Less than 2.0 to 1.0                         1.25%                         2.25%
-------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                FORM OF TERM NOTE

$___________                                                 New York, New York
                                                                    June 11,2003

                  FOR VALUE RECEIVED, the undersigned, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of___________(the "Lender") at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds, the principal amount of__________________ DOLLARS ($______________), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement, dated as of June 11, 2003 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among the Borrower, the several lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent. The Borrower further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 5.5 of the Credit Agreement The holder of this
Note is authorized to record the Borrowing Date, Type and amount of the Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to subsection 5.2 of the Credit Agreement and the principal amount subject thereto, on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the information so recorded, provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Term Loan Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise agrees.

                  This Note is secured and guaranteed as provided in the Security Documents and the Guarantees. Reference is hereby made to the Security Documents and the Guarantees for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof. The Borrower agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement, this Note, the Security Documents and each other Credit Document.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                            WERNER HOLDING CO. (DE), INC.

                                            By:____________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE A
                                                                          TO THE
                                                                       TERM NOTE

                            ALTERNATE BASE RATE LOANS
                   AND REPAYMENTS OF ALTERNATE BASE RATE LOANS

                                                                                    Unpaid Principal
           Amount of       Amount                                                      Balance of
           Alternate     Converted to                                                 Alternate Base
           Base Rate      Alternate         Amount of        Amount Converted to          Rate          Notation Made
Date         Loans     Base Rate Loans   Principal Repaid     Eurodollar Loans           Loans                By
----       ---------   ---------------   ----------------    -------------------    ----------------    -------------
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________
____       _________   _______________   ________________    ___________________    ________________    _____________

                                                                      SCHEDULE B
                                                                          TO THE
                                                                       TERM NOTE

                                EURODOLLAR LOANS
                       AND REPAYMENTS OF EURODOLLAR LOANS

                          Amount         Interest Period                         Amount
           Amount of    Converted to      and Eurodollar                        Converted        Unpaid Principal
              Euro-        Euro-            Rate With         Amount of     to Alternate Base       Balance of
             dollar       dollar             Respect          Principal           Rate              Eurodollar       Notation
Date         Loans        Loans              Thereto           Repaid            Loans               Loans            Made by
----       ---------    ------------     ----------------     ---------     -----------------    ----------------    --------
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________

                                                                       EXHIBIT B
                                                                          TO THE
                                                                CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE

$______________                                               New York, New York
                                                                    June 11,2003

                  FOR VALUE RECEIVED, the undersigned, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of_____________(the "Lender") on the Revolving Credit Termination Date, as defined in the Credit Agreement referred to below, at the office of JPMorgan Chase Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) _________________________________DOLLARS
($_______________) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans of the Lender outstanding under the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in subsection 5.5 of such Credit Agreement. The holder of this Note is authorized to record the Borrowing Date, Type and amount of each Revolving Credit Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to subsection 5.2 of the Credit Agreement and the principal amount subject thereto, on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  This Note is secured and guaranteed as provided in the Security Documents and the Guarantees. Reference is hereby made to the Security Documents and the Guarantees for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof. The Borrower hereby agrees to pay all costs and expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement, this Note, the Security Documents and each other Credit Document.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                            WERNER HOLDING CO. (DE), INC.

                                            By:______________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE A
                                                                          TO THE
                                                           REVOLVING CREDIT NOTE

                            ALTERNATE BASE RATE LOANS
                   AND REPAYMENTS OF ALTERNATE BASE RATE LOANS

                                                                                    Unpaid Principal
         Amount of        Amount                                                       Balance of
         Alternate     Converted to                                                  Alternate Base
         Base Rate       Alternate          Amount of        Amount Converted to          Rate          Notation Made
Date       Loans      Base Rate Loans    Principal Repaid     Eurodollar Loans           Loans                By
----     ---------    ---------------    ----------------    -------------------    ----------------    -------------
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________
_____    _________    _______________    ________________    ___________________    ________________    _____________

                                                                      SCHEDULE B
                                                                          TO THE
                                                           REVOLVING CREDIT NOTE

                                EURODOLLAR LOANS
                       AND REPAYMENTS OF EURODOLLAR LOANS

                          Amount         Interest Period                         Amount              Unpaid
           Amount of    Converted to      and Eurodollar                        Converted           Principal
              Euro-        Euro-            Rate with         Amount of     to Alternate Base       Balance of
             dollar       dollar             Respect          Principal           Rate              Eurodollar       Notation
Date         Loans        Loans              Thereto           Repaid            Loans               Loans            Made By
----       ---------    ------------     ----------------     ---------     -----------------    ----------------    --------
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________
____       _________    ____________     ________________     _________     _________________    ________________    ________

                                                                       EXHIBIT D
                                                                          TO THE
                                                                CREDIT AGREEMENT

                             FORM OF SWING LINE NOTE

$10,000,000                                                   New York, New York
                                                                    June 11,2003

                  FOR VALUE RECEIVED, the undersigned, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of JPMorgan Chase Bank ("JPMorgan") on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below), at the office of JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by JPMorgan to the undersigned pursuant to subsection 3.4 of the Credit Agreement defined below. The Borrower further agrees to pay interest on the unpaid principal amount hereof in like money from time to time from the date hereof at the rates and on the dates specified in subsection 5.5 of the Credit Agreement. JPMorgan is authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed hereto and made a part hereof (or on a continuation thereof which shall be attached hereto and made a part hereof) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of JPMorgan to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is the Swing Line Note referred to in the Credit Agreement, dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent, and is entitled to the benefits thereof and is subject to prepayment in whole or in part, as provided therein and in the Security Documents and the Guarantees. Terms which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  This Note is secured and guaranteed as provided in the Security Documents and the Guarantees. Reference is hereby made to the Security Documents and the Guarantees for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this
Note in respect thereof. The Borrower hereby agrees to pay all costs and expenses incurred by JPMorgan in connection with the enforcement of its rights and remedies under the Credit Agreement, the Notes, the Security Documents and each other Credit Document.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                             WERNER HOLDING CO. (DE), INC.

                                             By:________________________________
                                                Name:
                                                Title:

                                                                      SCHEDULE A
                                                                          TO THE
                                                                 SWING LINE NOTE

                                   SWING LINE
                        LOANS AND PAYMENTS OF PRINCIPAL

                     Amount                  Amount of       Unpaid
                  of Swing Line              Principal      Principal          Notation
Date                 Loans                     Repaid        Balance           Made By
----              -------------              ---------      ---------          --------


                                                                       EXHIBIT E
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement, dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings.

                 _______________(the "Assignor") and___________(the "Assignee")
agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of the Borrower's Subsidiaries or any other obligor or the performance or observance by the Borrower, any of the Borrower's Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) attaches the Note(s), if any, held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee (if requested by the Assignee) and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor (if requested by the Assignor) in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date); and (iv) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance.

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 8.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsections 5.11(d) and 12.6(h) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

                  4. The effective date of this Assignment and Acceptance shall be the date as set forth in Schedule 1 hereof (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 12.6(e) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNEE                                        ASSIGNOR

By:___________________                          By:________________________
   Name:                                           Name:
   Title:                                          Title:

Accepted and Consented to:

                                                JPMORGAN CHASE BANK, as
WERNER HOLDING CO. (DE), INC                    Administrative Agent

By:____________________                         By:________________________
   Name:                                           Name:
   Title:                                          Title:

                                                                      SCHEDULE I
                                                                          TO THE
                                                       ASSIGNMENT AND ACCEPTANCE

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                                                     Commitment Percentages Assigned
                                                      (to at least fifteen decimals)
     Credit                 Principal               (shown as a percentage of aggregate
Facility Assigned        Amount Assigned             principal amount of all Lenders)
-----------------        ---------------            -----------------------------------
                                $                                    %

                                                                       EXHIBIT F
                                                                          TO THE
                                                                CREDIT AGREEMENT

                          FORM OF COLLATERAL AGREEMENT

                  COLLATERAL AGREEMENT, dated as of June 11, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the "Lenders") from time to time parties to the Credit Agreement (as defined below):

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), the Grantors referred to therein, the Lenders, J.
P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as Arrangers, Citigroup Global Markets Inc., as Syndication Agent, and the Administrative Agent, the Lenders have severally agreed to make loans to, and the Issuing Lender (as defined in the Credit Agreement) has agreed to issue and certain of the other Lenders have agreed to participate in letters of credit for the account of, the Company upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the obligation of the Issuing Lender to issue and the Lenders to participate in letters of credit for the account of, the Company under the Credit Agreement that Werner Holding Co. (PA), Inc., a Pennsylvania corporation ("Holdings"), and each of the Grantors (other than the Company) shall have executed and delivered to the Administrative Agent for the ratable benefit of the Lenders a guarantee of the obligations of the Company under the Credit Agreement;

                  WHEREAS, in satisfaction of such condition, certain of the Grantors have entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guarantee") for the benefit of the Administrative Agent and the Lenders; and

                  WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Collateral Agreement to secure payment and performance of the Obligations.

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective loans to, and to issue or participate in letters of credit for the account of, the Company under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. Defined Terms. Unless otherwise defined herein or in the preamble or recitals hereto, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Certificated Security, Chattel Paper, Documents, Farm Products, Goods, Instruments and Inventory; and the following terms shall have the following meanings:

                  "Accounts" means all accounts receivable other than any Receivables Facility Assets, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any Grantor (including under any trade names, styles or divisions thereof) whether arising out of personal property owned or leased by it, Goods sold by it or services rendered by it or from any other transaction, whether or not the same involves the lease of personal property, sale of Goods or performance of services by such Grantor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the Code) and all of such Grantor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for Goods or services, and all of such Grantor's rights to any Goods represented by any of the foregoing (including returned or repossessed Goods and unpaid seller's rights) and all moneys due or to become due to such Grantor under all contracts for the sale of Goods and/or the performance of services by it (whether or not yet earned by performance), under any lease of real or personal property (to the extent the grant of such a security interest is permitted by applicable law and is not prohibited by such lease), or under any franchise agreement, or in connection with any other transaction, now in existence or hereafter arising, including without limitation the right to receive the proceeds of said purchase orders and contracts and rents under such leases, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Agreement" means this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral" has the meaning assigned to it in Section 2 of this Agreement.

                  "Company Obligations" means (a) the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor or the Company, whether or not a claim for such post-filing or post-petition interest is allowed), the Loans and all other obligations and liabilities of each Grantor to the Administrative Agent, the Issuing Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit, the other Credit Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by each pursuant to the terms of the Credit Agreement) or otherwise and (b) all obligations of the Company and each Grantor to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or Foreign Currency Agreement.

                  "Contract" means, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, including, without limitation, (a) all rights of each Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.

                  "Copyright License" means any written agreement, naming any Grantor, as licensor or licensee, granting any right to use any registered Copyright including, without limitation, any referred to in
         Schedule I hereto.

                  "Copyrights" means all of the following to the extent any Grantor now or hereafter has any right, title or interest: (a) all copyrights and all registrations and applications therefor, including, without limitation, any referred to in Schedule I hereto, and (b) all renewals of such copyrights.

                  "Equipment" means all machinery, equipment and furniture except Vehicles, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9-102 of the Code.

                  "Foreign Currency Agreements": all currency swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "General Intangibles" has the meaning given to it in the Code and includes, whether or not so included in such meaning, any franchise agreements or rights in favor of or granted by any Grantor to know-how, trade secrets, product or service development ideas and designs, advertising commercials, renderings, strategies and plans, blueprints, architectural drawings, site location, personnel and franchisee information, proprietary information, computer and software technology and programs, contracts with distributors, and any similar items, all interest rate, foreign currency or similar agreements and general intangibles attributable to the Capital Stock of each Subsidiary.

                  "Guarantor Obligations" means all obligations and liabilities of each Grantor which may arise under, out of, or in connection with this Agreement, the Guarantee or any other Credit Document to which such Grantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by such Grantor pursuant to the terms of any of the foregoing agreements).

                  "Investment Property" means (a) all "investment property" as such term is defined in Section 9-102 of the Code and (b) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers" means (a) the companies identified on Schedule IV hereto as the issuers of the Pledged Notes, (b) the companies identified on Schedule V hereto as the issuers of the Pledged Stock,
         (c) any other Subsidiaries of the Company created or acquired after the date hereof the equity of which is required to be pledged by this Agreement or subsection 8.9(b) or 8.9(c) of the Credit Agreement and
         (d) any other issuer of any Investment Property; individually, each an "Issuer".

                  "License" means any Copyright License, Patent License or Trademark License.

                  "Obligations" means the Borrower Obligations, the Guarantor Obligations and the Obligations under (and as defined in) the Holdings Guarantee dated as of the date hereof by Holdings in favor of the Administrative Agent.

                  "Patent License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any Patent referred to in
         Schedule II hereto.

                  "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule II hereto and
         (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule II hereto.

                  "Pledged Notes" means all promissory notes listed on Schedule IV hereto, and, if requested by the Administrative Agent, any other promissory note issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by such Grantor (other than to a Subsidiary of such Grantor) in the ordinary course of business and Undelivered Notes).

                  "Pledged Stock" means the shares of Capital Stock listed on
         Schedule V hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Grantor and that are required by this Agreement or the Credit Agreement to be pledged hereunder while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder, and any shares of Foreign Subsidiary Voting Stock of any Foreign Subsidiary in excess of 65% of the shares of such class of capital stock of such Issuer held at any time by the Administrative Agent shall not be Pledged Stock and shall not be subject to the security interest granted hereby and shall be held by the Administrative Agent solely for the benefit of the Company. Notwithstanding anything to the contrary in this Agreement, Pledged Stock shall not include shares of capital stock of (i) any Immaterial Subsidiary (so long as it continues to constitute an Immaterial Subsidiary) and (ii) any Receivables SPV to the extent a pledge of the capital stock thereof is not required under Section 8.9(g) of the Credit Agreement.

                  "Proceeds" means "proceeds", as such term is defined in
         Section 9-102 of the Code and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to any Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to any Grantor from time to time in connection with any taking of all or any part of the Collateral by any Governmental Authority or any Person acting under color of Governmental Authority, (c) all judgments in favor of any Grantor in respect of the Collateral, (d) all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto and (e) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Issuer" means each Issuer of Pledged Stock.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule III hereto.

                  "Trademarks" means (a) all registered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule III hereto, and (b) all renewals thereof.

                  "Undelivered Notes" means any promissory notes issued to any Grantor so long as the aggregate principal amount of all Undelivered Notes shall not exceed, at any time, $1,000,000.

                  "Vehicles" means all cars, tracks, trailers and other vehicles covered by a certificate of title law of any state.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Lenders, security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however, (x) Vehicles, (y) assets acquired or owned pursuant to subsection 9.6(h) of the Credit Agreement that are not (I) equity interests to the extent that a pledge of such interests would not be prohibited under the governing documents or agreements with respect to the entity to which such interests relate or by any agreements to which such entity is a party or (II) assets of Subsidiary Guarantors and (z) Receivables Facility Assets (collectively, the "Collateral"):

                  (a)      all Accounts;

                  (b)      all Chattel Paper;

                  (c)      all Contracts;

                  (d)      all Copyrights;

                  (e)      all Copyright Licenses;

                  (f)      all Documents;

                  (g)      all Equipment;

                  (h)      all General Intangibles;

                  (i)      all Instruments;

                  (j)      all Inventory;

                  (k)      all Investment Property;

                  (1)      all Patents;

                  (m)      all Patent Licenses;

                  (n)      all Trademarks;

                  (o)      all Trademark Licenses;

                  (p)      all books and records pertaining to the Collateral;

                  (q) all other Goods and personal property of such Grantor, whether tangible or intangible and whether now or hereafter owned by such Grantor, and wherever located; and

                  (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall Collateral include more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary.

                  3. Rights of Administrative Agent and Limitations on Administrative Agent's and Lenders' Obligations.

                  (a) Each Grantor Remains Liable under Accounts, Licenses, Contracts, Etc. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Licenses and Contracts to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, License or Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account, License or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account, License or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, License or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, License or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Notice to Account Debtors and Contracting Parties. At any time after an Event of Default has occurred and so long as such Event of Default shall be continuing, upon the request of the Administrative Agent such Grantor shall, and the Administrative Agent may (with concurrent notice to such Grantor thereof), notify account debtors on the Accounts and parties to the Contracts and Licenses that the Accounts, Contracts and Licenses have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. At any time after an Event of Default shall have occurred and be continuing, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts and Licenses to verify with them to its satisfaction the existence, amount and terms thereof.

                  (c) Verification of Accounts and Inventory. The Administrative Agent shall have the right to make test verifications of the Accounts and Inventory in any reasonable manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith, provided that, so long as no Event of Default shall have occurred and be continuing, (i) any such verification shall be conducted in the name of the relevant Grantor or in such other manner as shall not disclose the Administrative Agent's identity or interest in the Collateral and (ii) the Administrative Agent shall conduct such verification with respect to any Grantor no more frequently than once per year and shall give the Company reasonable advance notice thereof. The Administrative Agent may after the occurrence and during the continuance of an Event of Default in its own name or in the name of others communicate with account debtors in order to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts and/or Inventory.

                  4. Representations and Warranties. Each Grantor hereby represents and warrants that:

                  (a) Power and Authority. Each Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Agreement and has taken all necessary corporate actions to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Agreement.

                  (b) Title; No Other Liens. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens except Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement, or (ii) as may be permitted pursuant to the Credit Agreement.

                  (c) Perfected Liens. With respect to assets located in the United States and United States law, the Liens granted pursuant to this Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, to the extent that (i) such Liens constitute Liens on General Intangibles, (ii) such Liens constitute Liens on Equipment, (iii) such Liens can be perfected by filing a financing statement under the Uniform Commercial Code, as in effect in the relevant jurisdiction or (iv) any Grantor is required to deliver such Collateral to the Administrative Agent pursuant to Section 5(a) hereof, which are prior to all other Liens on the Collateral created by such Grantor and in existence on the date hereof, except for Liens permitted to exist on the Collateral pursuant to the Credit Agreement, and which are enforceable as such against all creditors of and purchasers from such Grantor.

                  (d) Accounts and Records. The amount represented by each Grantor to the Administrative Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder in all material respects, subject to adjustments in the ordinary course of business. No amount payable to such Grantor under or in connection with any Account, Contract or License in excess of $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent except for notes receivable from officers pursuant to executive stock purchase plans. The place where each Grantor keeps its records concerning the Accounts and the other Collateral is located at the address listed on Schedule VI hereto.

                  (e) Consents. In each case in this clause (e), except to the extent that a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole would not reasonably be expected to result therefrom, each Contract and License is in full force and effect and, to the best knowledge of each Grantor, constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts, Licenses or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account, License or Contract to any material adverse limitation, either specific or general in nature. No Grantor and (to the best of such Grantor's knowledge) no other party to any Account, License or Contract is in default in the performance or observance of any of the material terms thereof. Each Grantor has fully performed all its material obligations under each License and Contract to the extent such obligations are required to be performed on or prior to the date hereof. The right, title and interest of such Grantor in, to and under each Account, License and Contract are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Account, License or Contract as Collateral, nor have any of the foregoing been asserted or alleged against such Grantor as to any of the foregoing.

                  (f) Chief Executive Office. Each Grantor's jurisdiction of incorporation, chief executive office and chief place of business is located at the address listed on
                           Schedule VI hereto.

                  (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  (h) Investment Property. The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares or interests of all classes of the Capital Stock of each domestic Stock Issuer owned by such Grantor and 65% of the total outstanding voting Capital Stock of each foreign Stock Issuer owned by such Grantor. All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable. To the best knowledge of such Grantor, each of the Pledged Notes pledged by such Grantor hereunder constitutes a valid and legally enforceable obligation of the other obligor in respect thereof or parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for the Lien created by this Agreement and Permitted Liens.

                  (i) Patents, Trademarks and Copyrights. Schedule II hereto includes all material Patents and Patent Licenses owned by each Grantor in its own name as of the date hereof. Schedule III hereto includes all material registered Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof. Schedule I hereto includes all material registered Copyrights in which each Grantor has any colorable claim of ownership as of the date hereof. Except as set forth on Schedule II or Schedule III, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. All licenses of each Grantor's Trademarks are in force and, to the best knowledge of such Grantor, not in default. No holding, decision or judgment has been rendered by any Governmental Authority with respect to any Patent or Trademark which would limit, cancel or question the validity of any Patent or Trademark. Except as set forth on Schedule II or Schedule III, no action or proceeding is pending or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of any material Patent or Trademark or such Grantor's ownership thereof, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Patent or Trademark.

                  (j) No Litigation. Other than as disclosed in the Consent Solicitation Statement or as set forth on Schedule
                           6.7 to the Credit Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Grantor, threatened as of the Closing Date by or against such Grantor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby which would have a material adverse effect upon any material portion of the Collateral or the granting of the security interests hereby.

                  5. Covenants. Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent:

                  (a) Further Documentation; Pledge of Instruments and Chattel Paper.

                           (i) At any time and from time to time, upon the
                  written request of the Administrative Agent, and at the sole expense of such Grantor, any Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and (B) in the case of Investment Property, and any other relevant Collateral, taking actions necessary to enable the Administrative Agent

                                                                              10
                  to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                           (ii) If any amounts payable under or in connection
                  with any of the Collateral having a face value in excess of $1,000,000 in the aggregate at any one time outstanding shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. So long as no Default or Event of Default has occurred and is continuing, upon request by any Grantor, the Administrative Agent shall make available any such pledged Collateral to such Grantor, or its designee, that such Grantor specifies is required for the purpose of ultimate sale, exchange, presentation, collection, renewal, registration or transfer thereof, provided that in each case arrangements reasonably satisfactory to the Administrative Agent shall be made for the return of such pledged Collateral within 21 days from the time of delivery by the Administrative Agent, except for pledged Collateral that has been fully repaid, satisfied, or transferred as permitted hereunder.

                           (iii) Notwithstanding anything set forth in this
                  Agreement to the contrary, so long as no Default or Event of Default has occurred and is continuing, no Grantor shall be required to deliver to the Administrative Agent any Instrument, Certificated Security or Chattel Paper to be held by the Administrative Agent as Collateral pursuant to this Agreement so long as the aggregate amount evidenced by all such Instruments, Certificated Securities and Chattel Paper does not exceed $1,000,000 at any one time outstanding.

                  (b) Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent, the Issuing Lender and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by such Grantor in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided that no Grantor shall be liable for the payment of any portion of such liabilities, costs or expenses resulting from the gross negligence or willful misconduct of the Administrative Agent or any of the Lenders. Without limiting the preceding sentence, each Grantor will indemnify and save and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any counterclaim of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.

                  (c) Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, Contracts and Licenses. Each Grantor will mark its internal books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in each Grantor's books and records pertaining to the Collateral, and each Grantor shall make available for review any such books and records to the Administrative Agent or to its representatives during normal business hours at the reasonable request of the Administrative Agent. Each Grantor shall permit representatives of the Administrative Agent, upon reasonable notice to the Company (but no more frequently than monthly unless a Default or Event of Default shall have occurred and be continuing), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of such Grantor with officers and employees thereof and with their independent certified public accountants.

                  (d) Right of Inspection. The Administrative Agent and the representatives of any Lender shall upon reasonable notice (made through the Administration Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) have full and free reasonable access to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Company, and the Company agrees to render to the Administrative Agent at the Company's cost and expense, and to the Lenders, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and the Lenders shall keep such information thereby obtained confidential to the extent set forth in subsection 12.6(f) of the Credit Agreement.

                  (e) Compliance with Laws, etc. Each Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business except where failure to so comply could not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole; provided that such Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                  (f) Compliance with Terms of Contracts, etc. Each Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except where failure to so perform or comply could not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  (g) Payment of Obligations. Each Grantor will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (i) that no such charge need be paid if (x) the validity thereof is being contested in good faith by appropriate proceedings, (y) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (z) such charge is adequately reserved against on such Grantor's books in accordance with GAAP and (ii) where failure to make such payment could not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  (h) Maintenance of Insurance. All insurance maintained by such Grantor pursuant to subsection 8.5(b) of the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (i) Limitation on Liens on Collateral. No Grantor will create, incur or permit to exist, and each Grantor will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will take all commercially reasonable actions to defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (j) Limitations on Dispositions of Collateral. No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted by the Credit Agreement. Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Agreement (the "Security Interest"'). It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section, the Security Interest shall in any event continue in the Proceeds of Collateral. The Administrative Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by any Grantor to accomplish or confirm the release of Collateral provided by this Section. Any such release of Collateral provided by the Administrative Agent shall specifically describe that portion of the Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Administrative Agent has not assigned its rights and interests to any other Person). Such Grantor shall pay all of the Administrative Agent's reasonable expenses in connection with any release of Collateral.

                  (k) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. No Grantor will
                           (i) amend, modify, terminate or waive any provision of any Contract, agreement or lease giving rise to an Account or License in any manner which could reasonably be expected to materially adversely affect the value of such Contract, Account or License as Collateral, except in a manner consistent with the ordinary and customary conduct of its business, (ii) fail to exercise promptly and diligently each and every material right which it may have under each material Contract, agreement or lease giving rise to an Account or License (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or
                           (iii) fail to deliver to the Administrative Agent upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material Contract, agreement or lease giving rise to an Account or License except, with respect to clauses (i) and (ii) to the extent that such amendment, modification, termination, waiver or failure would not reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                  (l) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by each Grantor over a period of time, no Grantor will grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                  (m) Maintenance of Equipment. Each Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                  (n) Further Identification of Collateral. Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (o) Notices. Each Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and
                           (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

                  (p) Changes in Locations, Name, etc. No Grantor will (i) change the location of its jurisdiction of incorporation or chief executive office/chief place of business from that specified on Schedule VI hereto or remove its books and records from the location specified on Schedule VI hereto or (ii) change its name (including the adoption of any new trade name), identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have provided at least 15 days' prior written notice to the Administrative Agent of any such event and provide the Administrative Agent with the new location of its chief executive office/chief place of business and its books and records and the change in any Grantor's name, as the case may be. Any notice given pursuant to this Section

                           5(p) shall be deemed to amend Schedule VI hereto. In connection with any actions permitted pursuant to clause (i) of this Section 5(p), the Administrative Agent shall be entitled to receive any legal opinions it reasonably requests as to the continued perfection of the security interest granted hereby in the Collateral, which opinions shall be deemed satisfactory to the Administrative Agent if substantially similar to the perfection opinions given by Gibson, Dunn & Crutcher LLP on the Closing Date.

                  (q) Copyrights. Each Grantor (i) will employ the Copyright for each material published work with such notice of copyright as may be required by law to secure copyright protection and (ii) will not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and:

                           (A) will not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain;

                           (B) shall notify the Administrative Agent immediately if it knows, or has reason to know, that any material Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding such Grantor's ownership of any such Copyright or its validity;

                           (C) will take all necessary steps as it shall deem appropriate under the circumstances in its reasonable discretion, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by such Grantor including, without limitation, filing of applications for renewal, where necessary; and

                           (D) will promptly notify the Administrative Agent of any material infringement of any material Copyright of such Grantor of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                  (r)      Patents and Trademarks.

                                    (i) Each Grantor (either itself or through
                  licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines not to do so, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) use reasonable efforts to employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless within 45 days after such use or adoption the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                                    (ii) No Grantor will, except with respect to
                  any Patent that such Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines so to do, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                                    (iii) Each Grantor will notify the
                  Administrative Agent immediately if it knows, that any material registered application relating to any Patent, or any application or registration relating to any Trademark may become abandoned or dedicated, or of any adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                                    (iv) Whenever any Grantor, either by itself
                  or through any agent, employee, licensee or designee, shall file an application for any Patent or for the registration of any Trademark with the United States Patent and Trademark Office, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal year in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints and constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest and is irrevocable until the Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

                                    (v) Each Grantor, except with respect to any
                  Patent or Trademark such Grantor shall reasonably determine is of immaterial economic value to it or it otherwise reasonably determines not to so do and except with respect to any Trademark that is not registrable, will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent and each registration of Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability when appropriate.

                                    (vi) In the event that any Patent or
                  material registered Trademark included in the Collateral is infringed, misappropriated or diluted by a third party which could reasonably be expected to have a material adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole, such Grantor shall promptly notify the Administrative Agent after it learns thereof and shall, unless such Grantor shall reasonably determine that such Patent or Trademark is of immaterial economic value to such Grantor, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including but not limited to taking action to promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  (s)      Investment Property.

                                    (i) If such Grantor shall, as a result of
                  its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

                                    (ii) Without the prior written consent of
                  the Administrative Agent, such Grantor will not (A) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) or (B) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Lien provided for by this Agreement and Permitted Liens.

                                    (iii) In the case of each Grantor which is
                  an Issuer, such Issuer agrees that (A) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (B) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) hereof with respect to the Investment Property issued by it and (C) the terms of Sections 7(c) and 10 hereof shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 with respect to the Investment Property issued by it.

                  6.       Administrative Agent's Appointment as
                           Attorney-in-Fact.

                  (a) Powers. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from tune to time after the occurrence, and during the continuation, of an Event of Default in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

                                    (i) in the name of such Grantor or its own
                  name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, License or General Intangible or with respect to any other Collateral whenever payable;

                                    (ii) to pay or discharge taxes and Liens
                  levied or placed on or threatened against the Collateral, provided that if such taxes are being contested in good faith and by appropriate proceedings, the Administrative Agent will consult with such Grantor before making any such payment; and

                                    (iii) (A) to direct any party liable for any
                  payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;
                  (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) Other Powers. Each Grantor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 or 10 hereof, any indorsement, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) No Duty on Administrative Agent's or Lenders' Part. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

                  7.       Investment Property.

                  (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends paid by the relevant Issuer to the extent permitted in the Credit Agreement in respect of the Pledged Stock, and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate rights with respect to the Investment Property; provided, however, that each Grantor agrees that it shall not vote in any way that would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the Security Documents or any of the other Credit Documents. The Administrative Agent shall, at the Company's sole cost and expense, execute and deliver (or cause to be executed and delivered) to the Company all proxies and other instruments as the Company may reasonably request for the purpose of enabling any Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section.

                  (b)      If an Event of Default shall occur and be continuing,
                           (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property may be registered in the name of the Administrative Agent or its nominee, and, subject to the terms of this Agreement, the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 13 hereof, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, to the extent such instruction is in compliance with applicable law.

                  (d) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lenders of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lenders shall be liable for any failure to demand, collect or realize upon all of any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Administrative Agent agrees to release promptly to the Company any dividends, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Collateral which it may receive under Section 7(b) hereof if, prior to the occurrence of an acceleration of any of the Obligations, all Defaults and Events of Default have been waived or are no longer continuing.

                  8. Performance by Administrative Agent of Any Grantor's Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to 2% plus the Alternate Base Rate, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured hereby; provided that the Administrative Agent shall in any event first have given such Grantor written notice of its intent to do the same and such Grantor shall not have, within 30 days of such notice (or such shorter period as the Administrative Agent may reasonably determine is necessary in order to preserve the benefits of this Agreement with respect to any material portion of the Collateral), paid such claim or obtained to the Administrative Agent's satisfaction the release of the claim or Lien to which such notice relates.

                  9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent on behalf of the Lenders, except with respect to the Pledged Stock, exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Lender under the Code. With respect to the Pledged Stock, in the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement, the Administrative Agent on behalf of the Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a Lender under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any

Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect subject to Section 5.9 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Administrative Agent account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except to the extent arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Such Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                  10.      Registration Rights.

                  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 90 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11 (a) of the Securities Act.

                  (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Administrative Agent in good faith believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this
                           Section 10 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

                  11. No Subrogation. Notwithstanding any payment or payments made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Collateral, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Grantor seek any reimbursement from the Company or any other Grantor in respect of payments made by such Grantor hereunder, or amounts realized by the Administrative Agent or any Lender in connection with the Collateral, and any such rights of subrogation and reimbursement of the Grantors are hereby waived until all amounts owing to the Administrative Agent and the Lenders by the Grantors on account of the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

                  12. Amendments, etc. with Respect to the Obligations. Each Grantor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby notwithstanding that, without any reservation of rights against any Grantor, and without notice to or further assent by such Grantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or any Lender, and any of the Obligations continued, and the Obligations, or the liability of each Grantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes, the other Credit Documents, any Interest Rate Agreements, any Foreign Currency Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Administrative Agent or any Lender may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between any Grantor and the Administrative Agent or any Lender, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Grantor with respect to the Obligations.

                  13. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

                  14. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection
11.3 of the Credit Agreement or Section 13 hereof.

                  15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. No Waiver: Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  19. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Agreement and the other Credit Documents represent the entire agreement of each Grantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  20. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in subsection 12.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  21. Notices. All notices, requests and demands to or upon each Grantor or the Administrative Agent or any Lender to be effective shall be in writing or by telecopy and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telecopy notice, when sent, addressed to a party at the address provided for such party (including any addresses for copies) in subsection 12.2 of the Credit Agreement.

                  22. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  23. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  24. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to subsection 8.9(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement, and a Guarantor for all purposes of the Subsidiary Guarantee, upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  25. Releases. The Administrative Agent and the Lenders agree to cooperate with each Grantor with respect to any sale permitted by subsection 9.5 of the Credit Agreement and promptly take such action and execute and deliver such instruments and documents necessary to release the Liens and security interests created hereby relating to any of the assets or property affected by any sale permitted by subsection 9.5 of the Credit Agreement (or otherwise released pursuant to the Credit Agreement or at the direction of the Required Lenders (or all Lenders if required by the Credit Agreement)) including, without limitation, any necessary Uniform Commercial Code amendment, termination or partial termination statement.

                  26. Termination. This Agreement (other than with respect to any cash collateral securing any outstanding Letter of Credit) shall terminate when all the Obligations have been paid in full, the Commitments have been terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent. Upon such termination, the Administrative Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to each Grantor, or to such person or persons as such Grantor shall designate, or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) (other than with respect to any cash collateral securing any outstanding Letter of Credit) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments or reassignment and release. Any such reassignment and release shall be without recourse upon or warranty by the administrative Agent (other than a warranty that the Administrative Agent has not assigned its rights and interests hereunder to any Person) and at the expense of each Grantor.

                  27. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each Grantor and the Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    WERNER HOLDING CO. (DE), INC.

                                    By:__________________________________
                                       Name:
                                       Title:

                                    WERNER CO.

                                    By: __________________________________
                                        Name:
                                        Title:

                                    WIP TECHNOLOGIES, INC.

                                    By:___________________________________
                                        Name:
                                        Title:

Accepted and agreed to:

JPMORGAN CHASE BANK, as
Administrative Agent

By:______________________________
   Name:
   Title:

                                                                   Schedule I to
                                                            Collateral Agreement

                        Copyrights and Copyright Licenses

                                                                  Schedule II to
                                                            Collateral Agreement

                           Patents and Patent Licenses

                                                                 Schedule III to
                                                            Collateral Agreement

                        Trademarks and Trademark Licenses

                                                                  Schedule IV to
                                                            Collateral Agreement

                                  Pledged Notes

          Issuer                      Payee              Principal Amount

                                                                   Schedule V to
                                                            Collateral Agreement

                                 Pledged Stock

Issuer   Class of Stock        Stock Certificate No.       No. of Shares

                                                                  Schedule VI to
                                                            Collateral Agreement

      Jurisdiction of Incorporation and Location of Chief Executive Office

           Grantor                                   Jurisdiction/Location

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of June 11, 2003 (the "Collateral Agreement"), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent. The undersigned agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(s)(i) of the Collateral Agreement. The undersigned further agrees that the terms of Sections 7(c) and 10 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7(c) or 10 of the Collateral Agreement, to the extent permitted by applicable law.

                                          NAME OF ISSUER

                                          By ___________________________________
                                             Name:
                                             Title:

                                          Address for Notices:
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________

                                          Fax:

                                                                      Annex 1 to
                                                            Collateral Agreement

                  ASSUMPTION AGREEMENT, dated as of____,_____, made by _______________, a________________corporation (the "Additional Subsidiary"), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), the Lenders, J. P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as Arrangers, Citigroup Global Markets Inc., as Syndication Agent, and the Administrative Agent have entered into the Credit Agreement, dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"):

                  WHEREAS, the Company and certain of its Subsidiaries (other than the Additional Subsidiary) have entered into the Collateral Agreement, dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agreement"), in favor of the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, certain Subsidiaries of the Company (other than the Additional Subsidiary) have entered into the Subsidiary Guarantee, dated as of June 11, 2003 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee"), in favor of the Administrative Agent for the ratable benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Subsidiary to become a party to the Collateral Agreement and to the Subsidiary Guarantee; and

                  WHEREAS, the Additional Subsidiary has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Subsidiary, as provided in Section 24 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Subsidiary hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof in all material respects (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. Subsidiary Guarantee. By executing and delivering this Assumption Agreement, the Additional Subsidiary, as provided in Section 18 of the Subsidiary Guarantee, hereby becomes a party to the Subsidiary Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

                  3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                          ADDITIONAL SUBSIDIARY

                                          By: __________________________________
                                              Name:
                                              Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule I

                            Supplement to Schedule II

                            Supplement to Schedule III

                            Supplement to Schedule IV

                            Supplement to Schedule V

                            Supplement to Schedule VI

                                                                     EXHIBIT G-1
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                     FORM OF
                               HOLDINGS GUARANTEE

         HOLDINGS GUARANTEE, dated as of June 11, 2003, made by Werner Holding Co. (PA), Inc. (the "Guarantor"), in favor of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the "Lenders") from time to time parties to the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), is party to a Credit Agreement, dated as of the date hereof, (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Lenders, J. P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as Arrangers, Citigroup Global Markets Inc., as Syndication Agent, and the Administrative Agent;

         WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders severally agreed to make certain extensions of credit to the Company;

         WHEREAS, the Company is a Subsidiary of the Guarantor;

         WHEREAS, the Company and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit; and

         WHEREAS, under the Credit Agreement, the obligation of the Lenders to make the extensions of credit to the Company on and after the date hereof is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guarantee;

         NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees with and for the benefit of the Administrative Agent and the Lenders as follows:

         1. Defined Terms. As used in this Guarantee, terms defined in the Credit Agreement or in the preamble or recitals hereto are used herein as therein defined, and the following terms shall have the following meanings:

                  "Foreign Currency Agreements": all currency swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

                  "Obligations": shall mean (1) the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for such post-filing or post-petition interest is allowed), the Loans and all other obligations and liabilities of the Company to the Administrative Agent, the Issuing Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit, the other Credit Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by the Company or the Guarantor pursuant to the terms of the Credit Agreement) or otherwise and (2) all obligations of the Company or any of its Subsidiaries to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or Foreign Currency Agreement.

         2. Guarantee. (a) The Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, the Issuing Lender or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

                  (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights of the Administrative Agent or any Lender hereunder.

                  (d) No payment or payments made by any of the Company, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

                  (e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

         3. Right of Set-off. Upon the occurrence of any Event of Default under any Credit Document, the Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to the Guarantor or any other guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any tune held or owing by such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to such Lender hereunder or under the Credit Agreement, the Notes, or the other Credit Documents, as such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender agrees to notify the Guarantor promptly of any such set-off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by the Guarantor hereunder, and any such rights of subrogation and reimbursement of the Guarantor are hereby waived until all amounts owing to the Administrative Agent and the Lenders by the Company on account of the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

         5. Amendments etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, the Issuing Lender or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Issuing Lender or any Lender and the Credit Agreement, the Notes, the other Credit Documents, any Letter of Credit, any Interest Rate Agreement and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Issuing Lender and/or any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any such other guarantor or any release of any such other guarantor shall not relieve the Guarantor in respect of which a demand or collection is not made or of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Issuing Lender or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or the Guarantor and the Administrative Agent, the Issuing Lender or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any other guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any other Credit Document, the Letters of Credit, any Interest Rate Agreements, any Foreign Currency Agreements any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Issuing Lender or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, the Guarantor or any other Person against the Administrative Agent, the Issuing Lender or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Company for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and/or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full, either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Obligations.

         7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case maybe, if at any time payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or of the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, U.S.A. or at such other office as the Administrative Agent may notify to the Guarantor in accordance with Section 15.

         9. Representations and Warranties. The Guarantor hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) it is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a material adverse effect on its business, operations, property or financial condition of the Guarantor and its Subsidiaries taken as a whole;

                  (c) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and the other Credit Documents to which the Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which the Guarantor is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Guarantee and the other Credit Documents to which the Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which it is a party;

                  (d) no consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability by or against the Guarantor of this Guarantee and the other Credit Documents to which the Guarantor is a party, other than consents that have been obtained or as to which the failure to obtain would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Guarantor and its Subsidiaries taken as a whole;

                  (e) this Guarantee and the other Credit Documents to which the Guarantor is a party have been duly executed and delivered on behalf of the Guarantor and each of this Guarantee and the other Credit Documents to which the Guarantor is a party constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (f) the execution, delivery and performance of this Guarantee and the other Credit Documents to which the Guarantor is a party do not and (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Guarantor or any of its properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Guarantor and its Subsidiaries taken as a whole to perform their obligations under the Credit Documents, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender, or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets or pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents and Permitted Liens;

                  (g) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened as of the Closing Date by or against the Guarantor or against any of its properties or revenues of the Guarantor (i) with respect to this Guarantee or the other Credit Documents to which the Guarantor is a party or any of the transactions contemplated hereby or thereby or (ii) in which there is a probability of an adverse determination, and which is reasonably likely, if adversely decided, to have a material adverse effect on the business, operations, property or financial condition of the Guarantor and its Subsidiaries taken as a whole or on the ability of the Guarantor and its Subsidiaries taken as a whole to perform their obligations under the Credit Documents; and

                  (h) the Guarantor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes due on said returns or on any assessments made against it (other than (a) those the amount or validity of which is currently being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books and (b) those which, individually or in the aggregate, are not material to the Guarantor and its Subsidiaries taken as a whole).

                  (i) the Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on each Borrowing Date occurring on or after the date hereof under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

         10. Covenants. The Guarantor hereby covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated and either no Letter of Credit is outstanding or each outstanding Letter of Credit has been fully cash collateralized to the satisfaction of the Administrative Agent:

                  (a) the Guarantor shall not create, incur, assume or suffer to exist any Indebtedness, other than (i) Indebtedness in respect of loans made by the Company to the Guarantor as contemplated by subsection 9.6(f) of the Credit Agreement and (ii) Indebtedness in respect of loans made to the Guarantor by the Investor Group, the proceeds of which are promptly either (A) borrowed (and permitted to be borrowed) by the Company pursuant to subsection 9.1(f) or 9.1(k) of the Credit Agreement or (B) used by the Guarantor to make investments in the Company; and

                  (b) the Guarantor shall not engage in any business or activities other than holding the Capital Stock of the Company and activities incidental thereto.

         11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. Headings. The headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         13. No Waiver: Cumulative Remedies. Neither the Administrative Agent, the Issuing Lender nor any Lender shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under any Credit Document or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         14. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         15. Notices. All notices, requests and demands to or upon the Guarantor or the Administrative Agent or any Lender to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received, addressed to a party at the address provided for such party in the Credit Agreement or Schedule I hereto, as the case may be, or to such other address as may be hereafter notified to the parties hereto.

         16. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         17. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         18. Submission to Jurisdiction; Waivers. (a) The Guarantor hereby irrevocably and unconditionally:

                           (1) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Credit Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                           (2) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (3) agrees that service of process in any such action or proceeding may be affected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth on Schedule I hereto or at such other address of which the Administrative Agent shall have been notified pursuant to paragraph 15; and

                           (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in other jurisdiction.

                  (b) The Guarantor and the Administrative Agent, on behalf of itself and the Lenders, hereby unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (a) above.

                   Remainder of Page Intentionally Left Blank

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                          WERNER HOLDING CO. (PA), INC.

                                          By:___________________________________
                                             Name:
                                             Title:

Accepted and agreed to:

JPMORGAN CHASE BANK,
as Administrative Agent

By:_____________________________________
   Name:
   Title:

                                                                      SCHEDULE I
                                                              HOLDINGS GUARANTEE

                         Address of Guarantor

                         Werner Holding Co. (PA), Inc.
                         93 Werner Road
                         Greenville, Pennsylvania 16125

                         Attention: Eric J. Werner, Esq.
                         Telecopy: (742)588-0718

                         With a copy to:

                         Gibson, Dunn & Crutcher LLP
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Janet Vance, Esq.
                         Telecopy: (212) 351-5288

                                                                     EXHIBIT G-2
                                                                          TO THE
                                                                CREDIT AGREEMENT

                          FORM OF SUBSIDIARY GUARANTEE

                  SUBSIDIARY GUARANTEE, dated as of June 11, 2003, made by each of the corporations that are signatories hereto (the "Guarantors"), in favor of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the "Lenders") from time to time parties to the Credit Agreement (as hereafter defined).

                              W I T N E S S E T H:

                  WHEREAS, Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), is party to a Credit Agreement, dated as of the date hereof, (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Lenders, J. P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as Arrangers, Citigroup Global Markets Inc., as Syndication Agent, and the Administrative Agent;

                  WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders severally agreed to make certain extensions of credit to the Company;

                  WHEREAS, the Company owns directly all of the issued and outstanding Capital Stock of each Guarantor;

                  WHEREAS, the proceeds of the extensions of credit will be used in part to enable the Company to make valuable transfers (as determined as provided herein) to each Guarantor in connection with the operation of its respective business;

                  WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit; and

                  WHEREAS, under the Credit Agreement, the obligation of the Lenders to make the extensions of credit to the Company on and after the date hereof is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guarantee;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Company under the Credit Agreement, the Guarantors hereby agree with and for the benefit of the Administrative Agent and the Lenders as follows:

                  1. Defined Terms. As used in this Guarantee, terms defined in the Credit Agreement or in the preamble or recitals hereto are used herein as therein defined, and the following terms shall have the following meanings:

                  "Foreign Currency Agreements": all currency swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations hi currency exchange rates, either generally or under specific contingencies.

                  "Obligations": shall mean (1) the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for such post-filing or post-petition interest is allowed), the Loans and all other obligations and liabilities of the Company to the Administrative Agent, the Issuing Lender or the Lender's, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit, the other Credit Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or the Lenders that are required to be paid by the Company or the Guarantors pursuant to the terms of the Credit Agreement) or otherwise and (2) all obligations of the Company or any of its Subsidiaries to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or any Foreign Currency Agreement.

                  2. Guarantee. (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each of the Guarantors farther agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, the Issuing Lender or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guarantee.

                  (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights of the Administrative Agent or any Lender hereunder.

                  (d) No payment or payments made by the Company, the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid hi full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

                  (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Set-off. Upon the occurrence of any Event of Default under any Credit Document, each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, tune or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder or under the Credit Agreement, the Notes, or the other Credit Documents, as such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender agrees to notify such Guarantor promptly of any such set-off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  4. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, and any such rights of subrogation and reimbursement of the Guarantors are hereby waived until all amounts owing to the Administrative Agent and the Lenders by the Company on account of the Obligations are paid in full, the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

                  5. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, the Issuing Lender or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Issuing Lender or any Lender and the Credit Agreement, the Notes, the other Credit Documents, any Letter of Credit, any Interest Rate Agreement and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Issuing Lender and/or any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any particular Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any such other Guarantor or guarantor or any release of any such other Guarantor or guarantor shall not relieve such Guarantor in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  6. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Issuing Lender or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or any of the Guarantors and the Administrative Agent, the Issuing Lender or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, the Notes, any other Credit Document, the Letters of Credit, any Interest Rate Agreements, any Foreign Currency Agreements, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any tune or from time to time held by the Administrative Agent, the Issuing Lender or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any of the Guarantors or any other Person against the Administrative Agent, the Issuing Lender or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and/or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its. terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Obligations.

                  7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or of any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  8. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, U.S.A. or at such other office as the Administrative Agent may notify to the Guarantor in accordance with Section 15.

                  9. Representations and Warranties. Each Guarantor hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) it is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification and is in compliance with all Requirements of Law except to the extent that the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

                  (c) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and the other Credit Documents to which the Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which such Guarantor is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Credit Documents to which such Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which it is a party;

                  (d) it is a Subsidiary of the Company;

                  (e) no consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability by or against any Guarantor of this Guarantee and the other Credit Documents to which each Guarantor is a party other than consents that have been obtained or as to which the failure to obtain would not reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole;

                  (f) this Guarantee and the other Credit Documents to which each Guarantor is a party have been duly executed and delivered on behalf of such Guarantor and each of this Guarantee and the other Credit Documents to which each Guarantor is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (g) the execution, delivery and performance of this Guarantee and the other Credit Documents to which each Guarantor is a party do not and (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon such Guarantor or any of its properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company and its Subsidiaries taken as a whole to perform their obligations under the Credit Documents, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender, or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Jonstens and its Subsidiaries taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents;

                  (h) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues of any Guarantor (i) with respect to this Guarantee or the other Credit Documents to which such Guarantor is a party or any of the transactions contemplated hereby or thereby or (ii) which could have a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole or on the ability of the Company and its Subsidiaries to. perform their obligations under the Credit Documents;

                  (i) each Guarantor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes due on said returns or on any assessments made against it (other than (a) those the amount or validity of which is currently being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books and (b) those which, individually or in the aggregate, are not material to the Company and its Subsidiaries taken as a whole); and

                  (j) each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by each Guarantor on each Borrowing Date occurring on or after the date hereof under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

                  10. Covenants. Each Guarantor hereby covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated and either no Letter of Credit is outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent, each Guarantor will comply with provisions of Sections 8 and 9 of the Credit Agreement to the extent such provisions apply to such Guarantors.

                  11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  13. No Waiver; Cumulative Remedies. Neither the Administrative Agent, the Issuing Lender nor any Lender shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under any Credit Document or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  14. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guarantee represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  15. Notices. All notices, requests and demands to or upon each Guarantor or the Administrative Agent or any Lender to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received, addressed to a party at the address provided for such party in the Credit Agreement or Schedule I hereto, as the case may be, or to such other address as may be hereafter notified to the parties hereto.

                  16. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  17. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  18. Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to subsection 8.9(b) of the Credit Agreement shall become a Guarantor for all purposes of this Agreement, and a Grantor for all purposes of the Collateral Agreement, upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 to the Collateral Agreement.

                  19. Submission to Jurisdiction; Waivers. (a) Each Guarantor hereby irrevocably and unconditionally:

                  (1) submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Credit Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (2) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court of that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (3) agrees that service of process in any such action or proceeding may be affected by mailing a copy thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth on Schedule I hereto or at such other address of which the Administrative Agent shall have been notified pursuant to paragraph 15; and

                  (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in other jurisdiction.

         (b) Each Guarantor and the Administrative Agent, on behalf of itself and the Lenders, hereby unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (a) above.

                   Remainder of Page Left Blank Intentionally

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                          WERNER CO.

                                          By:___________________________________
                                             Name:
                                             Title:

                                          WIP TECHNOLOGIES, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

Accepted and agreed to:

JPMORGAN CHASE BANK, as
Administrative Agent

By:______________________________
   Name:
   Title:

                                                                   SCHEDULE I to
                                                            Subsidiary Guarantee

                              Address of Guarantors

                  C/o Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, Pennsylvania 16125
                  Attention: Eric J. Werner, Esq.
                  Telecopy: (742) 588-0718

                  With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Janet Vance, Esq.
                  Telecopy: (212) 351-5288

                                                                       EXHIBIT H
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                     FORM OF
                            HOLDINGS PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of June 11, 2003, made by WERNER HOLDING CO.
(PA), INC., a Pennsylvania corporation (the "Pledgor"), in favor of JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the " Lenders") from time to time parties to the Credit Agreement (as defined below).

                             W I T N E S S E T H :

         WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), the Lenders, J. P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners (together, in such capacity, the "Arrangers"), Citigroup Global Markets Inc., as syndication agent (in such capacity, the "Syndication Agent"), and the Administrative Agent, the Lenders have severally agreed to make loans to, and the Issuing Lender (as defined in the Credit Agreement) has agreed to issue and certain of the Lenders have agreed to participate in certain letters of credit for the account of, the Company upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Pledgor is the owner of the shares of Pledged Stock (as hereinafter defined) issued by Company (as defined below) listed on Schedule I hereto; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the obligation of the Issuing Lender to issue and the Lenders to participate in letters of credit for the account of, the Company under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Issuing Lender and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and the Issuing Lender to issue and the Lenders to participate in the letters of credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

         1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                  "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  "Collateral" means the Pledged Stock, the Pledged Notes and all Proceeds of each thereof.

                  "Obligations" means (i) the unpaid principal amount of, and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for such post-filing or post-petition interest is allowed), the Loans and all other obligations and liabilities of the Company to the Administrative Agent, the Issuing Lender or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit, the other Credit Documents and any other document executed and delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Issuing Lender or to the Lenders that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise, (ii) all obligations of the Company to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or Foreign Currency Agreement and (iii) all obligations and liabilities of the Pledgor which may arise under, out of, or in connection with the Holdings Guarantee.

                  "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Pledged Notes" means all promissory notes made by the Company from time to time issued to, or held by, the Pledgor.

                  "Pledged Stock" means the shares of capital stock of the Company listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Company to the Pledgor while this Pledge Agreement is in effect.

                  "Proceeds" means all "proceeds", as such term is defined in
         Section 9-102 of the Code on the date hereof, of the Pledged Stock, and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all certificates or instruments representing or evidencing the Pledged Stock and any Pledged Notes on the date hereof, and hereby transfers and grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the Pledgor's right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Stock Powers. Concurrently with the delivery to the Administrative Agent of (x) each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor and (y) each instrument evidencing the Pledged Notes, the Pledgor shall duly endorse the respective Pledged Note in blank.

         4. Representations and Warranties. The Pledgor represents and warrants that:

         (a) the shares of Pledged Stock constitute (i) all the issued and outstanding shares of all classes of the Capital Stock of the Company owned by the Pledgor and (ii) on the date hereof and after giving effect to the Transactions, 100% of the issued and outstanding shares of all classes of the Capital Stock of the Company;

         (b) all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

         (c) the Pledgor is the record and beneficial owner of the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

         (d) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock and the instruments evidencing the Pledged Notes, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, to the extent (and only to the extent) permitted by
Section 9-315 of the Code), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by the Pledgor on each Borrowing Date occurring on or after the date hereof under the Credit Agreement, on and as of such Borrowing Date as though made hereunder on and as of such date.

         5. Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated and either no Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent:

         (a) If the Pledgor shall become entitled to receive or shall receive (x) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of capital stock of the Company, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, or (y) any additional instruments in respect of, or constituting, Pledged Notes, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the

Administrative Agent, if required, and, in the case of stock certificates, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent, the Issuing Lender and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

         (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

         (d) The Pledgor agrees to pay, and to save the Administrative Agent, the Issuing Lender and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         6. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive all cash dividends paid by the Company to the extent permitted in the Credit Agreement in respect of the Pledged Stock, to receive all payments in respect of the Pledged Notes and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that the Pledgor agrees that it shall not vote in any way which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the Security Documents or any of the other Credit Documents. The Administrative Agent shall, at the Pledgor's sole cost and expense, execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 6.

         7. Rights of the Lenders and the Administrative Agent, (a) If an Event of Default shall occur and be continuing, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and all payments in respect of the Pledged Notes and make application thereof to the Obligations in such order as the

Administrative Agent may determine, and (ii) all shares of the Pledged Stock may be registered in the name of the Administrative Agent or its nominee, and, subject to the terms of this Pledge Agreement, the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 12, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (b) The rights of the Administrative Agent, the Issuing Lender and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent, the Issuing Lender or any Lender of any right or remedy against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. None of the Administrative Agent, the Issuing Lender and any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Administrative Agent agrees to release promptly to the Pledgor any dividends, cash, securities, instruments and other property paid, payable or otherwise distributed in respect of the Collateral which it may receive under Section 7(a) if, prior to the occurrence of an acceleration of any of the Obligations, all Defaults and Events of Default have been waived or are no longer continuing.

         (c) The Administrative Agent may execute any of its duties under this Pledge Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 11.3 of the Credit Agreement.

         8. Remedies. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement or the Holdings Guarantee, as applicable, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent, the Issuing Lender or any Lender or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Issuing Lender or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Administrative Agent promptly shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Issuing Lender and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect subject to subsection 5.9 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent, the Issuing Lender or any Lender arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

         9. Registration Rights: Private Sales, (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Company to (i) execute and deliver, and cause the directors and officers of the Company to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 90 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Company to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions that the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11 (a) of the Securities Act.

         (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and maybe compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Administrative Agent in good faith believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay the sale of any of the Pledged Stock for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

         (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock, pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Administrative Agent, the Issuing Lender and the Lenders, that the Administrative Agent, the Issuing Lender and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         10. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by any Lender, or the receipt of any amounts by the Administrative Agent, the Issuing Lender or any Lender with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Issuing Lender or any Lender against the Company or any other obligor or against any other collateral security held by the Administrative Agent, the Issuing Lender or any Lender for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Company or any other obligor in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Administrative Agent, the Issuing Lender or any Lender in connection with the Collateral, and any such rights of subrogation and reimbursement of the Pledgor are hereby waived until all amounts owing to the Administrative Agent and the Lenders on account of the Obligations are paid in full, the Commitments are terminated and either no

Letters of Credit are outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent.

         11. Amendments, etc. with Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Administrative Agent, the Issuing Lender or any Lender may be rescinded by the Administrative Agent, the Issuing Lender or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Company or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Administrative Agent, the Issuing Lender or any Lender, and the Credit Agreement, the Notes, the Security Documents, the other Credit Documents, any Interest Rate Agreement entered into with any Lender or Lenders and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Administrative Agent, the Issuing Lender or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent, the Issuing Lender and the Lenders shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Issuing Lender or any Lender upon this Pledge Agreement; the Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Company and the Pledgor, on the one hand, and the Administrative Agent, the Issuing Lender and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, the Pledgor or any other obligor with respect to the Obligations.

         12. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. None of the Administrative Agent, the Issuing Lender, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

         13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Section Headings. The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         16. No Waiver; Cumulative Remedies. Neither the Administrative Agent, the Issuing Lender nor any Lender shall by any act (except by a written instrument pursuant to Section 17 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation under any Credit Document or in any breach of any of the terms and conditions hereof or thereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Issuing Lender or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Issuing Lender or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Issuing Lender or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         17. Intention: Waivers and Amendments; Successors and Assigns; Governing Law. This Pledge Agreement represents the entire agreement of the Pledgor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Pledge Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, the Issuing Lender and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

         18. Notices. Notices by me Administrative Agent to the Pledgor or the Company may he given by mail or by facsimile transmission, addressed or transmitted to the Pledgor or the Company at the Company's address or transmission number set forth in subsection 12.2 of the Credit Agreement in the case of the Company and on Schedule II hereto in the case of the Pledgor and shall be effective (a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid, and (b) in the case of facsimile notices, when sent. The Pledgor and the Company may change their respective addresses and transmission numbers by written notice to the Administrative Agent.

         19. Counterparts. This Pledge Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         20. Irrevocable Authorization and Instruction to Company. The Pledgor hereby authorizes and instructs the Company to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Company shall be fully protected in so complying.

         21. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledger, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledger, the Company nor any other obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         22. Termination. This Pledge Agreement shall terminate when all the Obligations have been fully paid and performed and the Commitments terminated. Upon such termination, the Administrative Agent shall on its behalf and on behalf of the Lenders reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Administrative Agent (other than a warranty that the Administrative Agent has not assigned its rights and interests hereunder to any other Person) and at the sole cost and expense of the Pledgor.

         IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       WERNER HOLDING CO. (PA), INC.

                                       By:_____________________________________
                                          Name:
                                          Title:

                                       JPMORGAN CHASE BANK, as Administrative
                                       Agent

                                       By:_____________________________________
                                          Name:
                                          Title:

                           ACKNOWLEDGEMENT AND CONSENT

         The Company referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Company agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The Company further agrees that the terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of
Section 9 of the Pledge Agreement.

                                       WERNER HOLDING CO. (DE), INC.

                                       By:_____________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE I
                                                       Holdings Pledge Agreement

                          DESCRIPTION OF PLEDGED STOCK

                        Class                  Stock               No. of
Issuer                 of Stock             Certificate No.        Shares
------                 --------             ---------------        ------

                                                                     SCHEDULE II
                                                       Holdings Pledge Agreement

                               ADDRESS OF PLEDGOR

                  Werner Holding Co. (PA), Inc.
                  93 Werner Road
                  Greenville, Pennsylvania 16125
                  Attention: Eric J. Werner, Esq.
                  Telecopy:(742) 588-0718

                  With a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Janet Vance, Esq.
                  Telecopy: (212) 351-4035

                                                                       EXHIBIT I
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                     FORM OF
                       SUBSECTION 5.11(d)(2) CERTIFICATE

                  Reference is hereby made to the Credit Agreement, dated as of June 11, 2003 (as amended, modified, or supplemented from time to time, the "Credit Agreement"), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citigroup Global Markets Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent. Pursuant to the provisions of subsection 5.11(d)(2) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                       NAME OF INSTITUTION

                                       By: ______________________________
                                           Title:

Date:

                                                                     EXHIBIT K-l
                                                                          TO THE
                                                                CREDIT AGREEMENT

                      FORM OF HOLDINGS CLOSING CERTIFICATE

         Pursuant to subsection 7.1(m) of the Credit Agreement dated as of June 11, 2003 (the "Credit Agreement": terms defined therein being used herein as therein defined), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), Citigroup Global Markets Inc., as syndication agent (in such capacity, the "Syndication Agent"), Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent, the "Agents"), the undersigned, Larry V. Friend, Vice President, Chief Financial Officer and Treasurer of Werner Holding Co. (PA), Inc., a Pennsylvania corporation, (the "Company") hereby certifies as follows:

         1. The representations and warranties of the Company set forth in each of the Credit Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Credit Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. I am the duly elected and qualified Vice President, Chief Financial Officer and Treasurer of the Company and Eric J. Werner is the duly elected and qualified Vice President, General Counsel and Secretary of the Company and the signature set forth on the signature line for such officer is such officer's true and genuine signature.

         The undersigned, Eric J. Werner, the Vice President, General Counsel and Secretary of the Company hereby certifies as follows:

         3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

         4. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

         5. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on June__, 2003; such resolutions have not in any way been amended, restated, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

         6. Attached hereto as Annex 2 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

         7. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company, as amended, as in effect on the date hereof.

         8. The following persons are duly elected and qualified officers of the Company holding the offices indicated next to their respective names below as of the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Credit Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Documents to which it is a party:

    Name                              Office                             Signature
    ----                              ------                             ---------
                        Vice President, Chief Financial
Larry V. Friend              Officer and Treasurer                     _______________

Eric J. Werner           Vice President, General Counsel
                                and Secretary                          _______________

         IN WITNESS WHEREOF, the undersigned have hereunto set out their names as of the date first written above.

By: ______________________________________       By: __________________________
    Name:  Larry V. Friend                           Name:  Eric J. Werner
    Title: Vice President, Chief Financial           Title: Vice President,
             Officer and Treasurer                          General Counsel
                                                            and Secretary

                                                                     EXHIBIT K-2
                                                                          TO THE
                                                                CREDIT AGREEMENT

                       FORM OF COMPANY CLOSING CERTIFICATE

         Pursuant to subsection 7.1(m) of the Credit Agreement dated as of June 11, 2003 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Werner Holding Co., (DE), Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"). Citigroup Global Markets Inc., as syndication agent (in such capacity, the "Syndication Agent"), Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent, the "Agents"), the undersigned, Larry V. Friend, Vice President, Chief Financial Officer and Treasurer of the Borrower hereby certifies as follows:

         1. The representations and warranties of the Borrower set forth in each of the Credit Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Credit Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made and any Letters of Credit to be issued, on the date hereof.

         3. Simultaneously with the incurrence of the loans contemplated by the Credit Agreement on the Closing Date, the Transactions as defined in the Credit Agreement, shall have been consummated pursuant to the Recapitalization Agreement, the Credit Documents and in compliance with Section 7.1(b) of the Credit Agreement. On the date hereof, all of the conditions in Section 7.1(t) of the Credit Agreement have been satisfied.

         4. I am the duly elected and qualified Vice President, Chief Financial Officer and Treasurer of the Company and Eric J. Werner is the duly elected and qualified Vice President, General Counsel and Secretary of the Borrower and the signature set forth on the signature line for such officer is such officer's true and genuine signature.

         The undersigned, Eric J. Werner, the Vice President, General Counsel and Secretary of the Borrower certifies as follows:

         5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

         6. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

         7. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on June ____, 2003; such resolutions have not in any way been amended, restated, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

         8. Attached hereto as Annex 2 is a true and complete copy of the Bylaws of the Borrower as in effect on the date hereof.

         9. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation, as amended, of the Borrower as in effect on the date hereof.

         10. The following persons are duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below as of the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Credit Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Credit Documents to which it is a party:

    Name                              Office                             Signature
    ----                              ------                             ---------
                        Vice President, Chief Financial
Larry V. Friend              Officer and Treasurer                     _______________

Eric J. Werner           Vice President, General Counsel
                                and Secretary                          _______________

         IN WITNESS WHEREOF, the undersigned have hereunto set out their names as of the date first written above.

By: ______________________________________          By: ________________________
    Name:  Larry V. Friend                              Name:  Eric J. Werner
    Title: Vice President, Chief Financial Officer      Title: Vice President,
           and Treasurer                                       General Counsel
                                                               and Secretary

                                                                     EXHIBIT K-3
                                                                          TO THE
                                                                CREDIT AGREEMENT

                     FORM OF SUBSIDIARY CLOSING CERTIFICATE

                  Pursuant to subsection 7.1(m) of the Credit Agreement dated as of June 11, 2003 (the "Credit Agreement": terms defined therein being used herein as therein defined), among Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), Citigroup Global Markets Inc., as syndication agent (in such capacity, the "Syndication Agent"), Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the
Syndication Agent, the "Agents"), the undersigned [    ] of [    ], a State
corporation (the "Company"), hereby certifies as follows:

         1. The representations and warranties of the Company set forth in each of the Credit Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Credit Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         2. I am the duly elected and qualified Chief Financial Officer of the Company and Name of Officer is the duly elected and qualified Secretary of the Company and the signature set forth on the signature line for such officer is such officer's true and genuine signature.

         The undersigned, Name, the Secretary of the Company hereby certifies as follows:

         3. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

         4. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

         5. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on____ ______, 2003; such resolutions have not in any way been amended, restated, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

         6. Attached hereto as Annex 2 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

         7. Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

         8. The following persons are duly elected and qualified officers of the Company holding the offices indicated next to their respective names below as of the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Credit Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Documents to which it is a party:

        Name                 Office              Date           Signature
-------------------  -----------------------  ----------  ---------------------

                     Chief Financial Officer               _____________________

                     Secretary                             _____________________

         IN WITNESS WHEREOF, the undersigned have hereunto set out their names as of the date first written above.

__________________________________              ________________________________
Name:                                           Name:
Title: Chief Financial Officer                  Title: Secretary

                                                                       EXHIBIT L
                                                                          TO THE
                                                                CREDIT AGREEMENT

                                FORM OF MORTGAGE

                                                                       EXHIBIT L

After recording please return to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017                               [to be conformed to state
Attention: Cynthia Parker                                 specific requirements]

================================================================================

          MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

                                     made by

                           [_______________________]

                                   Mortgagor,

                                       to

                              JPMORGAN CHASE BANK,
                       as Administrative Agent, Mortgagee

                           Dated as of June____, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                Page
Background...................................................................................     1

Granting Clauses.............................................................................     2

Terms and Conditions.........................................................................     4
      1.  Warranty of Title..................................................................     4
      2.  Payment of Obligations.............................................................     4
      3.  Requirements.......................................................................     4
      4.  Payment of Taxes and Other Impositions.............................................     4
      5.  Insurance..........................................................................     5
      6.  Restrictions on Liens and Encumbrances.............................................     5
      7.  Due on Sale and Other Transfer Restrictions........................................     6
      8.  Condemnation/Eminent Domain........................................................     6
      9.  Leases.............................................................................     6
      10. Further Assurances.................................................................     6
      11. Mortgagee's Right to Perform.......................................................     6
      12. Events of Default..................................................................     6
      13. Remedies...........................................................................     6
      14. Right of Mortgagee to Credit Sale..................................................     8
      15. Appointment of Receiver............................................................     8
      16. Extension, Release, etc............................................................     8
      17. Security Agreement under Uniform Commercial Code...................................     9
      18. Assignment of Rents................................................................     9
      19. Additional Rights..................................................................    10
      20. Notices............................................................................    10
      21. No Oral Modification...............................................................    11
      22. Partial Invalidity.................................................................    11
      23. Mortgagor's Waiver of Rights.......................................................    11
      24. Remedies Not Exclusive.............................................................    12
      25. Multiple Security..................................................................    12
      26. Successors and Assigns.............................................................    13
      27. No Waivers, etc....................................................................    13
      28. Governing Law, etc.................................................................    13
      29. Certain Definitions................................................................    14
      30. Last Dollars Secured; Priority.....................................................    14
      31. Release............................................................................    14

                          MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

                  THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of June ___, 2003 is made by [__________] a [__________] corporation ("Mortgagor"), whose address is [_________________], to
JPMorgan Chase Bank, as Administrative Agent (in such capacity, "Mortgagee"). References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

                  A. Werner Holding Co. (DE), Inc., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), J.P. Morgan Securities, Inc. and Citigroup Global Markets Inc., as joint arrangers and joint bookrunners, Citigroup Global Markets Inc., as syndication agent, and Mortgagee, are parties to that certain Credit Agreement, dated as of June _, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable pursuant to Section 5.5(c) of the Credit Agreement.

                  B. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein.

                  C. Borrower is a member of an affiliated group of companies that includes Mortgagor.

                  D. The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business.

                  E. Certain of the Lenders or their Affiliates may enter into Interest Rate Agreements or Foreign Currency Agreements with the Mortgagor.

                  F. Borrower and the Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Interest Rate Agreements and Foreign Currency Agreements.

                  G. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the "Owned Land") and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

                  H. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Mortgagor shall have executed and delivered this Mortgage to the Mortgagee for the ratable benefit of the Secured Parties. References herein to the "Secured Parties" shall mean the collective reference to Mortgagee, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and their respective successors, indorsees, transferees and assigns).

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the payment of (i) all obligations and liabilities of Mortgagor which may arise under or in connection with the Subsidiary Guarantee, or any other Loan Document to which Mortgagor is a party and (ii) all obligations of Mortgagor to any Lender or Lenders or its or their Affiliates under or in respect of any Interest Rate Agreement or Foreign Currency Agreement (collectively, the "Obligations").

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO
MORTGAGEE:

                  (a) all right, title and interest of the Mortgagor in the Owned Land;

                  (b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or held pursuant to the Mortgaged Lease or otherwise) and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (d) all right, title and interest of the Mortgagor in the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the "Equipment");

                  (e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

                  (f) all right, title and interest of Mortgagor, if any, in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                  (g) subject to the terms of the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein; and

                  (h) all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the "Premises", and those described in the foregoing clauses (a) through (j) are collectively referred to as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

                  [This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Mortgagor, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.]1

                              Terms and Conditions

                  Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

         1. Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

         2. Requirements. Mortgagor shall promptly comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a material adverse effect (considered both individually and together with other such failures) on (i) the current business, operations or condition (financial or otherwise) of the Mortgagor,
(ii) the current use of the Mortgaged Property or (iii) the value of the Mortgaged Property (assuming its current use).

         3. Payment of Taxes and Other Impositions. (a) Except as may be otherwise provided in the Credit Agreement, promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the "Impositions"), except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

------------------------
1        Subject to local customs and minimizing tax effects.

                  (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

         4.       Insurance.

                  (a) If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

                  (b) To the extent contemplated by the Credit Agreement, Mortgagor promptly shall comply with and conform in all material respects to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

                  (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies after any applicable notice or cure periods, then Mortgagee, at its option upon 5 business days' notice to Mortgagor, may effect such insurance from year to year at rates substantially similar to the rate at which Mortgagor had insured the Premises, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on reasonable written demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

                  (d) All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

                  (e) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee except to the extent that any insurance policy is a "blanket" or "umbrella" policy.

         5. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and any Lien permitted by the Loan Documents, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

         6. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under Section 9.5 of the Credit Agreement, or as otherwise permitted by the Loan Documents, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

         7. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

         8. Leases. Except as expressly permitted under the Credit Agreement or as otherwise permitted by the Loan Documents, Mortgagor shall not
(a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

         9. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage, provided, however, that any such further assurances do not increase Mortgagor's obligations or decrease Mortgagor's rights in any material respect under this Mortgage.

         10. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 business days' notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

         11. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

         12. Remedies. (a) [WILL BE CONFORMED TO LOCAL LAW] Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                           (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Subsidiary Guarantee or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment. Mortgagor agrees that in addition to all other rights of Mortgagee hereunder and without waiving or modifying any of its rights, Mortgagee may to the maximum extent permitted by law, foreclose and at its sole option utilize the provisions of [local statute], or its successor or any other statute which allows Mortgagee to obtain the Mortgaged Property by using a shortened redemption period; and

                           (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                  (b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

                  (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                  (d) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by the Mortgagee shall be held by the

Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations in such order as the Mortgagee may elect subject to Section 5.9 of the Credit Agreement..

         13. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Subsidiary Guarantee and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

         14. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

         15. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

                  (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant's rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

                  (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

         16. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of__________________. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days" notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys" fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                  (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9a-334 and 9a-502 of the Code; (iii) Mortgagor is the record owner of the Owned Land and the record owners of the Leased Land are set forth on and identified as landlord or lessor in Schedule B attached hereto; and
(iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

         17. Assignment of Rents. (a) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days" written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  (b) Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

                  (c) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor's obligations contained in this Section and in the Leases.

         18. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

         19. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of
Section 12.2 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

         20. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 12.1 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

         21. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

         22. Mortgagor's Waiver of Rights. (a) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and in the event of exercise by Mortgagee of the power of sale or other rights created hereby and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

                  (b) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.

         23. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "Mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

         24. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

         25. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

         26. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

         27. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of____________, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

         28. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor agent for the Lenders," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

         29. Last Dollars Secured; Priority. This Mortgage secures only a portion of the indebtedness owing or which may become owing by the Mortgagor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.2

         30. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Proceeds are applied in accordance with the terms of the Credit Agreement, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents.

---------------------------
2 All actual mortgages/deeds of trust will include provisions to minimize any mortgage recording tax or similar impositions.

                  This Mortgage has been duly executed by Mortgagor on June____, 2003 and is intended to be effective as of such date.

                                         [______________________________.]

                                         By: ___________________________
                                             Name:
                                             Title:

                       [Appropriate Notary for each State]

THE STATE OF

COUNTY OF

On this___________day of________, 2003, before me appeared________________, to me personally known, who, being by me duly sworn did say that he is the _________________________of______________________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and__________________acknowledged said instrument to be the free act and deed of said corporation.

(SEAL)                                      ____________________________________
                                            Notary Public

                                            ____________________________________
                                            Notary's name (Printed)
                                            Notary's commission expires:________

                                   Schedule A

                         Description of the Owned Land